UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

BMB MUNAI, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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BMB MUNAI, INC.

202 Dostyk Ave., 4th Floor

Almaty, Kazakhstan 050051

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

        The annual meeting of stockholders of BMB Munai, Inc., (the “Company”) will be held at The Tau House Hotel, Ile-Alatau National Park, Alma-Arasan Gorge, Almaty, Kazakhstan on October 5, 2006, at 10:00 a.m., local time, for the following purposes:

1.     To elect two Class II directors to our board of directors; and

2.     To transact any other business as may properly come before the meeting or at any adjournment thereof.

        Our board of directors has fixed the close of business on August 29, 2006, as the record date for determining stockholders entitled to notice of, and to vote at, the meeting. A list of stockholders eligible to vote at the meeting will be available for inspection at the meeting and for a period of 10 days prior to the meeting during regular business hours at our corporate headquarters, 202 Dostyk Ave., 4th Floor, Almaty, Kazakhstan 050051.

        All of our stockholders are cordially invited to attend the meeting in person. Whether or not you expect to attend the annual meeting of stockholders, your proxy vote is important. To assure your representation at the meeting, please sign and date the enclosed proxy card and return it promptly in the enclosed envelope, which requires no additional postage if mailed in the United States. Should you receive more than one proxy because your shares are registered in different names or addresses, each proxy should be signed and returned to assure that all your shares will be voted. You may revoke your proxy at any time prior to the meeting. If you attend the meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the meeting will be counted.

YOUR VOTE IS IMPORTANT

IF YOU ARE UNABLE TO BE PRESENT PERSONALLY, PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY, WHICH IS BEING SOLICITED BY THE BOARD OF DIRECTORS, AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

                                        By order of the board of directors,

September 7, 2006                       Boris Cherdabayev, CEO

BMB MUNAI, INC.

202 Dostyk Ave., 4th Floor

Almaty, Kazakhstan 050051

PROXY STATEMENT

GENERAL

        SOLICITATION OF PROXIES. This proxy statement is being furnished to the stockholders of BMB Munai, Inc., a Nevada corporation, in connection with the solicitation of proxies by our board of directors for use at our annual meeting of stockholders to be held at The Tau House Hotel, Ile-Alatau National Park, Alma-Arasan Gorge, Almaty, Kazakhstan at 10:00 a.m., local time, on October 5, 2006, or at any adjournment thereof. A copy of the notice of meeting accompanies this proxy statement. It is anticipated that the mailing of this proxy statement will commence on or about September 8, 2006.

        COST OF SOLICITATION. We will bear the costs of soliciting proxies. In addition to the use of the mails, certain directors or officers of our Company may solicit proxies by telephone, telegram, facsimile, cable or personal contact. Upon request, we will reimburse brokers, dealers, banks and trustees, or their nominees, for reasonable expenses incurred by them in forwarding proxy materials to beneficial owners of shares of our common stock.

        OUTSTANDING VOTING SHARES. Only stockholders of record at the close of business on August 29, 2006, the record date for the meeting, will be entitled to notice of and to vote at the meeting. On the record date, we had 43,690,652 shares of common stock outstanding, which are our only securities entitled to vote at the meeting, each share being entitled to one vote.

        VOTE REQUIRED FOR APPROVAL. Shares of common stock will vote with respect to each proposal. Under our Bylaws, Proposal 2 requires the affirmative vote of a majority of the votes eligible to be voted by holders of shares represented at the annual meeting in person or by proxy. With respect to Proposal 1 votes may be cast by a stockholder in favor of the nominee or withheld. With respect to Proposal 2 votes may be cast by a stockholder in favor or against the Proposal or a stockholder may elect to abstain. Since votes withheld and abstentions will be counted for quorum purposes and are deemed to be present for purposes of the respective proposals, they will have the same effect as a vote against each matter.

        Under the NASD Rules of Fair Practice, brokers who hold shares in street name have the authority, in limited circumstances, to vote on certain items when they have not received instructions from beneficial owners. A broker will only have such authority if (i) the broker holds the shares as executor, administrator, guardian, trustee or in a similar representative or fiduciary capacity with authority to vote or (ii) the broker is acting under the rules of any national securities exchange of which the broker is also a member. Broker abstentions or non-votes will be counted for purposes of determining the presence or absence of a quorum at the meeting. Abstentions are counted in tabulations of the votes cast on proposals presented to stockholders, but broker non-votes are not counted for purposes of determining whether a proposal has been approved.

        VOTING YOUR PROXY. Proxies in the accompanying form which are properly executed and received by us prior to the annual meeting and not revoked will be voted as directed. In the absence of direction from the stockholder, properly executed proxies received prior to the Annual Meeting will be voted FOR the nominees to the board of directors and FOR Proposal 2. You may revoke your proxy by giving written notice of revocation to our Secretary at any time before your proxy is voted, by submitting a later-dated proxy or by attending the annual meeting and voting your shares in person. Stockholders are urged to sign and date the enclosed proxy and return it as promptly as possible in the envelope enclosed for that purpose.

PROPOSAL ONE:

ELECTION OF DIRECTORS

        Our Bylaws provide that our board of directors will consist of not less than three nor more than nine persons, the exact number to be fixed from time-to-time by the board of directors. The board of directors has fixed the current number of directors at seven, divided into three classes with staggered three-year terms. We currently have three directorships designated as Class I directors, two directorships designated as Class II directorships and two directorships designated as Class III directorships. The term for our Class II directorships expires in 2006. Therefore, you are being asked to elect two directors as Class II directors at the annual meeting to serve for a three-year term, or until their respective successors have been elected and qualified. The nominees are Stephen Smoot, a current director of the Company and Leonard Stillman. Since the resignation of Alexandre Agaian from the Company’s board of directors in July 2005, there has been a vacancy on the board for a Class II director. Mr. Stillman has been nominated to fill that vacancy.

        We intend that the proxies solicited by us will be voted for the election of the nominees named above. If any nominee is unable to serve, the persons named in the proxy card will vote your shares to approve the election of any substitute proposed by the board of directors. At this time, the board of directors knows of no reason why any nominee might be unable to serve.

        Information regarding the nominees for election at the annual meeting is provided below. There are no family relationships among directors or executive officers of the Company.

Board Nominees for Election of Director

Name                                Age                                Director Since

Stephen Smoot                       50                                 January 2005
Leonard Stillman                    63

        Stephen Smoot. During the past five years Mr. Smoot has been self-employed as a consultant in the area of foreign technology development and transfer. Mr. Smoot assisted in forming Caspian Service Group Limited, a wholly-owned subsidiary of EMPS Corporation (n/k/a/ Caspian Services, Inc.), in December 1999, and served as President of Caspian Services Group Limited from inception until February 2002. Mr. Smoot served as the Interim President of EMPS Corporation from June 2004 until December 2004. Mr. Smoot is not a director or nominee of any other reporting issuer.

        Leonard Stillman. Since 1986, Mr. Stillman has been a Co-Owner of Stillman & Stillman, a firm that designs and develops financial analysis software to assist clients with financial, strategic and tactical planning and implementation. Since April 2004, Mr. Stillman has also been the owner of Business Plan Tools, LLC., an entity he founded. Business Plan Tools designs and develops business and financial modeling tools and conducts sales and training programs for internet marketing. Mr. Stillman earned a Masters of Business Administration from the University of Utah in 1984 and Bachelors of Science in Mathematics from Brigham Young University in 1967. Mr. Stillman is not a director or nominee of any other reporting issuer.

Directors Continuing in Office

        Class III directors:

        Boris Cherdabayev. Mr. Cherdabayev joined BMB Holding, Inc., and assumed his current positions in May 2003. From May 2000 to May 2003, Mr. Cherdabayev served as Director at TengizChevroil LLP, a multinational oil and gas company owned by Chevron, ExxonMobil, KazMunayGas and LukOil. From 1998 to May 2000, Mr. Cherdabayev served as a member of the Board of Directors, Vice-President of Exploration and Production and Executive Director on Services Projects Development for at NOC “Kazakhoil”, an oil and gas exploration and production company. From 1983 to 1988, he served as a people’s representative at Novouzen City Council (Kazakhstan) and from 1994 to 1998; he served as a people’s representative at Mangistau Oblast Maslikhat (regional level legislative structure) and a Chairman of the Committee on Law and Order. For his achievements Mr. Cherdabayev has been awarded with a national “Kurmet” order. Mr. Cherdabayev earned an engineering degree from the Ufa Oil & Gas Institute, with a specialization in “machinery and equipment of oil and gas fields” in 1976. Mr. Cherdabayev also earned an engineering degree from Kazakh Polytechnic Institute, with a specialization in “mining engineer on oil and gas fields’ development.” During his career he also completed an English language program in the US, CHAMP Program (Chevron Advanced Management Program) at Chevron Corporation offices in San-Francisco, CA, USA, and CSEP Program (Columbia Senior Executive Program) at Columbia University, New York, NY USA. Mr. Cherdabayev is not a director or nominee of any other reporting issuer.

        With the resignation from our board of directors of Bakhytbek Baiseitov in September 2005, there is currently a vacant Class III directorship. The board of directors has not yet identified a qualified individual to fill this vacancy at the current time. Class III directors have terms ending in 2007.

        Class I directors:

        Troy F. Nilson, CPA. Since February 2001, Mr. Nilson has served as an Audit Partner with Chisholm, Bierwolf & Nilson, Certified Public Accountants, in Bountiful, Utah. From December 2000 to February 2001, he served as an Audit Manager for Crouch, Bierwolf & Associates, Certified Public Accountants, in Salt Lake City, Utah. Prior to that time, Mr. Nilson served as the Senior Auditor for Intermountain Power Agency in Salt Lake City, Utah from March 1995 to December 2000. In the past five years, Mr. Nilson has extensive public and private company audit, audit review and Securities and Exchange Commission disclosure and reporting experience. Mr. Nilson received licensure as a Certified Public Accountant in 1997. Mr. Nilson earned a Masters of Science Degree in Business Information Systems from Utah State University in December 1992, and a Bachelor of Science in Accounting from Utah State University in August 1990. Mr. Nilson is not a director or nominee of any other reporting issuer.

        Valery Tolkachev. Since 1999 Mr. Tolkachev has been employed with Aton Investment Company in Moscow, Russia. He is currently serving as a Managing Director of Capital Markets for Aton Investment Company. From 1991 to 1999, Mr. Tolkachev served in various positions including, broker, analyst, manager and V.P. of Equities Department at MDM Bank, InkomBank, InkomCapital, Tveruniversalbank and TIRAbrok Company. Mr. Tolkachev graduated with Honors from the High Military School in Kiev, USSR in 1989. In June 2005 Mr. Tolkachev graduated from the Academy of National Economy, Moscow Law Faculty. Mr. Tolkachev also serves as a director of Caspian Services, Inc., and Bekem Metals, Inc., both are U.S. reporting issuers.

        With the resignation from our board of directors of Georges Benarroch in September 2006, there is currently a vacant Class I directorship. The board of directors has not yet identfied a qualified individual to fill this vacancy at the current time. Class I directors have terms ending in 2008.

       VOTE REQUIRED

        You are being asked to elect two Class II directors. You are not being asked to elect persons to fill the vacant Class I and Class III directorships and proxies may not be voted for more than the two Class II directorships.

        Directors are elected by a plurality of votes cast at the annual meeting.  Unless contrary instructions are set forth in the proxies, the persons with full power of attorney to act as proxies at the annual meeting will vote all shares represented by such proxies for the election of the nominees named therein as directors.  Should any of the nominees become unable or unwilling to accept nomination or election, it is intended that the persons acting under the proxy will vote for the election, in the nominee’s stead, of such other persons as the board of directors of the Company may recommend. The management has no reason to believe that any of the nominees will be unable or unwilling to stand for election or to serve if elected.

OUR BOARD OF DIRECTORS RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” EACH OF THE NOMINEES LISTED ABOVE.

Security Ownership of Nominees, Directors and Executive Officers

        As of August 29, 2006 we had 43,690,652 shares of our common stock issued and outstanding. The following table sets forth the beneficial ownership of our common stock as of September 7, 2006 of each nominee, director and executive officers, greater than 5% shareholders and for all directors and executive officers as a group.

                                         Shares of                            % of
Name                                     Common Stock                        Class
------------------------------------------------------------------------------------------
Boris Cherdabayev                       6,524,983(1)                           14.7%(4)
Sanat Kasymov                              50,000(2)                             *
Gamal Kulumbetov                           40,000                                *
Troy Nilson                                10,000                                *
Stephen Smoot                              10,000                                *
Leonard Stillman                             -0-                                 *
Valery Tolkachev                          190,000(3)                             *(4)
Askar Tashtitov                            50,000(2)                             *
------------------------------------------------------------------------------------------
All directors, nominees and executive
officers as a group (8 persons):        6,684,983                              15.1%(4)
------------------------------------------------------------------------------------------
* Less than 1%.

    (1)        The shares attributed to Mr. Cherdabayev include 3,412,601 shares held of record by Mr. Cherdabayev, 2,552,126 shares held of record by Westfall Group Limited FBO Boris Cherdabayev and immediately exercisable options held by Mr. Cherdabayev to acquire 560,256 shares of our common stock.

    (2)        On July 18, 2005, the board of directors granted a restricted stock award of 30,000 shares each to Messrs. Kasymov and Tashtitov. The restricted stock award is subject to a three-year vesting schedule with the 10,000 shares vesting upon each of the first, second and third anniversaries of the their respective employment dates. As of August 29, 2006, Messrs. Kasymov and Tashtitov have passed the first anniversary of their employment date and have vested 10,000 shares each. As the remaining 20,000 shares each have not vested, those shares have not been attributed to either Mr. Kasymov or Mr. Tashtitov.

    (3)        The shares attributed to Mr. Tolkachev include 71,579 shares of common stock held of record by Mr. Tolkachev and immediately exercisable options to acquire 118,421 shares of our common stock.

    (4)        The percentages reflect the increase in the number of common shares that would be issued in connection with the exercise of outstanding options.

    Messrs. Cherdabayev, Kasymov, Kulumbetov and Tashtitov are officers of the Company. Messrs.  Cherdabayev, Nilson, Smoot and Tolkachev are directors of the Company. Messrs. Smoot and Stillman are nominees to the board of directors or the Company.

Security Ownership of Certain Beneficial Owners

        As of August 29, 2006 the persons named below were, to our knowledge, the only beneficial owners of more than 5% of the outstanding common stock, other than directors, nominees and executive officers whose beneficial ownership is described in the above table.

                                               Shares of         Percentage
Name                                         Common Stock          of Class
-----------------------------------------------------------------------------
Bakhytbek Baiseitov                          4,267,177(1)            9.8%
Toleush Tolmakov                             2,800,365(2)            6.4%
Touradji Global Resources
Master Fund, Ltd.                            2,109,667(3)            5.2%
-----------------------------------------------------------------------------
             TOTAL                           9,177,209              21.0%
=============================================================================

    (1)        Mr. Baiseitov holds 1,714,286 shares in his own name and 2,552,891 shares in the name of MB-Invest LLC, a Kazakhstan limited company, in which Mr. Baiseitov holds a 100% interest and therefore may be deemed to have voting and investment power over the shares held by MB-Invest LLC.

    (2)        Mr. Tolmakov is an officer of the Company’s wholly-owned subsidiary, Emir Oil, LLP.

    (3)        Mr. Paul Touradji is the managing member of Touradji Capital GP LLC, the General Partner of Touradji Capital Management, LP. Mr. Paul Touradji is the director of Touradji Global Resources Master Fund, Ltd.

Executive Compensation

        The following table sets forth information concerning the compensation paid by us during the period from inception (May 6, 2003) through the end of the 2004 fiscal year and for the 2005 and 2006 fiscal years to our chief executive officer, former chief executive officer and other most highly compensated executive officers.

                                             SUMMARY COMPENSATION TABLE

                                      Annual Compensation                        Long Term           Compensation
                                                                                   Awards               Payouts
                                                                            Restricted           LTIP
Name & Principal                                          Other Annual      Stock       Options  Payout     All Other
Position                Year      Salary      Bonus       Compensation      Awards      /SARs #    ($)      Compensation
----------------------- ------- ----------- ----------- ----------------- ----------- ---------- ---------- -----------------

Boris Cherdabayev       2006      $310,502     $-0-           $-0-          189,744     410,256     $-0-        $-0-
CEO and Director        2005       200,558      -0-            -0-            -0-            --      -0-         -0-
                        2004        10,000    105,000          -0-            -0-            --      -0-         -0-

Sanat Kasymov           2006       105,574      -0-            -0-           30,000(3)       --      -0-         -0-
CFO

Anuar Kulmagambetov     2006       188,525      -0-            -0-          157,368     332,632      -0-         -0-
Former CFO (1)          2005       185,667      -0-            -0-            -0-            --      -0-         -0-

Alexandre Agaian        2006       165,600      -0-            -0-           70,526          --      -0-         -0-
Former  Director,       2005       230,122      -0-            -0-            -0-            --      -0-         -0-
Former President
and, Former CEO(2)

(1)     Mr. Kulmagambetov was the chief financial officer from November 2003 to January 2006.

(2)     Mr. Agaian was the president, co-chief executive officer and a director of the Company from November 2003 to July 2005.

(3)     The restricted stock award granted to Mr. Kasymov is subject to a three-year vesting schedule with the 10,000 shares vesting upon each of the first, second and third anniversaries of the his respective employment dates. As of March 31, 2006, Mr. Kasymov had passed the first anniversary of his employment date and the first 10,000 shares vested. The remaining 20,000 shares had not vested by March 31, 2006.

Options Grants to Officers and Directors

        During the fiscal year ended March 31, 2006, we granted the following stock option and restricted stock grants to our executive officers and directors under the BMB Munai, Inc. 2004 Stock Incentive Plan.

                                    Number of shares of
                                       common stock
                                    underlying options        Exercise Price            Expiration Date

Georges Benarroch                     68,421                      $4.75                   July 18, 2010
Boris Cherdayabev                    410,256                      $4.75                   July 18, 2010
Anuar Kulmagambetov                  232,632                      $4.75                   July 18, 2010
Valery Tolkachev                      68,421                      $4.75                   July 18, 2010

                                Number of shares of
                              restricted common stock

Georges Benarroch                    31,579
Boris Cherdayabev                   189,744
Anuar Kulmagambetov                 107,368
Valery Tolkachev                     31,579

         In January 2006, we entered into a separation agreement with our former CFO, Anuar
Kulmagambetov, and agreed to issue Mr. Kulmagambetov 50,000 restricted common shares and an option to purchase up to 100,000 shares of restricted common stock of the Company at $7.40 per share expiring five years fromthe date of grant.

         Subsequent to the fiscal year end, in June 2006, we granted the following stock options and restricted stock grants to our executive officer and directors under the BMB Munai, Inc., 2004
Stock Incentive Plan.

                                       Common stock
                                    underlying options        Exercise Price            Expiration Date

Boris Cherdayabev                      150,000                  $7.00                     June 20, 2009
Valery Tolkachev                        50,000                  $7.00                     June 20, 2009

                                    Number of shares of
                                 restricted common stock

Georges Benarroch                      10,000
Boris Cherdayabev                      80,000
Sanat Kasymov                          40,000
Gamal Kulumbetov                       40,000
Troy Nilson                            10,000
Stephen Smoot                          10,000
Askar Tashtitov                        40,000
Valery Tolkachev                       40,000

        We did not grant any stock appreciation rights to any officer or director of the Company during the fiscal year ended March 31, 2006.

Employment Contracts and Termination of Employment and Change-in-Control Arrangements

        We currently have no employment contracts with any of our named executive officers. No executive officer received any amounts in the last three years in connection with a change in control of the Company or a change in the executive officer’s responsibilities after a change in control.

Compensation of Directors

        Our non-employee directors are compensated with a stipend of $25,000 per year plus $1,000 for each director’s meeting attended in person, plus airfare and hotel expense. No director receives a salary as a director.

Communications with the Board

        Shareholders and other parties interested in communicating with the non-employee directors as a group may do so by writing to the Chairman of the Board of Directors, c/o Corporate Secretary, BMB Munai, Inc., 324 South 400 West, Suite 250, Salt Lake City, Utah 84101.  The Corporate Secretary will review and forward to the appropriate members of the board copies of all such correspondence that, in the opinion of the Corporate Secretary, deals with the functions of the board or its committees or that he otherwise determines requires their attention.  Concerns relating to accounting, internal controls or auditing matters will be brought promptly to the attention of the Chairman of the Audit Committee and will be handled in accordance with procedures established by the board’s Audit Committee.

Meetings and Committees of the Board of Directors

        Our board of directors held 10 meetings during the fiscal year ended March 31, 2006. Each board member attended at least 60% or more of the board meetings held during the fiscal year ended March 31, 2006. As of the date of this Proxy Statement, the board has two standing committees: the Audit Committee and the Compensation Committee.

Director Independence

        The board has determined that each of Messrs. Nilson, Smoot and Tolkachev are independent directors as defined in the listing standards of the American Stock Exchange.

Audit Committee

        The principal functions of the audit committee are to assist the board in monitoring the integrity of our financial statements, the independent auditor’s qualifications and independence, the performance of our independent auditors and our compliance with legal and regulatory requirements. The audit committee has the sole authority to retain and terminate our independent auditors and to approve the compensation paid to our independent auditors. The audit committee is also responsible for overseeing our internal audit function, our internal accounting controls and financial affairs.

        The audit committee is comprised of three independent directors, Troy Nilson, Stephen Smoot and Valery Tolkachev, with Mr. Nilson acting as chairman. Our board of directors has determined that Mr. Nilson qualifies as an “audit committee financial expert” under the rules of the SEC adopted pursuant to the requirements of the Sarbanes-Oxley Act of 2002. Mr. Nilson, Mr. Smoot and Mr. Tolkachev each qualifies as “independent” as defined by the listing standards of the American Stock Exchange. During fiscal 2006 our audit committee met six times. Each member attended at least 83% of the audit committee meetings held during the fiscal year ended March 31, 2006.

        The audit committee operates pursuant to a written charter. A copy of the audit committee charter was attached as Appendix A to the 2005 Proxy Statement previously distributed to shareholders and is also available on our website at http://www.bmbmunai.com.

Compensation Committee

        The principal function of the compensation committee is to make recommendations regarding compensation of the Company’s officers. The compensation of our chief executive officer is recommended to the board (in a proceeding in which our chief executive officer does not participate) by the compensation committee.

        Our compensation committee is comprised of three independent directors, Troy Nilson, Valery Tolkachev and Stephen Smoot. Compensation for all other officers is also recommended to the board for determination, by the compensation committee. During the fiscal year ended March 31, 2006 our compensation committee met three times. Each member attended at least 67% of the compensation committee meetings held during the fiscal year ended March 31, 2006.

        The compensation committee operates pursuant to a written charter. A copy of the compensation committee charter was attached as Appendix B to the 2005 Proxy Statement previously distributed to shareholders and is also available on the Company’s website at http://www.bmbmunai.com.

Nominating and Corporate Governance Committee

        Our board of directors has adopted a nominating and corporate governance committee charter, but it has not yet appointed members to this committee. Instead, our independent directors fulfill the role of the nominating and corporate governance committee.

        When vacancies occur the board will consider director nominees recommended by shareholders, as well as director nominees recommended by a majority of the directors who are then independent. A copy of our nominating and corporate governance committee charter was attached as Appendix C to the 2005 Proxy Statement previously distributed to shareholders and is also available on the Company’s website at http://www.bmbmunai.com.

Shareholder Nominations of Director Candidates

        You may also propose director candidates for consideration by the independent members of the board of directors. It is our policy that until such time as we appoint members to our nominating and corporate governance committee, our independent directors will consider recommendations for candidates to the board of directors from stockholders holding not fewer than 500,000 shares of our common stock continuously for at least 12 months prior to the date of the submission of the recommendation. The independent directors will consider persons recommended by our stockholders in the same manner as a nominee recommended by other board members or management. See “Shareholder Proposals for Next Year” below for additional information.

        Our board may establish other committees from time to time to facilitate our management.

Code of Ethics

        We have adopted a Code of Ethics that applies to our principal executive, financial and accounting officers and persons performing similar duties. The Code is designed to deter wrong-doing and promote honest and ethical behavior, full, fair, timely, accurate and understandable disclosure and compliance with applicable governmental laws, rules and regulations. It is also designed to encourage prompt internal reporting of violations of the Code to an appropriate person and provides for accountability for adherence to the Code. A copy of our Code of Ethics has been posted on our website and may be viewed at http://www.bmbmunai.com. A copy of the Code of Ethics will be provided to any person without charge upon written request to our Corporate Secretary at our U.S. offices, 324 South 400 West, Suite 250, Salt Lake City, Utah 84101.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires directors and executive officers of the Company and persons who own more than 10% of any class of equity securities of the Company registered under the Exchange Act to file with the Securities and Exchange Commission and the Company initial reports of ownership and reports of changes in ownership of such securities. Based solely on a review of Forms 3, 4 and 5 and amendments thereto furnished to us during the 2006 fiscal year it appears that due to administrative oversights, Form 4 reports were filed late by Boris Cherdabayev and Valery Tolkachev. It also appears that Sanat Kasymov and Gamal Kulumbetov each inadvertently failed to file a Form 3 at the time they were appointed as officers of the Company.

Independent Registered Public Accounting Firm

        The firm of BDO Kazakhstanaudit, served as our independent registered public accounting firm for the fiscal year ended March 31, 2006. Our Audit Committee is solely responsible for the appointment, compensation, retention, and evaluation of the independent registered public accounting firm engaged to audit or review our financial reports, audit our report on internal control, when required and perform any allowable non-audit service.

        A representative of BDO Kazakhstanaudit is expected to be present at the Annual Meeting and will have the opportunity to make a statement and respond to appropriate questions.

Audit Fees

        Principal accounting fees for professional services rendered for us by BDO Kazakhstanaudit for the years ended March 31, 2006 and 2005 are summarized as follows:

                                                2006              2005

         Audit(1)                             $168,645         $149,343
         Audit related                            -                -
         Tax                                      -                -
         All other                                -                -
--------------------------------------------------------------------------------
                  Total                       $168,645         $149,343
================================================================================

    (1)        Represents the aggregate fees billed for professional services rendered by BDO Kazakhstanaudit for the audit of our annual financial statements and review of financial statements included in our quarterly reports on Form 10-QSB, and services that are normally provided by an independent registered public accounting firm in connection with statutory or regulatory filings or engagements for that fiscal year.

        Audit Committee Pre-Approval Policy.    It is the policy of the Audit Committee to pre-approve, prior to engagement, all audit and permissible non-audit services provided by the independent registered public accountant firm on an individual basis. All services described above were pre-approved by our Audit Committee on an engagement-by-engagement basis.

OTHER MATTERS

        We know of no other matters that are to be presented for action at the annual meeting of stockholders other than those set forth above. If any other matters properly come before the annual meeting of stockholders, the persons named in the enclosed proxy form will vote the shares represented by proxies in accordance with their best judgment on such matters.

SHAREHOLDER PROPOSALS FOR NEXT YEAR

        If you wish to include a proposal in the Proxy Statement for the next annual meeting of Stockholders, your written proposal must be received by the Company no later than July 15, 2007. The proposal should be mailed by certified mail, return receipt requested, and must comply in all respects with applicable rules and regulations of the Securities and Exchange Commission, the laws of the State of Nevada and our Bylaws. Stockholder proposals may be mailed to the Corporate Secretary, BMB Munai, Inc., 324 South 400 West, Suite 250, Salt Lake City, Utah 84101.

        For each matter that you wish to bring before the meeting, provide the following information:

        (a) a brief description of the business and the reason for bringing it to the meeting;
        (b) your name and record address;
        (c) the number of shares of Company stock which you own; and
        (d) any material interest (such as financial or personal interest) that you have in the matter.

SELECTED INFORMATION FROM OUR ANNUAL REPORT ON FORM 10-KSB FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 29, 2006 AND OUR QUARTERLY REPORT ON FORM 10-Q FILED ON AUGUST 9, 2006

Forward Looking Information

        Certain of the statements contained in these excerpts including, but not limited to, those relating to our drilling plans, future expenses, changes in wells operated and reserves, future growth and expansion, future exploration, future seismic data, expansion of operations, our ability to generate new prospects, our ability to obtain a production license, review of outside generated prospects and acquisitions, additional reserves and reserve increases, managing our asset base, expansion and improvement of capabilities, integration of new technology into operations, credit facilities, new prospects and drilling locations, future capital expenditures and working capital, sufficiency of future working capital, borrowings and capital resources and liquidity, projected cash flows from operations, future commodity price environment, expectations of timing, the outcome of legal proceedings, satisfaction of contingencies, the impact of any change in accounting policies on our financial statements, the number, timing or results of any wells, the plans for timing, interpretation and results of new or existing seismic surveys or seismic data, future production or reserves, future acquisitions of leases, lease options or other land rights, management’s assessment of internal control over financial reporting, financial results, opportunities, growth, business plans and strategy and other statements that are not historical facts contained in this report are forward-looking statements. When used in this document, words like “expect,” “project,” “estimate,” “believe,” “anticipate,” “intend,” “budget,” “plan,” “forecast,” “predict,” “may,” “should,” “could,” “will” and similar expressions are also intended to identify forward-looking statements. Such statements involve risks and uncertainties, including, but not limited to, market factors, market prices (including regional basis differentials) of natural gas and oil, results for future drilling and marketing activity, future production and costs and other factors detailed herein and in our other Securities and Exchange Commission filings. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated. These forward-looking statements speak only as of their dates and should not be unduly relied upon. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Information excerpted from our Annual Report on Form 10-KSB for the year ended March 31, 2006

Business and Properties

Overview

        BMB Munai, Inc. is an independent oil and natural gas company engaged in the exploration, development, acquisition and production of crude oil and natural gas properties in the Republic of Kazakhstan (sometimes also referred to herein as the “ROK” or “Kazakhstan”). We hold a contract that allows us to explore and develop approximately 460 square kilometers in western Kazakhstan. Our contract grants us the right to explore and develop the Aksaz, Dolinnoe and Emir oil and gas fields, referred to herein as “the ADE Block” as well as an area adjacent to the ADE Block referred to herein as “the Extended Territory.” The ADE Block and Extended Territory are collectively referred to herein as “our properties.”

        We generate revenue, income and cash flow by producing and marketing crude oil from production from our oil properties. We make significant capital expenditures in our exploration and development activities that we anticipate will allow us to increase and improve our ability to generate revenue. Our drilling strategy is focused toward enhancing cash flows by drilling developmental wells and increasing proved developed reserves by drilling developmental wells within a proximity of existing wells, (which we believe decreases our likelihood of drilling a dry hole), while at the same time increasing our current production and cash flow. As our cash flow and proved developed reserves grow, we will begin drilling exploratory wells to find new reservoirs or extend known reservoirs. We believe this strategy will result in growth of proved developed reserves, production and financial strength.

        Until recently, we were deemed to be a development stage company. To date, we have relied primarily on funds raised through the sell of our equity securities to fund operations. We currently use more cash in operations than we generate. We believe, however, that we have now raised sufficient capital to fund exploration and development of our properties to a point where the revenue derived from our properties will be sufficient to meet our future operating needs.

Industry and Economic Factors

        In managing our business, we must deal with many factors inherent in our industry. First and foremost is the fluctuation of oil and gas prices. Historically, oil and gas markets have been cyclical and volatile, with future price movements that are difficult to predict. While our revenues are a function of both production and prices, wide swings in commodity prices will likely have the greatest impact on our results of operations. We have no way of predicting those prices or of controlling them without losing an advantage from a potential upswing. The oil and gas industry has continued to experience high commodity prices in 2005 and 2006, which has positively impacted the entire industry as well as our Company.

        Our operations entail significant complexities. Advanced technologies requiring highly trained personnel are utilized in both exploration and development. Even when the technology is properly used, we still may not know conclusively whether hydrocarbons will be present nor the rate at which they may be produced. Despite our best efforts to limit risk, exploration is a high-risk activity, often times resulting in no discovery of commercially productive reserves. Moreover, operating costs in our industry are substantial.

        Our business, as with other extractive industries, is a depleting one in which each oil and gas equivalent produced must be replaced or our business, and a critical source of future liquidity, will shrink.

Strategy

        Our goal is to increase stockholder value by investing in oil and natural gas projects with attractive rates of return on capital employed. We plan to achieve this goal by exploiting and developing our existing oil and gas properties and pursuing the acquisition of additional properties. We have and will continue to focus on the following:

        Increasing our Production and Cash Flow. To sustain our operations we need capital. To date most of our operating capital has come from the sale of our securities. We believe that to increase shareholder value and economic stability, we must increase our revenues through increased production. For this reason, we have focused our efforts on drilling developmental wells strategically located within proved areas with the intent to drill wells with a high probability of success. We believe this strategy will allow us to increase our current production and correspondingly our cash flows.

        Developing and Exploiting Existing Properties. We believe that there is significant value to be created by drilling the identified undeveloped opportunities on our properties. We own interest in 640 gross (640 net) developed acres, plus 160 gross (160 net) acres of proved undeveloped reserves. We also own interest in approximately 49,950 gross (49,950 net) unproved, undeveloped acres. Our budgeted capital expenditures for the upcoming fiscal year are about $60 million to $70 million for exploration, development, production and acquisitions. We expect to fund these expenditures with cash on hand and revenue from operations. We believe our export quota and favorable world market prices will allow us to generate sufficient oil and gas revenues to finance the shortfall of $10 million to $20 million in our budget required for our planned exploration, development, production and acquisitions.

        Pursuing Profitable Acquisitions. While our emphasis in fiscal 2007 is anticipated to focus on the further development of our existing properties, we will continue to look for properties with both existing cash flow from production and future development potential. We intend to pursue acquisitions of properties that we believe will provide attractive rates of return on capital invested. We have an experienced team of management professionals who will identify and evaluate acquisition opportunities.

Oil and Natural Gas Reserves

        The following table sets forth our estimated net proved oil and natural gas reserves and the present value of estimated cash flows related to such reserves as of March 31, 2006. We engaged Chapman Petroleum Engineering, Ltd. (“Chapman”), to estimate our net proved reserves, projected future production, estimated net revenue attributable to our proved reserves, and the present value of such estimated future net revenue as of March 31, 2006. Chapman’s estimates are based upon a review of production histories and other geologic, economic, ownership and engineering data provided by us. Chapman has independently evaluated our reserves for the past twelve months. In estimating the reserve quantities that are economically recoverable, Chapman used oil and natural gas prices in effect as of March 2006 without giving effect to hedging activities. In accordance with requirements of the Securities and Exchange Commission (the “SEC”) regulations, no price or cost escalation or reduction was considered by Chapman. The present value of estimated future net revenues before income taxes was prepared using constant prices as of the calculation date, discounted 10% per annum on a pretax basis, and is not intended to represent the current market value of the estimated oil and natural gas reserved owned by us. The oil and natural gas reserve data included in or incorporated by reference in this document are only estimates and may prove to be inaccurate.

                                                                       Proved Reserves
                                                 ------------------------------------------------------------
                                                   Developed(1)         Undeveloped(2)            Total
                                                 -----------------    -------------------    ----------------
Oil and condensate (MBbls)(3)                              11,168                  2,580              13,748
Natural gas (MMcf)                                              -                      -                   -
   Total BOE (MBbls)                                       11,168                  2,580              13,748

Estimated future net cash flows before
   income taxes (M$)                                    $ 361,990               $ 72,342           $ 434,332

Present value of estimated future net
  cash flows before income taxes
  (discounted 10% per annum)(4)                         $ 166,491               $ 20,589            $187,080
Standardize measure of discounted                                                                   $102,645
   future net cash flows(5)
(1)	Proved developed reserves are proved reserves that are expected to be recovered from existing wells with existing equipment and operating methods.

(2)	Proved undeveloped reserves are proved reserves which are expected to be recovered from new wells on undrilled acreage or from existing wells where a relatively major expenditure is required for recompletion.

(3)	Includes natural gas liquids.

(4)	Estimated future net cash flows represents estimated future gross revenue to be generated from the production of proved reserves, net of estimated future production and development costs, using the average oil price we had been receiving in the world market net of transportation expenses and other overhead, as of March 31, 2006, which was $50.76 per Bbl of oil.

(5)	The standardized measure of discounted future net cash flows represents the present value of future net cash flow less the computed discount.

        The reserve data set forth herein represents estimates only. Reserve engineering is a subjective process of estimating underground accumulations of oil and natural gas that cannot be measured in an exact manner. The accuracy of any reserve estimate is a function of the quality of available data and of engineering and geological interpretation and judgment. As a result, estimates made by different engineers often vary from one another. In addition, results of drilling, testing and production subsequent to the date of an estimate may justify revision of such estimates, and such revisions may be material. Accordingly, reserve estimates are generally different from the quantities of oil and natural gas that are ultimately recovered. Furthermore, the estimated future net revenue from proved reserves and the present value thereof are based upon certain assumptions, including current prices, production levels and costs that may not be what is actually incurred or realized.

        No estimates of proved reserves comparable to those included herein have been included in reports to any federal agency other than the SEC.

        In accordance with SEC regulations, the Chapman Report used oil and natural gas prices in effect at March 31, 2006. The prices used in calculating the estimated future net revenue attributable to proved reserves do not necessarily reflect market prices for oil and natural gas production subsequent to March 31, 2006. There can be no assurance that all of the proved reserves will be produced and sold within the periods indicated, that the assumed prices will actually be realized for such production or that existing contracts will be honored or judicially enforced.

Production

        At the time of the annual report was filed all of our six wells were currently in workover, testing or test production. According to the laws of the Republic of Kazakhstan, we are required to test every prospective object on our properties separately, this includes the completion of well surveys on different modes with various choke sizes on each horizon. This testing can take up to three months per horizon.

        In the course of well testing, when the transfer from object to object occurs, the well must be shut in; oil production ceases for the period of mobilization/ demobilization of workover rig, pull out of hole, run in hole, perforation, packer installation time, etc. This has the effect of artificially diminishing production rates.

        Based on the testing we have completed, which represents production from only one interval per well at a time, the overall daily production rate as of the filing of the annual report from our six wells ranged from 575 bpd to 885 bpd, depending on choke sizes, well bore conditions, etc. Because this only accounts for one zone per well, this is not representative of the cumulative total production rate from all of the tested intervals in each of the wells.

        During the third quarter of the 2006 fiscal year we were realizing total daily production ranging as high as 2,100 bpd. In the process of expanding the perforated oil-bearing zone of the Dolinnoe-3 well, however, the well was damaged and had to be shut-in to avoid a blow out of the well. We have since re-entered the Dolinnoe-3 well, but to date, have not realized the flow rates experienced prior to shut-in. We are planning additional workover of the Dolinnoe-3 well in hopes of restoring flow rates to levels experienced prior to shutting-in the well.

        Following is a brief description of the current production status of each of our six wells.

Aksaz-1

        As of the filing of the annual report, this well was under workover and was not producing. Prior to workover, four producing intervals were tested. The single interval test production rates in Aksaz-1 using a 10 mm diameter choke was 140 bpd.

Aksaz-4

        Drilling of this well was completed in August 2005. Two producing intervals have been tested. At the time the annual report was filed, production rates from single interval testing using an 8 mm diameter choke ranged from 115 to 180 bpd.

Dolinnoe-1

        As of the filing of the annual report this well was producing. We recently completed acid treatment of this well. Production rates at the time the annual report was filed from single interval testing using a 6 mm diameter choke ranged from 115 to 200 bpd.

Dolinnoe-2

        This well was also producing at the time the annual report was filed, although workover operations, including acid treatment, are ongoing in an effort to increase production from this well. Prior to workover, we had tested six producing intervals. As of the filing of the annual report production rates from single interval testing using a 8 mm diameter choke ranged from 125 to 190 bpd.

Dolinnoe-3

        This well was producing at the time the annual report was filed. We have tested two producing intervals and intend to test additional intervals as required under our exploration contract. Production at the time the annual report was filed from single interval testing using a 2 mm diameter choke ranged from 220 to 315 bpd.

        Following completion of this well in April 2005, flow rates from Dolinnoe-3 ranged from 600 to 1,200 bpd. During the current calendar year, we planned to perforate the remaining seven meters of the oil-bearing horizon. In the process of perforating the remaining seven meters, however, the well was damaged and had to be shut-in to avoid a blow out. Following shut-in of the well, we have undertaken acid and oil baths, using a dry hydrochloric mixture, to clean the wellbore. Since putting the well back on production, however, we have realized lower flow rates. These lower flow rates indicate that some of the materials used to shut-in the well still remain in hole, blocking some of the perforation zones. We are currently planning additional regular hydrochloric acid treatment to further clean the well in hopes of restoring flow rates to levels experienced prior to shutting-in the well.

Emir-1

        As of the filing of the annual report this well was not producing. We have completed workover operation on this well and the well is currently under inflow stimulation. We plan to conduct acid treatment in this well to improve production. Prior to the workover four producing intervals were tested. Single interval production from this well prior to workover was 40 to 50 bpd.

Cost Information

      Capitalized Costs

        Capitalized costs and accumulated depletion, depreciation and amortization relating to our oil and natural gas producing activities, all of which are conducted in the Republic of Kazakhstan, are summarized below:

                                                                March 31, 2006                   March 31, 2005
                                                          ----------------------------    -----------------------------

Developed oil and natural gas properties                                 $ 68,079,938                     $ 49,401,710
Unevaluated oil and natural gas properties                                          -                                -
Accumulated depletion, depreciation and                                    (1,396,641)                        (229,406)
  amortization
                                                          ----------------------------    -----------------------------
Net capitalized cost                                                     $ 66,683,297                      $49,172,304
                                                          ============================    =============================

Exploration, Development and Acquisition Capital Expenditures

        The following table sets forth certain information regarding the total costs incurred associated with exploration, development and acquisition activities.

                                                                March 31, 2006                   March 31, 2005
                                                         -----------------------------    -----------------------------
Acquisition costs:
    Unproved properties                                                  $          -                     $          -
    Proved properties                                                      20,788,119                       20,788,119
Exploration costs                                                           6,826,695                        3,373,092
Development costs                                                          40,465,124                       25,240,499
                                                         -----------------------------    -----------------------------
    Total costs incurred                                                 $ 68,079,938                     $ 49,401,710
                                                         =============================    =============================

Oil and Natural Gas Volumes, Prices and Operating Expense

        The following table sets forth certain information regarding production volumes, average sales prices and average operating expense associated with our sale of oil and natural gas for the periods indicated.

                                                              For the Year Ended               For the Year Ended
                                                                March 31, 2006                   March 31, 2005
                                                         -----------------------------    -----------------------------
Production:
    Oil and condensate (Bbls)                                                 242,522                           68,755
    Natural gas liquids (Bbls)                                                      -                                -
    Natural gas (Mcf)                                                               -                                -
   Barrels of oil equivalent (BOE)                                                  -                                -

Average Sales Price(1):
    Oil and condensate ($ per Bbl)                                            $ 26.13                          $ 15.17
    Natural gas liquids ($ per Bbl)                                           $     -                          $     -
    Natural gas ($ per Mcf)                                                   $     -                          $     -
    Barrels of Oil equivalent ($ per BOE)                                     $     -                          $     -

Average oil and natural gas operating expenses
   including production and ad valorem taxes
   ($ per BOE)(2)                                                             $  1.55                          $  3.08

     (1)  During the year ended March 31, 2006, the Company has not engaged in any hedging activities, including derivatives.
     (2)  Includes direct lifting costs (labor, repairs and maintenance, materials and supplies), expensed workover costs and the administrative costs of field production personnel, insurance and production and ad valorem taxes.

Drilling Activity

        The following table sets forth our drilling activity for the years ended March 31, 2005 and March 31, 2006. In the table, “Gross” refers to the total wells in which we have a working interest or back-in working interest after payout and “Net” refers to gross wells multiplied by our working interest therein.

                                                       March 31, 2006                          March 31, 2005
                                            -------------------------------------    -----------------------------------
                                                 Gross                Net                Gross                Net
                                            ----------------    -----------------    ---------------     ---------------
Exploratory:
    Productive                                            -                    -                  -                   -
    Non-productive                                        -                    -                  -                   -
                                            ----------------    -----------------    ---------------     ---------------
       Total                                              -                    -                  -                   -
                                            ----------------    -----------------    ---------------     ---------------

Development:
    Productive                                            6                    6                  5                   5
    Non-productive                                        -                    -                  -                   -
                                            ----------------    -----------------    ---------------     ---------------
       Total                                              -                    -                  -                   -
                                            ----------------    -----------------    ---------------     ---------------
Grand Total                                               6                    6                  5                   5
                                            ================    =================    ===============     ===============

Productive Wells

        The following table sets forth the number of productive oil and natural gas wells in which we owned an interest as of March 31, 2006.

                                        Company-operated                  Non-operated                       Total
                                   -------------    -----------    ------------    -----------     -----------    ------------
                                      Gross            Net            Gross           Net            Gross            Net
                                   -------------    -----------    ------------    -----------     -----------    ------------

Oil                                           6              6               -              -               6               6
Natural Gas                                   -              -               -              -               -               -
                                   -------------    -----------    ------------    -----------     -----------    ------------
     Total                                    6              6               -              -               6               6
                                   =============    ===========    ============    ===========     ===========    ============

Recent Developments

        At year end 2006, our net proved reserves were 13.7 million barrels of oil. Reserves quoted in BOE were calculated using a conversion of 6 Mscf/bbl. Crude oil accounted for 100% of those proved reserves. Approximately 80% of proved total reserves were developed as of year-end 2006 and they were all located onshore in western Kazakhstan.

        During the fiscal year ended March 31, 2006, we drilled to deepen the Aksaz-4 well and we continued testing and development works on the Dolinnoe-1, Dolinnoe-2, Dolinnoe-3, Emir-1 and Aksaz-1 wells.

        We have commenced drilling in the Extended Territory. Our initial project was to increase the depth of an existing non-producing well, which is designated as the Kariman-1 well. The Kariman-1 well was cased to a depth of 1,661 meters and drilled to a total depth of 3,069 meters in 1967 by the Soviet government. The drilling was suspended at that depth because it was believed that the oil-bearing formations would not be found deeper than the lower Jurassic formations.

        In February 2006 we re-entered the existing Kariman-1 wellbore. Drilling operations were conducted by Oil and Gas Exploration Cracow, Poland. At a depth of 1,660 meters the wellbore was sidetracked due to the poor technical conditions of the well. The sidetracked wellbore was drilled to a depth of 3,364 meters. At that depth the well started flowing oil and gas at such pressure that we were required to halt drilling and increase drilling fluid weight. Heavier drilling fluid caused loss circulation with no returns at 1,160-1,860 meters. We responded to the loss circulation and inflow zones by installing a cement bridge at a depth of 3,094 meters to separate the two zones. We then ran casing to the depth of 3,094 meters which completely isolated the loss circulation zone. The new wellbore was then reamed to a depth of 3,319 meters. Our next activity on the well will be to begin testing an estimated net pay zone of 38 meters in the Upper Triassic sandstone formations located at the depth of 3,167-3,275 meters.

        In January 2006 we retained Great Wall Ltd., a Chinese drilling company to deliver two drilling rigs with derrick load capacity of 450 tons and 150 tons respectively. We plan to drill exploratory oil and gas wells in the Dolinnoe field and the Extended Territory using the services of Great Wall Ltd.

        In December 2005 we were granted our first export quota from the Ministry of Energy and Mineral Resources of the Republic of Kazakhstan which allowed us to begin exporting oil for sale in the world market in January 2006. We have also been granted export quotas in March, April, May and June 2006. Prior to January 2006, we were limited to selling our test production to the domestic market in Kazakhstan. The price of oil in the domestic market in Kazakhstan is materially lower than the price in the world market.

        In March 2006 we received an interpretation report from the PGS-GIS Seismic Data Processing Center in Almaty, Kazakhstan, interpreting the 3D seismic study conducted by us on the Extended Territory. The interpretation confirmed the presence of four perspective structures in Triassic formations and three perspective structures in Jurassic formations in the Extended Territory. In addition, three new perspective structures in Jurassic formations were confirmed in the ADE Block. The results of the 3D seismic interpretation were evaluated by Chapman Petroleum Engineering Ltd., an independent petroleum engineering firm from Calgary, Canada, in connection with their preparation and issuance of a resource assessment report of the ADE Block and Extended Territory.

        In April 2006 we executed an agreement with Ecotechnic Chemical AG to have Ecotechnic Chemical AG construct a natural gas utilization facility employing Ecotechnic Chemical’s proprietary processing technology. Ecotechnic Chemical AG has completed approximately forty similar projects in the Russian Federation. The facility will be constructed on the exploration license territory. The project is scheduled to be completed by the end of the current calendar year. The processing facility will have initial capacity to process 3,532 mcf per day. The processing capacity can be enlarged at substantially lower incremental cost to meet the requirements of increased field production. Upon completion of construction, the gas utilization plant will be operated as an equal joint venture between us and Ecotechnic Chemical AG. The decision to commence the gas utilization project at the current time is a further step toward transitioning from the exploration stage to the production stage under our license agreement.

Our Properties

RUSSIA
Petropavlovsk
Qostanay
(Kostanay)
Pavlodar
ASTANA
Oral
(Ural'sk)
Aqtöbe
(Aktyubinsk)
Semey
(Semipalatinsk)
Öskemen
Qaraghandy
(Karaganda)
Atyraū
(Atyrau)
KAZAKHSTAN
Lake
Balkhash
Baykonur
Cosmodrome
Aral
Sea
Bayqongyr (Baykonyr)
Qyzylorda
(Kyzylorda)
CHINA
Almaty
Caspian
Sea
Taraz
Shymkent
UZBEKISTAN
KYRGYZSTAN
TURKMENISTAN
Volga
Ob'
Ertis
Irtysh

KARAZHANBAS
Mangyshlak
Bay
Tyubedzhik
Zhangurshi
Mangyshlak Peninsula
Skalistoye
Morye South
Aksaz - Dolinnoe - Emir
Zhanaozen
Contract Area
AKKAR NORTH
ATAMBAI-
SARTOBE
ALATOBE
Zhetibai
North West
AIRANTAKIR
BEKTURLI
BURMASHA
PRIDOROZH
ZHETIBAI
ASHIAGAR
KARAGIYE
NORTH
ZHETIBAI SOUTH
TASBULAT
OIMASHA
Mangyshlak Basin
Contract Area
Caspian Sea
ASAR
KARAMANDIBAS
Turkmenoi
TENGE
WEST
TENGE
UZEN

Emir
Aksaz
Dolinnoe
Borly
Esen
Kariman
Emir-6
Emir-G1
Emir-3
Emir-5
Aksaz-6
Aksaz-1
Aksaz-6
Dol-6
Esen-1
BOR-G2
KRM-G3
KRM-G1
ALA-G1
KRG-N-G1

LEGEND

- OIL WELL
- SUSPENDED GAS WELL
- FAULT LINES
- AREA ASSIGNED OIL RESERVES
- AREA OF ADDITIONAL RESOURCE POTENTIAL

BMB MUNAI, INC.

ADE BLOCK AND EXTENDED LICENSE TERRITORY

MANGISTAU OBLAST, KAZAKHSTAN

ORIENTATION MAP

MARCH 2006 JOB No. 4075 FIGURE No. 1

        We currently own a 100% interest in a license to use subsurface mineral resources and a hydrocarbon exploration contract issued by the ROK in 1999 and 2000, respectively (collectively referred to herein as the “license” or the “contract”). The original contract granted its holder the right to engage in exploration and development activities in an area of approximately 200 square kilometers referred to as the ADE Block. The ADE Block is located onshore in Kazakhstan in the Mangistau Oblast, approximately 50 kilometers from the Kazakhstan city of Aktau, a seaport on the Caspian Sea. The ADE Block is comprised of three fields, the Aksaz, Dolinnoe and Emir fields. When initially granted, the exploration and development stage of the contract had a five year term. The time for exploration and development has since been extended to July 9, 2007, and we have the right to seek a two-year extension of our exploration contract. To move from the exploration and development to the commercial production, we must make application to the ROK before July 9, 2007; or we may apply to extend our exploration contract an additional two years with the application for a commercial production license to be made prior to the expiration of the two-year extension.

        During the fiscal year ended March 31, 2005, our exploration contract was expanded to include an additional 260 kilometers of land adjacent to the ADE Block, which we refer to as the “Extended Territory.” The Extended Territory is governed by the terms of the original contract.

        Under the terms of our contract we have the right to gather and sell all oil and natural gas we produce in test production until the expiration of our exploration contract, or its extension, with the revenue from such sales belonging to BMB. We intend to continue to apply for export quotas in the future because we realize significantly higher prices in the world market than the domestic market price for Kazakhstan. If we are not granted future export quotas, we will continue to sell our oil in the Kazakhstan domestic market.

        To maintain our contract during the exploration and development stage we are required to meet minimum annual capital expenditures in the exploration and development of the ADE Block and the Extended Territory. The following table shows the minimum capital expenditures we are required to make during the 2006 calendar year and for the period from January 1, 2007 through July 9, 2007.

                  Year              Minimum Capital Expenditure

                  2006                      $6,000,000
                  2007                      $4,500,000

        If we apply for the two-year extension of our exploration contract, we will be required to make additional minimum capital expenditures during the extension period to maintain our rights under the exploration contract.

        Under the terms of the contract, we must apply to the ROK for commercial production rights prior to the expiration of our contract, or its extension. The terms of our commercial production rights and royalty rates will be negotiated at the time we move to commercial production. During exploration and development stage, we have the right to produce and sell oil and natural gas at a royalty rate of 2%. When we move to commercial production, the negotiated royalty rates vary depending on reserves and production rates. Royalty rates are established by the taxing authorities of the ROK and are based on production rates; the rate increases on a sliding scale. Current royalty rates range for 2% to 6%. Commercial production rights may also require that up to 20% of our oil production be sold to the Kazakhstan domestic market at considerably lower prices than we receive in the world export markets, as discussed above.

        Under our contract, we have the exclusive right to apply for and negotiate a commercial production contract. The government is required to negotiate the terms of these rights in good faith in accordance with the Law of Petroleum of Kazakhstan. As long as we establish commercially producible reserves and have fulfilled our obligations during exploration and development, the government is required to grant us production rights. We have not yet applied for commercial production rights because we enjoy certain economic advantages during exploration and development as discussed herein.

        During the fiscal year ended March 31, 2006 we drilled one new well in the Aksaz field. This well was successfully completed and is in testing, test production or additional workover.

Title to Properties

        We hold an exploration contract from the Republic of Kazakhstan that grants us the right for exploration and test production of hydrocarbons on the ADE Block and the Extended Territory. Our rights to these properties will terminate in July 2007 unless we are able to negotiate an extension of our current exploration contract or we are granted a commercial production contract.

Marketing

        Currently all of our test production is being sold to one client. We anticipate that once we move to commercial production we will market our production to third parties consistent with industry practices.

        There are a variety of factors which affect the market for oil and natural gas, including the extent of domestic production and imports of oil and natural gas, the availability, proximity and capacity of natural gas pipelines and other transportation facilities, demand for oil and natural gas, the marketing of competitive fuels and the effects of state and federal regulations on oil and natural gas productions and sales.

Sales to Major Customers

        We are now exporting all of our test production for sell in the world market. Currently, all of our production is being sold to one client, Euro-Asian Oil AG. Our crude oil is transported via the Aktau sea port to world markets. Sales prices at the port locations are based on the average quoted Brent crude oil price from Platt’s Crude Oil Marketwire for the three days following the bill of lading date less discount of $14.15 for transportation expenses, freight charges and other expenses.

        In the exploration, development and production business, production is normally sold to relatively few customers. Our customers are concentrated in the oil and gas industry, and revenue can be materially affected by current economic conditions and the price of certain commodities such as natural gas and crude oil the cost of which is passed through to the customer. However, based on the current demand for natural gas and crude oil and the fact that alternate purchasers are readily available, we believe that the loss of Euro-Asian Oil AG would not have a long–term material adverse effect on our operations.

Competition

        Hydrocarbons exploration is highly competitive. Competition in Kazakhstan and Central Asia includes other junior hydrocarbons exploration companies, mid-size producers and major exploration and production companies. We compete for additional exploration and production properties with these companies who in many cases may have greater financial resources and larger technical staff than we do.

        We believe we have an advantage over our competitors: our executive management and our board of directors have domestic and international experience and have been working in Kazakhstan and Russia for up to 30 years. They have developed relationships with the Kazakhstan government, its departments and ministries at many levels. We also employ experienced national and foreign specialists at senior levels in our operating subsidiary, Emir Oil, LLP.

        We face significant competition for capital from other exploration and production companies and industry sectors. At times, other industry sectors may be more in favor with investors, limiting our ability to obtain necessary capital.

Government Regulation

        Our operations are subject to various levels of government controls and regulations at various levels in both the United States and in Kazakhstan.  We attempt to comply with all legal requirements in the conduct of our operations and employ business practices that we consider to be prudent under the circumstances in which we operate.  It is not possible for us to separately calculate the costs of compliance with environmental and other governmental regulations as such costs are an integral part of our operations.

        In Kazakhstan, legislation affecting the oil and gas industry is under constant review for amendment or expansion.  Pursuant to such legislation, various governmental departments and agencies have issued extensive rules and regulations which affect the oil and gas industry, some of which carry substantial penalties for failure to comply.  These laws and regulations can have a significant impact on the industry by increasing the cost of doing business and, consequentially, can adversely affect our profitability.  Inasmuch as new legislation affecting the industry is commonplace and existing laws and regulations are frequently amended or reinterpreted, we are unable to predict the future cost or impact of complying with such laws and regulations.

Risks Relating to the Oil and Natural Gas Industry

        A substantial or extended decline in oil and natural gas prices may adversely affect our business, financial condition, cash flow, liquidity or results of operations and ability to meet our capital expenditure obligations and financial commitments and implement our business strategy.

        Our business is heavily dependent upon the prices of, and demand for, oil and natural gas production and the level of such production will be subject to wide fluctuations and depend on numerous factors beyond our control, including the following:

         o  the domestic and foreign supply of oil and natural gas;
         o  the price and quantity of imports of crude oil and natural gas:
         o  political conditions and events in other oil-producing and natural gas-producing countries, including embargoes, continued hostilities in the Middle East, Iran, Nigeria and other sustained military campaigns, and acts of terrorism or sabotage;
         o  the actions of the Organization of Petroleum Exporting Countries, or
            OPEC;
         o  domestic government regulation, legislation and policies;
         o  the level of global oil and natural gas inventories;

         o  weather conditions;
         o  technological advances affecting energy consumption;
         o  the price availability of alternative fuels; and
         o  overall economic conditions.

         Any continued and extended decline in the price of crude oil or natural gas will adversely affect:

         o  our revenues, profitability and cash flow from operations;
         o  the value of our proved oil and natural gas reserves;
         o  the economic viability of certain of our drilling prospects;
         o  our borrowing capacity; and
         o  our ability to obtain additional capital.

        In December 2005 we were granted our first export quota from the Ministry of Energy and Mineral Resources of the Republic of Kazakhstan (“MEMR”) which allowed us to begin exporting oil for sale in the world market in January 2006. We have also been granted export quotas in March, April, May and June 2006. Prior to January 2006, we were limited to selling our test production to the domestic market in Kazakhstan. The price of oil in the domestic market in Kazakhstan is materially lower than the price in the world market. There is no guarantee that the Republic of Kazakhstan will continue to grant us export quotas in the future. In the event we are not granted an export quota in the future, we will be limited to selling our production to the domestic Kazakhstan market, which likely will result in us realizing lower revenue per barrel of oil sold than we would realize in the world market.

        We have not entered into crude oil and natural gas price hedging arrangements on any of our anticipated sales. However, we may in the future enter into such arrangements in order to reduce our exposure to price risks. Such arrangements may limit our ability to benefit from increases in oil and natural gas prices.

        Reserve estimates depend on many assumptions that may turn out to be inaccurate. Any material inaccuracies in these reserve estimates or underlying assumptions will materially affect the quantities and present value of our reserves.

        The process of estimating oil and natural gas reserves is complex. It requires interpretations of available technical data and many assumptions, including assumptions relating to economic factors. Any significant inaccuracies in these interpretations or assumptions could materially affect the estimated quantities and present value of reserves shown in this prospectus.

        In order to prepare our estimates, we must project production rates and timing of development expenditures. We must also analyze available geological, geophysical, production and engineering data. The extent, quality and reliability of this data can vary. The process also requires economic assumptions about matters such as oil and natural gas prices, drilling and operating expenses, capital expenditures, taxes and availability of funds. Therefore, estimates of oil and natural gas reserves are inherently imprecise.

        Actual future production, oil and natural gas prices, revenues, taxes, development expenditures, operating expenses and quantities of recoverable oil and natural gas reserves most likely will vary from our estimates. Any significant variance could materially affect the estimated quantities and present value of reserves shown in this prospectus. In addition, we may adjust estimates of proved reserves to reflect production history, results of exploration and development, prevailing oil and natural gas prices and other factors, many of which are beyond our control.

        You should not assume that the present value of future net revenues from our proved reserves referred to in this prospectus is the current market value of our estimated oil and natural gas reserves. In accordance with SEC requirements, we generally base the estimated discounted future net cash flows from our proved reserves on prices and costs on the date of the estimate. Actual future prices and costs may differ materially from those used in the present value estimate. If future values decline or costs increase, it could have a negative impact on our ability to finance operations; individual properties could cease being commercially viable; affecting our decision to continue operations on producing properties or to attempt to develop properties. All of these factors would have a negative impact on earnings and net income, and most likely the trading price of our securities.

        A substantial percentage of our proven properties are undeveloped; therefore the risk associated with our success is greater than would be the case if the majority of our properties were categorized as “proved developed producing.”

        Because a substantial percentage of our proven properties are “proved undeveloped” (approximately 20%), or “proved developed non-producing” (approximately 68%), we will require significant additional capital to develop such properties before they may become productive. Further, because of the inherent uncertainties associated with drilling for oil and gas, some of these properties may never be developed to the extent that they result in positive cash flow. Even if we are successful in our development efforts, it could take several years for a significant portion of our undeveloped properties to be converted to positive cash flow.

        We will be unable to produce up to 94% of our proved reserves if we are not able to extend our current contract or obtain a new contract from the Republic of Kazakhstan, which would likely require us to terminate our operations.

        Under our current contract for exploration of hydrocarbons on the Aksaz, Dolinnoe and Emir fields, we have the right to produce oil and gas only until July 2007, yet 94% of our proved reserves are scheduled to be produced after July 2007. We have the ability to extend our current exploration contract to July 2009. We also have the exclusive right to negotiate a commercial production contract as per the terms of our exploration contract. If, however, we are unable to obtain a commercial production contract prior to the expiration of our exploration contract, we will lose our right to produce the reserves on our current properties. If we are unable to produce those reserves, we will be unable to realize revenues and earnings and to fund operations and we would most likely be unable to continue as a going concern.

         Prospects that we decide to drill may not yield oil or natural gas in commercially viable quantities or quantities sufficient to meet our targeted rate of return.

        A “prospect” is a property which, based on available seismic and geological data, we believe shows potential oil or natural gas. Our prospects are in various stages of evaluation and interpretation. There is no way to predict in advance of drilling and completion costs whether a prospect will be economically viable. Even with seismic data and other technologies and the study of producing fields in the same area, we cannot know conclusively prior to drilling whether oil or natural gas will be present or, if present, will be present in commercial quantities. The analysis that we perform using data from other wells, more fully explored prospects and /or producing fields may not be useful in predicting the characteristics and potential reserves associated with our drilling prospects. If we drill additional unsuccessful wells, our drilling success rate may decline and we may not achieve our targeted rate of return.

        We may incur substantial losses and be subject to substantial liability claims as a result of our oil and natural gas operations.

        We are not insured against all risks. Losses and liabilities arising from uninsured and underinsured events could materially and adversely affect our business, financial condition or results of operations. Our oil and natural gas exploration and production activities are subject to all of the operating risks associated with drilling for and producing oil and natural gas, including the possibility of:

         o  environmental hazards, such as uncontrollable flows of oil, natural gas, brine, well fluids, toxic gas or other pollution into the environment, including groundwater and shoreline contamination;
         o  abnormally pressured formations;
         o  mechanical difficulties, such as stuck oil field drilling and service tools and casing collapse;
         o  fires and explosions;
         o  personal injuries and death; and
         o  natural disasters.

        Any of these risks could adversely affect our ability to conduct operations or result in substantial losses to our company. We may elect not to obtain insurance if we believe that the cost of available insurance is excessive relative to the risks presented. In addition, pollution and environmental risks generally are not fully insurable. If a significant accident or other event occurs that is not fully covered by insurance, it could adversely affect us.

        We are subject to complex laws that can affect the cost, manner or feasibility of doing business.

        Exploration, development, production and sale of oil and natural gas are subject to extensive federal, state, local and international regulation. We may be required to make large expenditures to comply with governmental regulations. Matters subject to regulation include:

         o  discharge permits for drilling operations;
         o  drilling bonds;
         o  reports concerning operations;
         o  the spacing of wells;
         o  unitization and pooling of properties; and
         o  taxation.

        Under these laws, we could be liable for personal injuries, property damage and other damages. Failure to comply with these laws may also result in the suspension or termination of our operations and subject us to administrative, civil and criminal penalties. Moreover, these laws could change in ways that substantially increase our costs. Any such liabilities, penalties, suspensions, terminations or regulatory changes could materially adversely affect our financial condition and results of operations.

          Our operations may incur substantial liabilities to comply with the environmental laws and regulations.

        Our oil and natural gas operations are subject to stringent federal, state and local laws and regulations relating to the release or disposal of materials into the environment or otherwise relating to environmental protection. These laws and regulations may require the acquisition of a permit before drilling commences, restrict the types, quantities and concentration of substances that can be released into the environment in connection with drilling and production activities, limit or prohibit drilling activities on certain lands lying within wilderness, wetlands and other protected areas, and impose substantial liabilities for pollution resulting from our operations. Failure to comply with these laws and regulations may result in the assessment of administrative, civil and criminal penalties, imposition of investigatory or remedial obligations or even injunctive relief. Changes in environmental laws and regulations occur frequently; any changes that result in more stringent or costly waste handling, storage, transport, disposal or cleanup requirements could require us to make significant expenditures to maintain compliance, and may otherwise have a material adverse effect on our results of operations, competitive position or financial condition as well as on the industry in general. Under these environmental laws and regulations, we could be held strictly liable for the removal or remediation of previously released materials or property contamination regardless of whether we were responsible for the release or whether our operations were standard in the industry at the time they were performed.

        Unless we replace our oil and natural gas reserves, our reserves and future production will decline, which would adversely affect our cash flows and income.

        Unless we conduct successful development, exploration and exploitation activities or acquire properties containing proved reserves, our proved reserves will decline as those reserves are produced. Producing oil and natural gas reservoirs generally are characterized by declining production rates that vary depending upon reservoir characteristics and other factors. Our future oil and natural gas reserves and production, and, therefore our cash flow and income, are highly dependent on our success in efficiently developing and exploiting our current reserves and economically finding or acquiring additional recoverable reserves. If we are unable to develop, exploit, find or acquire additional reserves to replace our current and future production, our cash flow and income will decline as production declines, until our existing properties would be incapable of sustaining commercial production.

        If we do not satisfy our commitments to the government of Kazakhstan while we are engaged in exploration and development activities we could lose our rights to the ADE Block and the Extended Territory.

        We have committed to the government of Kazakhstan to make various capital investments and to develop the ADE Block and the Extended Territory in accordance with specific requirements during exploration and development. Additionally, to undertake commercial production, we will need to apply for and be granted commercial production rights. The requirements of our current license may be inconsistent with the terms of any new licenses we are issued. Additionally, we may not be able to satisfy all commitments in the future. If we fail to satisfy these commitments our contract may be cancelled. The cancellation of our contract could have a material adverse effect on our business, results of operations and financial condition. Although we would seek waivers of any breaches or seek to renegotiate the terms of our commitments, we cannot assure you that we would be successful in doing so.

        Our activities, and correspondingly, our ability to generate revenue to support operations, could be adversely affected because of inadequate infrastructure in the region where our properties are located.

        Our exploration and development activities could suffer due to inadequate infrastructure in the region. We are working to improve the infrastructure on our properties. Any problem or adverse change affecting our operational infrastructure, or infrastructure provided by third parties, could have a material adverse effect on our financial condition and results of operations. Similarly, if we are unsuccessful in developing the infrastructure on our properties it could have a material adverse effect on our financial conditions and results of operations.

        The unavailability or high cost of drilling rigs, equipment, supplies, personnel and oil field services could adversely affect our ability to execute on a timely basis our exploration and development plans within our budget.

        Shortages or the high cost of drilling rigs, equipment, supplies or personnel could delay or adversely affect our development and exploration operations. As the price of oil and natural gas increases, the demand for production equipment and personnel will likely also increase, potentially resulting, at least in the near-term, in shortages of equipment and personnel. In addition, larger producers may be able to secure access to such equipment by offering drilling companies more lucrative terms. If we are unable to acquire access to such resources, or can obtain access only at higher prices, not only would this potentially delay our ability to convert our reserves into cash flow, but this could also significantly increase the cost of producing those reserves, thereby having a negative impact on anticipated net income.

        The unavailability or high price of transportation systems could adversely affect our ability to deliver our production to oil and natural gas markets on terms that would allow us to operate profitably, or at all.

        Because of the location of our properties, the crude oil we produce must be transported by truck or by rail. In the future it will likely also be transported by pipelines. These railways and pipelines are operated by state-owned entities or other third parties, and there can be no assurance that these transportation systems will always be functioning and available, or that the transportation costs will remain at acceptable levels. In addition, any increase in the cost of transportation or reduction in its availability to us could have a material adverse effect on our results of operations. There is no assurance that we will be able to procure sufficient transportation capacity on economical terms, if at all.

        Competition in the oil and natural gas industry is intense, which may adversely affect our ability to compete.

        We operate in a highly competitive environment for acquiring properties, marketing oil and natural gas and securing trained personnel. Many of our competitors possess and employ financial, technical and personnel resources which are substantially greater than ours, this can be particularly important in the areas in which we operate. Those companies may be able both to pay more for productive oil and natural gas properties and exploratory prospects and to evaluate, bid for and purchase a greater number of properties and prospects than our financial or personnel resources permit. Our ability to acquire additional prospects and to find and develop reserves in the future will depend on our ability to evaluate and select suitable properties and to consummate transactions in a highly competitive environment. There is substantial competition for capital available for investment in the oil and natural gas industry. We may not be able to compete successfully in the future in acquiring prospective reserves, developing reserves, marketing hydrocarbons, attracting and retaining quality personnel or raising additional capital.

Risks Relating to Our Business

        The loss of senior management and key personnel could adversely affect us.

        Our success is dependent on the performance of our senior management and key technical personnel each of whom has extensive experience in the oil and gas industry.  The loss of such individuals, in particular, Boris Cherdabayev, our CEO and Chairman of our board of directors, or Toleush Tolmakov, the General Director of Emir Oil, our wholly-owned subsidiary, could have an adverse effect on our business.  We do not have employment agreements in place with our senior management or key employees. We do not currently carry key man insurance for any of our senior management or key employees, nor do we anticipate obtaining key man insurance in the foreseeable future.

        If you purchase shares of our stock, your investment will be subject to the same risks inherent in international operations, including, but not limited to, adverse governmental actions, political risks, and expropriation of assets, loss of revenues and the risk of civil unrest or war.

        We believe that the present policies of the government of the Republic of Kazakhstan are favorable to foreign investment and to exploration and production and we are not aware of any impending changes. While there is a certain amount of bureaucratic “red tape” we have significant experience working in Kazakhstan, and good relationships with government agencies at many levels.

        We, however, remain subject to all the risks inherent in international operations, including adverse governmental actions, uncertain legal and political systems, and expropriation of assets, loss of revenues and the risk of civil unrest or war.  Our primary oil and gas properties are located in Kazakhstan, which until 1990 was part of the Soviet Union.  Kazakhstan retains many of the laws and customs of the former Soviet Union, but has and is continuing to develop its own legal, regulatory and financial systems.  As the political and regulatory environment changes, we may face uncertainty about the interpretation of our agreements; in the event of dispute, we may have limited recourse within the legal and political system.

        If we are successful in establishing commercially producible reserves on our properties, an application will be made for a commercial production contract.  We have the exclusive right to negotiate this contract for the ADE Block and Extended Territory, and the government is required to conduct these negotiations under the “Law of Petroleum.”  Such contracts are customarily awarded upon determination that the field is capable of commercial rates of production and that we have complied with the other terms of our license and exploration contract.  The terms of the commercial production contract will establish the royalty and other payments due to the government in connection with commercial production. At the time the commercial production contract is issued, we will be required to begin repaying the government its historical investment costs of exploration and development of the ADE Block and the Extended Territory. Our obligation associated with the ADE Block is approximately $6 million. Our obligation associated with the Extended Territory has not yet been determined and is currently being negotiated. If satisfactory terms for commercial production rights cannot be negotiated, it could have a material adverse effect on our financial position.

Employees

        As of May 15, 2006 we had 199 full-time employees. We believe that our relationships with our employees are good. None of our employees are covered by a collective bargaining agreement. From time to time we utilize the services of independent consultants and contractors to perform various professional services. Field and on-site production operation services, such as pumping, maintenance, dispatching, inspection and testing are generally provided by independent contractors.

Executive Offices

        Our principal executive and corporate offices are located in an office building located at 202 Dostyk Avenue, 4th Floor in Almaty, Kakzakhstan. We lease this space and believe it is sufficient to meet our needs for the foreseeable future.

        We also maintain administrative office in Salt Lake City, Utah. The address is 324 South 400 West, Suit 250, Salt Lake City, Utah 84101, USA.

Reports to Security holders

        We file Annual Reports, Quarterly Reports, Current Reports and other items with the Securities and Exchange Commission (SEC). We provide free access to all of these SEC filings, as soon as reasonably practicable after filing, on our Internet web site located at http://www.bmbmunai.com. In addition, the public may read and copy any documents we file with the SEC at the SEC’s Public Reference Room at 100 F Street N.E. , Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains its Internet site http://www.sec.gov, which contains reports, proxy and information statements and other information regarding issuers like BMB Munai.

Market Price of and Dividends on Our Common Equity and Other Shareholder Matters.

        Our shares are currently traded on the Over-the-Counter Bulletin Board (“OTCBB”) under the symbol BMBM. As of August 29, 2006, we had approximately 440 shareholders of record holding 43,690,652 shares of our common stock. The number of record holders was determined from the records of our transfer agent and does not include beneficial owners of common stock whose shares are held in the names of various security brokers, dealers, and registered clearing agencies. We believe that, in addition, there are beneficial owners of our common stock whose shares are held in street name and, consequently, we are unable to determine the actual number of beneficial holders of our common stock.

        Of the issued and outstanding common stock, approximately 13,653,905 are free trading, the balance are “restricted securities” as that term is defined in Rule 144 promulgated by the Securities and Exchange Commission.

        The published high and low bid quotations from April 1, 2004 through June 30, 2006, were furnished to us by Pink Sheets, LLC, are included in the chart below. These quotations represent prices between dealers and do not include retail markup, markdown or commissions and may not represent actual transactions.

                                                                       High             Low

         Fiscal year ending March 31, 2007
         First Quarter                                                 $10.45            $6.30

         Fiscal year ended March 31, 2006
         First Quarter                                                  $5.30            $4.01
         Second Quarter                                                 $8.15            $4.65
         Third Quarter                                                  $7.50            $6.00
         Fourth Quarter                                                 $9.70            $6.70

         Fiscal year ended March 31, 2005
         First Quarter                                                  $5.75            $3.80
         Second Quarter                                                  7.65             3.00
         Third Quarter                                                   7.05             3.00
         Fourth Quarter                                                  5.40             4.60

Cash Dividends

        During the fiscal year ended March 31, 2006, we did not pay, nor declare, any dividends. Our ability to pay dividends is subject to limitations imposed by Nevada law. Under Nevada law, dividends may be paid to the extent that the corporation’s assets exceed it liabilities and it is able to pay its debts as they become due in the usual course of business. The board of directors does not, however, anticipate paying any dividends in the foreseeable future; it intends to retain the earnings that could be distributed, if any, for the operations, expansion and development of its business.

Securities for Issuance Under Equity Compensation Plans

        As of June 22, 2006, shares of our common stock were subject to issuance upon the exercise of outstanding options or warrants as set forth below.

------------------------- --------------------------- --------------------------- ------------------------------------
Plan category             Number of securities        Weighted-average            Number of securities
                          to be issued  upon          exercise price of           remaining available for future
                          exercise of                 outstanding                 issuance under equity
                          outstanding options,        options, warrants           compensation plans
                          warrants and rights         and rights                  (excluding securities reflected in
                                                                                  columns (a))

                                   (a)                        (b)                             (c)
------------------------- --------------------------- --------------------------- ------------------------------------
Equity compensation
plans approved by
security holders                   1,173,583                  $5.32                          2,805,000
------------------------- --------------------------- --------------------------- ------------------------------------
Equity compensation
plans not approved by
security holders                     142,857                  $3.50                                 -0-
------------------------- --------------------------- --------------------------- ------------------------------------

Total                              1,356,440                  $5.12                          2,805,000
------------------------- --------------------------- --------------------------- ------------------------------------

        On November 19, 2003 we granted an option to Credifinance Securities Limited for services rendered by Credifinance as our agent in connection with private placements made by us in November 2003. Credifinance later transferred those options to Credifinance Capital Corp. Georges Benarroch, who at the time was a Company director, is also the CEO of Credifinance Capital Corp. and may be deemed to be a related party. The option grants Credifinance the right to purchase up to 142,857 shares of our common stock at an exercise price of $3.50 per share. The option expires on November 26, 2008. The option provides for adjustments to the number of shares and/or the price per share to protect the holder against dilution and in the event of mergers, reorganizations and similar events. The option also requires that in the event we determine to make a registered public offering during the term of the option, we shall use our best efforts to include the common shares underlying the options in the registration statement.

        In October 2004 we agreed to grant stock options under our 2004 Stock Incentive Plan to Gary Lerner, our former corporate secretary, to purchase 60,000 shares of our common stock. The options have an exercise price of $4.00 per share and expire in October 2009. In April 2006, Mr. Lerner exercised options to purchase 7,200 shares of our common stock.

        On July 18, 2005 our board of directors approved stock option grants and restricted stock awards under our 2004 Stock Incentive Plan subject to acceptance of those grants by the parties to whom they were granted. The total number of options and restricted stock grants was 820,783 and 469,217, respectively. The options are exercisable at a price of $4.75, the closing price of the Company’s common stock on the OTCBB on July 18, 2005. The options will expire five years from the grant date. Of the restricted stock grants, 389,217 vested immediately. The remaining shares will vest to the three individuals to whom they were granted in equal amounts upon the one year, two year and three year anniversaries of their employment with the Company. Among the parties receiving stock options and restricted stock grants were the following executive officers and directors:

Name                            Positions with Company            Options Granted         Restricted Stock Granted
----------------------------    ----------------------------    --------------------    -----------------------------

Boris Cherdabayev               CEO and Director                            410,256                          189,744
Anuar Kulmagambetov             Former CFO                                  232,632                          107,368
Georges Benarroch               Director                                     68,421                           31,579
Valery Tolkachev                Director                                     68,421                           31,579

        In January 2006, we entered into a separation agreement with our former CFO, Anuar Kulmagambetov, and agreed to issue Mr. Kulmagambetov 50,000 restricted common shares and an option to purchase up to 100,000 shares of restricted common stock of the Company at $7.40 per share expiring five years from the date of grant.

        On June 20, 2006 our board of directors approved stock option grants and restricted stock awards to our officers and directors and certain employees and consultants of the Company under our 2004 Stock Incentive Plan. The total number of options and restricted stock grants was 200,000 and 495,000 respectively. The options are exercisable at a price of $7.00 per share, which was the closing price of our common stock on the OTCBB on June 20, 2006. The restricted stock grants were also valued at $7.00 per share. The options will expire three years from the grant date. All of the options and restricted stock grants vested immediately upon grant. Among the parties receiving restricted stock grants were the following executive officers and directors:

Name                            Positions with Company            Options Granted         Restricted Stock Granted
----------------------------    ----------------------------    --------------------    -----------------------------

Boris Cherdabayev               CEO and Director                            150,000                           80,000
Askar Tashtitov                 President                                         -                           40,000
Sanat Kasymov                   CFO                                               -                           40,000
Gamal Kulumbetov                COO                                               -                           40,000
Georges Benarroch               Director                                          -                           10,000
Troy Nilson                     Director                                          -                           10,000
Stephen Smoot                   Director                                          -                           10,000
Valery Tolkachev                Director                                     50,000                           40,000

Recent Sales of Unregistered Securities.

        During and subsequent to the quarter ended March 31, 2006 the following equity securities, which were not registered under the Securities Act of 1933, were issued.

        During January 2006, we entered into a separation agreement with our former CFO, Anuar Kulmagambetov, to issue Mr. Kulmagambetov 50,000 restricted common shares of the Company; and an option to purchase up to 100,000 shares of the Company’s restricted common stock at $7.40 per share expiring five years from the date of grant. Mr. Kulmagambetov’s resignation was not the result of any disagreement with the Company on any matter relating to our operations, policies or practices.

        Between January and March 22, 2006, Credifinance Capital Corp., exercised warrants to purchase 148,980 common shares for $4.00 per share for an aggregate purchase price of $595,560. The shares were issued without registration pursuant to Regulation S of the Securities Act Rules.

        In April 2006, Gary Lerner, our former corporate secretary, exercised options to purchase 7,200 shares of our common stock at a price of $4.00 per share. The shares were issued without registration under the Securities Act of 1933 in reliance upon Section 4(2) of the Securities Act of 1933.

        On April 10, 2006, Credifinance Capital Corp., a related company through a common director, exercised warrants granted in April 2005 to purchase 50,100 shares of our restricted common stock for $250,500. The shares were issued without registration pursuant to Regulation S of the Securities Act Rules.

        On May 12, 2006, Aton International, Ltd., exercised warrants granted in December 2005 to purchase 916,667 restricted common shares for $6.00 per shares for an aggregate purchase price of $5,500,002. The shares were issued without registration pursuant to Regulation S of the rules and regulations promulgated by the Securities and Exchange Commission under the Securities Act of 1933.

        On June 20, 2006, our board of directors approved stock option grants and restricted stock awards to our officer and directors and certain employees and consultants of the Company under our 2004 Stock Incentive Plan. The total number of options and restricted stock grants was 200,000 and 495,000 respectively. The options are exercisable at a price of $7.00 per share, which was the closing price of our common stock on the OTCBB on June 20, 2006. The restricted stock grants were also valued at $7.00 per share. The options will expire three years from the grant date. All of the options and restricted stock grants vested immediately upon grant. Among the parties receiving restricted stock grants were the following executive officers and directors:

Name                            Positions with Company            Options Granted         Restricted Stock Granted
----------------------------    ----------------------------    --------------------    -----------------------------

Boris Cherdabayev               CEO and Director                            150,000                           80,000
Askar Tashtitov                 President                                         -                           40,000
Sanat Kasymov                   CFO                                               -                           40,000
Gamal Kulumbetov                COO                                               -                           40,000
Georges Benarroch               Director                                          -                           10,000
Troy Nilson                     Director                                          -                           10,000
Stephen Smoot                   Director                                          -                           10,000
Valery Tolkachev                Director                                     50,000                           40,000

Grants were made to a total of 16 people, eleven of whom are non-U.S. persons. The option and restricted stock grants were made without registration pursuant to Regulation S of the Securities Act Rules and Section 4(2) under the Securities Act of 1933.

Repurchases by Small Business Issuer

        During the quarter ended March 31, 2006, we did not repurchase any shares of our Company.

Management’s Discussion and Analysis of Results of Operations for the fiscal years ended March 31, 2006 and 2005

        This discussion summarizes the significant factors affecting our consolidated operating results, financial condition, liquidity and capital resources during the fiscal years ended March 31, 2006 and 2005. This discussion should be read in conjunction with the consolidated financial statements and footnotes to the consolidated financial statements included in this Proxy Statement. Our Consolidated Financial Statements and the accompanying notes included elsewhere in this Proxy Statement contain additional information that should be referred to when reviewing this material.

        Statements in this discussion may be forward-looking. These forward-looking statements involve risks and uncertainties, including those discussed below, which could cause actual results to differ from those expressed. Please read Forward-Looking Information on page 13.

Results of Operations

        Year ended March 31, 2006, compared to the year ended March 31, 2005.

        This section includes a discussion of our results of operations for the fiscal years ended March 31, 2006 and 2005. The following table sets forth selected operating data for the fiscal years indicated:

                                                For the year ended                For the year ended
                                                  March 31, 2006                    March 31, 2005
                                           -----------------------------    -------------------------------
Revenues:
   Oil and gas sales                                        $ 5,956,731                          $ 973,646

Expenses:
   Oil and gas operating(1)                                     829,514                            404,626
   Depletion                                                 1,1,67,235                            229,406
   Depreciation and amortization                                133,148                             66,451
   Accretion                                                      5,602                                  -
   General and administrative                                 9,724,597                          4,060,962

Net Production Data:
   Oil (Bbls)                                                   242,522                             68,755
   Natural gas (Mcf)                                                  -                                  -
   Barrels of Oil equivalent (BOE)                              242,522                             68,755

Average Sales Price:
   Oil (per Bbl)                                                  26.13                              15.17
   Natural gas (per Mcf)                                              -                                  -
   Equivalent price (per BOE)                                     26.13                              15.17

Expenses ($ per BOE):
   Oil and gas operating(1)                                        1.55                               3.08
   Depreciation, depletion and
      amortization(2)                                              5.12                               3.58

(1)      Includes direct lifting costs, (labor, repairs and maintenance, materials and supplies), expensed workover costs and the administrative costs of field production personnel, insurance and production and ad valorem taxes.
(2)      Represents depletion of oil and gas properties only.

Revenue and Production

The following table summarizes production volumes, average sales prices and operating revenue for our oil and natural gas operations for the year ended March 31, 2006 and the year ended March 31, 2005.

                                                                                             Fiscal Year ended
                                                                                        March 31, 2006 compared to
                                                                                        the Fiscal Year ended March
                                                                                                 31, 2005
                                                                                       ------------------------------
                                                                                             $                %
                                             For the Fiscal         For the Fiscal
                                               Year ended             Year ended         Increase         Increase
                                             March 31, 2006         March 31, 2005      (Decrease)       (Decrease)
                                            ------------------    -------------------- --------------    ------------
Production volumes:
  Natural gas (Mcf)                                         -                       -              -               -
  Natural gas liquids (Bbls)                                -                       -              -               -
  Oil and condensate (Bbls)                           242,522                  68,755        173,767             253
  Barrels of Oil equivalent (BOE)                     242,522                  68,755        173,767             253

Average Sales Price(1)
  Natural gas ($ per Mcf)                             $     -                 $     -        $     -               -
  Natural gas liquids ($ per Bbl)                     $     -                 $     -        $     -               -
  Oil and condensate ($ per Bbl)                    $   26.13                $  15.17      $   10.96              72
  Barrels of Oil equivalent
    ($ per BOE)                                     $   26.13                $  15.17       $  10.96              72

Operating Revenue:
Natural gas                                           $     -                  $    -        $     -               -
Natural gas liquids                                   $     -                  $    -        $     -               -
Oil and condensate                                 $5,956,731                $973,646    $ 4,983,085             512
Gain on hedging and derivatives(2)                    $     -                  $    -        $     -               -

(1)      At times,  we may produce more barrels than we sell in a given  period.  The average  sales price is  calculated  based on the average sales price per barrel sold, not per barrel produced.
(2)      We did not engage in hedging transactions, including derivatives during the fiscal years ended March 31, 2006 and 2005.

        Revenues.  We generate revenue under our contract from the sale of oil recovered during test production. During the year ended March 31, 2006, we realized revenue from oil sales of $5,956,731 compared to $973,646 during the year ended March 31, 2005. This increase in revenues is primarily the result of several factors. During the current fiscal year we performed workover of re-entered wells and drilled one additional well, which led to increased test production. We performed works to perforate a productive stratum, which led to a significant flow of oil at the Dolinnoe-3 well. As a result, during the fiscal year ended March 31, 2006 the Dolinnoe-3 well accounted for 63% of our total oil production. Additionally, the price per barrel we received for oil sold increased 72% during the fiscal year ended March 31, 2006 compared to the fiscal year ended March 31, 2005. Throughout the 2006 fiscal year domestic market price increased significantly, consistent with world market prices. Additionally during fourth fiscal quarter of our 2006 fiscal year we started exporting our oil to the world markets and realized the world market price for those sales, which is considerably higher than the domestic market price in Kazakhstan. We anticipate production will continue to increase in upcoming years. We also hope to continue to be granted export quotas, which would allow us to realize world market prices. This would also lead to increased revenue from oil sales compared to our prior fiscal years because of the increased in price per barrel we would realize from sales in the world market.

        Our revenue is sensitive to changes in prices received for our products. Our production is sold at the prevailing market price in Kazakhstan and world markets, which fluctuates in response to many factors that are outside our control. Imbalances in the supply and demand for oil can have a dramatic effect on the prices we receive for our production. Political instability, the economy, weather and other factors outside our control could have an impact on both supply and demand.

Costs and Operating Expenses

        Oil and Gas Operating Expenses. During the fiscal year ended March 31, 2006, we incurred $829,514 in oil and gas operating expenses compared to $404,626 during the year ended March 31, 2005. Oil and gas operating expenses increased due to increased production. During the year ended March 31, 2006 production volume increased by 173,767 barrels or 253% compared to the year ended March 31, 2005. Such increase led to hiring more production and maintenance personnel and a corresponding payroll increase during the year ended March 31, 2006 of 34% compared to the year ended March 31, 2005. Increased production also led to an increase in the royalty paid to the Government of 217% during the year ended March 31, 2006 compared to the year ended March 31, 2005. As discussed above, another result of increased production was a $270,336 or 131% increase in transportation expenses during the year ended March 31, 2006 compared to the year ended March 31, 2005.We expect oil and gas operating expenses to continue to increase in the upcoming fiscal year as revenue continues to increase.

        General and Administrative Expenses. General and administrative expenses during the fiscal year ended March 31, 2006 were $9,724,597 compared to $4,060,962 during the year ended March 31, 2005. This represents a 139% increase in general and administrative expenses. This significant increase is attributable to a 463% increase in payroll and other compensation, a 24% increase in rent expenses and a 26% increase in professional services fees. During the year ended March 31, 2006 we granted restricted stock and stock options to our directors, officers and key employees. Fair value of stock and stock options was recognized in our consolidated financial statements as compensation expense. The total amount of compensation expense recognized as a result of the stock and option grants was $4,800,954. Additionally, during the year ended March 31, 2006 we hired more administrative personnel to operate our business, using services of technicians, engineers, accountants and lawyers, as well as incurring other general corporate expenses. We do not expect general and administrative expenses to increase at such a significant rate in upcoming years. We anticipate increases in revenue will outpace the increase in general and administrative expenses in upcoming quarters.

        Loss from Operations. As a result of significantly increasing expenses, which were only partially offset by revenue from oil sales, during the fiscal year ended March 31, 2006 we realized a loss from operations of $5,903,365 compared to a loss from operations of $3,787,799 during the fiscal year ended March 31, 2005. While we realized a 512% increase in revenue during the year ended March 31, 2006 compared to the comparable period 2005, this increase was offset by a 105% increase in oil and gas operating expenses, a 409% increase in depletion expenses and a 139% increase in general and administrative expenses. This resulted in a 56% increase in loss from operations during the fiscal year ended March 31, 2006 compared to the fiscal year ended March 31, 2005. Until such time as expenses exceed revenue from oil and gas sales we will continue to generate operating losses. In future periods, we believe production rates and oil prices will be such that we will be able to generate sufficient revenue from oil sales to offset our expenses. If, however, production levels or oil prices were to decrease, we may be unable to offset our operating expenses with revenue from production and could experience additional losses from operations.

        Other Income. During the fiscal year ended March 31, 2006 we realized total other income of $594,075 compared to $501,830 during the fiscal year ended March 31, 2005. This 18% increase in other income is largely attributable to $401,563 increase in interest income and $403,151 increase in unrealized gains on marketable securities. During the year ended March 31, 2006 we received approximately $55 million for securities sold during a private placement transaction completed in December 2005. Therefore, at times during the year, we had funds that were not being used in operations that we invested in deposits and marketable securities. This income is partially offset by a $513,068 increase in exchange loss resulting from fluctuations of foreign currency rates against the U.S. Dollar and a $116,125 increase in other expenses. We anticipate the funds held in deposits and marketable securities will be used to fund our operations and therefore expect interest income and gains from marketable securities, both realized and unrealized, to decrease in the next twelve months.

        Net Loss. During the fiscal year ended March 31, 2006 we realized a net loss of $5,344,333 compared to a net loss of $3,286,312 during the fiscal year ended March 31, 2005. Notwithstanding the significant increase in revenue resulting from increased oil production during the year ended March 31, 2006 net loss increased significantly. This significant increase in net loss is largely attributable to 139% increase in general and administrative expenses. During the year ended March 31, 2006 our general and administrative expenses increased by $5,663,635 compared to the year ended March 31, 2005. While expenses have risen significantly during the past year, we do not expect such significant expense increases in upcoming years. We also anticipate that we will continue to realize significant increases in revenue as our production levels continue to increase. Based on these expectations, we anticipate that we will begin to realize net income in upcoming fiscal years.

Liquidity and Capital Resources

        Funding for our activities has historically been provided by funds raised through the sale of our common stock. From inception on May 6, 2003 through March 31, 2006, we have raised $94,626,926 through the sale of our common stock. As of March 31, 2006, we had cash and cash equivalents of $18,046,123 and hold marketable securities totaling $33,095,609. We anticipate our capital resources in the upcoming twelve months will likewise consist primarily of revenue from the sale of oil and gas recovered.

        Our need for capital, except for funding our ongoing operations, is primarily related to the potential acquisition of additional oil and gas properties. For the period from inception on May 6, 2003 through March 31, 2006, we have incurred capital expenditures of $66,683,297 for exploration, development and acquisition activities.

Cash Flows

        During the fiscal year ended March 31, 2006 cash was primarily used to fund exploration and development expenditures. We had a net increase in cash and cash equivalents of $8,056,491 during the current fiscal year. See below for additional discussion and analysis of cash flow.

                                                          Twelve months ended            Twelve months ended
                                                             March 31, 2006                March 31, 2005
                                                      ----------------------------- ------------------------------

Net cash used in operating activities                                $(33,930,517)                  $ (1,415,004)
Net cash used in investing activities                                $(18,421,553)                   (18,001,879)
Net cash provided by financing activities                            $ 60,408,561                     27,280,160
                                                      ----------------------------- ------------------------------

NET INCREASE IN CASH AND CASH EQUIVALENTS                            $   8,056,491                    $ 7,863,277
                                                      ============================= ==============================

        Our primary source of cash has been cash flows from equity offerings. During the fiscal year ended March 31, 2006 we realized $57,410,892 from the sale of our common stock. We primarily used this cash to fund our capital expenditures and invest into debt securities. Debt securities were purchased for speculative purposes to have a short-term income from market fluctuations. Throughout the next fiscal year we plan to sell debt securities out and use cash to fund our capital expenditures. At March 31, 2006 we had cash on hand of $18,046,123.

        We continually evaluate our capital needs and compare them to our capital resources. Our budgeted capital expenditures for the upcoming fiscal year are about $60 million to $70 million for exploration, development, production and acquisitions. We believe our export quota and favorable world market prices will allow us to generate sufficient oil and gas revenues to finance the gap of $10 million to $20 million required for our planned exploration, development, production and acquisitions. During the year ended March 31, 2006, we spent $18 million in exploration, development and production. We funded these expenditures primarily from cash on hand and oil sales revenue. We anticipate a significant increase in revenue during the upcoming year. As discussed herein, we were granted export quotas to sell up to 29,200 barrels of crude oil during January 2006, 21,900 barrels of crude oil in March 2006, 14,600 barrels of crude oil in April 2006 and 29,200 barrels of crude oil in May 2006 and June 2006 in the world markets, which has allowed us to realize world market price which is considerable higher than the domestic market price in Kazakhstan.

        Certain operating cash flows are denominated in local currency and are translated into U.S. dollars at the exchange rate in effect at the time of the transaction. Because of the potential for civil unrest, war and asset expropriation, some or all of these matters, which impact operating cash flow, may affect our ability to meet our short-term cash needs.

Contractual Obligations and Contingencies

        The following table lists our significant commitments at March 31, 2006, excluding current liabilities as listed on our consolidated balance sheet:

                                                                       Payments Due By Period
                                              --------------------------------------------------------------------------
Contractual obligations                           Total        Less than 1     1-3 years       4-5 years      After 5
                                                                  year                                         years
                                              --------------- -------------- --------------- -------------- ------------
Capital Expenditure                             $ 10,500,000    $ 6,000,000     $ 4,500,000              -            -
   Commitment(1)
Due to the Government of
   the Republic of Kazakhstan(2)(3)              $ 5,994,200              -     $ 5,994,200              -            -
Due to Reservoir Consultants(4)                   $  500,000      $ 500,000               -              -            -
Liquidation Fund                                  $  924,592              -      $  924,592              -            -
                                               ---------------------------------------------------------------------------
    Total                                       $ 17,918,792    $ 6,500,000    $ 11,418,792              -            -
                                               ===========================================================================

                                                                                                                     (1)  Under the terms of our contract with the ROK, we are required to spend a total of at least $10.5 million dollars in exploration, development and improvements within the ADE Block, as extended during the term of the license, including $6 million in the 2006 calendar year and $4.5 million in the 2007 calendar year.  If we fail to do so, we may be subject to the loss of our exploration license.
(2)  In connection with our acquisition of the oil and gas contract covering the ADE Block, we are required to repay the ROK for historical costs incurred by it in undertaking geological and geophysical studies and infrastructure improvements.  The repayment terms of this obligation will not be determined until such time as we apply for and are granted commercial production rights by the ROK.  Under our contract, if we wish to commence commercial production, we must apply for such right prior to the expiration of our exploration and development rights in July 2007, or we must apply for a two-year extension of our exploration license.  We are legally entitled to receive commercial production rights and have the exclusive right to negotiate such with the ROK, and the
     ROK is required to conduct the negotiations under the Law of Petroleum in Kazakhstan.  Although we can apply for commercial production rights at any time, we enjoy certain benefits under our contract that currently make it more economically advantageous for us to continue exploration and development activities at this time.  At this time, we anticipate that we will apply for a two extension of our exploration license during the first half of the 2007 calendar year.  This would give us an additional two years to explore and prove up our properties before we apply for commercial production rights.  Should we decide not to pursue a commercial production contract, we can relinquish the ADE Block to the ROK in satisfaction of this obligation.
(3)  As with the ADE Block, we will also be required to repay the ROK its historical costs for access to and use of geological and geophysical data gathered and infrastructure improvement previously made by the ROK within the Extended Territory.  We are presently negotiating the amount and terms of this obligation with the ROK.  This approximately $6 million obligation represents only our repayment obligation with respect to the ADE Block, and not the extended territory.
(4)  In April 2006 we repaid the whole amount of $500,000 to reservoir consultants.

Off-Balance Sheet Financing Arrangements

        As of March 31, 2006, we had no off-balance sheet financing arrangements.

Critical Accounting Policies

        We have identified the accounting policies below as critical to our business operations and the understanding of our financial statements. The impact of these policies and associated risks are discussed throughout Management's Discussion and Analysis and Plan of Operations where such policies affect our reported and expected financial results. A complete discussion of our accounting policies is included in Note 2 of the Notes to Consolidated Financial Statements.

        Foreign Exchange Transactions

        Transactions denominated in foreign currencies are reported at the rates of exchange prevailing at the date of the transaction. Monetary assets and liabilities denominated in foreign currencies are translated to U.S. dollar at the rates of exchange prevailing at the balance sheet dates. Any gains or losses arising from a change in exchange rates subsequent to the date of the transaction are included as an exchange gain or loss in the Consolidated Statements of Operations.

       Share-Based Compensation

        We account for options granted to non-employees at their fair value in accordance with FAS No. 123, Accounting for Stock-Based Compensation. Under FAS No. 123, share-based compensation is determined as the fair value of the equity instruments issued. The measurement date for these issuances is the earlier of the date at which a commitment for performance by the recipient to earn the equity instruments is reached or the date at which the recipient's performance is complete. Stock options granted to the "selling agents" in the private equity placement transactions have been offset to the proceeds as a cost of capital. Stock options and stocks granted to other non-employees are recognized in the Consolidated Statements of Operations.

        We have a stock option plan as described in Note 17 of the Notes to Consolidated Financial Statements. Compensation expense for options and stocks granted to employees is determined based on their fair values at the time of grant, the cost of which is recognized in the Consolidated Statements of Operations over the vesting periods of the respective options.

        Full Cost Method of Accounting

        We follow the full cost method of accounting for our costs of acquisition, exploration and development of oil and gas properties.

        Under full cost accounting rules, the net capitalized costs of evaluated oil and gas properties shall not exceed an amount equal to the present value of future net cash flows from estimated production of proved oil and gas reserves, based on current economic and operating conditions, including the use of oil and gas prices as of the end of each quarter.

        Given the volatility of oil and gas prices, it is reasonably possible that the estimate of discounted future net cash flows from proved oil and gas reserves could change. If oil and gas prices decline, even if only for a short period of time, it is possible that impairments of oil and gas properties could occur. In addition, it is reasonably possible that impairments could occur if costs are incurred in excess of any increases in the cost ceiling, if revisions to proved oil and gas reserves occur, or if properties are sold for proceeds less than the discounted present value of the related proved oil and gas reserves.

        Ceiling test

        The capitalized oil and gas properties are subject to a "ceiling test." The full cost ceiling test is an impairment test prescribed by SEC Regulation S-X Rule 4-10. The test determines a limit, or ceiling, on the book value of oil and gas properties. That limit is basically the after tax present value of the future net cash flows from proved crude oil and natural gas reserves. This ceiling is compared to the net book value of the oil and gas properties reduced by any related deferred income tax liability. If the net book value reduced by the related deferred income taxes exceeds the ceiling, impairment or non-cash write down is required. Ceiling test impairment can give the Company a significant loss for a particular period; however, future depletion expense would be reduced.

Recently Issued Accounting Pronouncements

        In March 2005, the FASB issued an interpretation of Statement No. 143, "Accounting for Asset Retirement Obligations". This interpretation clarifies that the term "conditional asset retirement obligation " as used in the Statement No. 143, refers to a legal obligation to perform an asset retirement activity in which the timing and (or) method of settlement are conditional on a future event that may or may not be within the control of the entity. The obligation to perform the asset retirement activity is unconditional even though uncertainty exists about the timing and (or) method of settlement. Thus, the timing and (or) method of settlement may be conditional on a future event. Accordingly, an entity is required to recognize a liability for the fair value of a conditional asset retirement obligation if the fair value of the liability can be reasonably estimated. The fair value of a liability for the conditional asset retirement obligation should be recognized when incurred - generally upon acquisition, construction, or development and (or) through the normal operation of the asset. Uncertainty about the timing and (or) method of settlement of a conditional asset retirement obligation should be factored into the measurement of the liability when sufficient information exist. Statement No. 143 acknowledges that in some cases, sufficient information may not be available to reasonably estimate the fair value of an asset retirement obligation. This interpretation also clarifies when an entity would have sufficient information to reasonable estimate the fair value of an asset retirement obligation. This interpretation is effective no later than the end of fiscal years after December 15, 2005. Management does not expect FASB interpretation to the Statement No. 143 to have an impact to the Company's consolidated financial position or consolidated results of operations and cash flows.

        In May 2005, the FASB issued Statement No. 154, "Accounting Changes and Error Corrections", a replacement of APB Opinion 20, "Accounting Changes" and FASB Statement No. 3, "Reporting Accounting Changes in Interim Financial Statements." This Statement changes the requirements for the accounting for and reporting of a change in accounting principle. APB Opinion 20 previously required that most voluntary changes in accounting principles be recognized by including in net income of the period of the change the cumulative effect of changing to the new accounting principle. FASB Statement No. 154 requires retrospective application to prior periods' financial statements of changes in accounting principle, unless it is impracticable to determine either the period specific effects or the cumulative effect of the change. This statement is effective for accounting changes and corrections of errors made in fiscal periods that begin after December 15, 2005. Management does not anticipate this statement will impact the Company's consolidated financial position or consolidated results of operations and cash flows.

        In February 2006, the FASB issued Statement No. 155, "Accounting for Certain Hybrid Financial Instruments", an amendment of FASB Statement No. 133, "Accounting for Derivative Instruments and Hedging Activities" and FASB Statement No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities." This Statement permits fair value remeasurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation; clarifies which interest-only strips and principal-only strips are not subject to the requirements of Statement No. 133, establishes a requirement to evaluate interests in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation; clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives and amends Statement 140 to eliminate the prohibition on a qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. This Statement is effective for accounting changes and corrections of errors made in fiscal periods that begin after September 15, 2006. Management does not anticipate this Statement will impact the Company's consolidated financial position or consolidated results of operations and cash flows.

        In March 2006, the FASB issued Statement No. 156, "Accounting for Servicing of Financial Assets", an amendment of FASB Statement No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities." This Statement amends Statement No. 140 with respect to the accounting for separately recognized servicing assets and servicing liabilities. This Statement is effective for accounting changes and corrections of errors made in fiscal periods that begin after September 15, 2006. Management does not anticipate this Statement will impact the Company's consolidated financial position or consolidated results of operations and cash flows.

Effects of Inflation and Pricing

        The oil and natural gas industry is very cyclical and the demand for goods and services of oil field companies, suppliers and others associated with the industry puts extreme pressure on the economic stability and pricing structure within the industry. Typically, as prices for oil and natural gas increase, so do all associated costs. Material changes in prices have an impact on the current revenue stream, estimates of future reserves, borrowing base calculations of bank loans and value of properties in purchase and sale transactions. Material changes in prices can impact the value of oil and natural gas companies and their ability to raise capital, borrow money and retain personnel. While we do not currently expect business costs to materially increase, continued high prices for oil and natural gas could result in increases in the cost of material, services and personnel.

Information excerpted from our Quarterly Report on Form 10-Q for the quarter ended June 30, 2006

Management's Discussion and Analysis of Results of Operations for the three months ended June 30, 2006 and 2005

Recent Developments

        In July 2006 we completed drilling of the Kariman-1 well and started testing the well. The tests have been conducted in the open wellbore without perforation in the Upper Triassic formation. Despite the fact that the flows from this horizon are partially blocked by drilling fluid, preliminary testing conducted during the first month of testing - yielded results ranging from 250 to 530 barrels per day. When we penetrated the Upper Triassic formation between a depth of 3,000 and 3,270 meters we discovered a sandstone interval with intensive oil shows recorded on shaleshakers and ditches along with degassing of drilling fluid. Although unexpected, this Upper Triassic interval was subsequently confirmed by electric logging. Based upon our interpretation of a recently completed 3D seismic study, our original goal was to extend the depth of the existing well from 3,069 meters to 3,800 meters, through the Middle Triassic formation. During the reaming of the existing wellbore we discovered that the technical condition of the well had deteriorated significantly from the condition described in the original drilling logs. Because of the poor conditions within the wellbore, we began a sidetrack at 1,660 meters and essentially drilled a new bore from that depth. When we penetrated the Middle Triassic formation between 3,356 meters and 3,361 meters we encountered very high formation pressure, additional intensive oil shows and a substantial increase in the gas content in drilling fluid. Therefore, as a safety precaution, we compensated by increasing drilling fluid weight. The increased weight of the required drilling fluid allowed us to determine that the Middle Triassic formation is characterized by abnormally high pressure of approximately 600 atmospheres. Due to the high weight of the drilling fluid, beginning at 3,361 meters there was a loss circulation within the wellbore. Analysis of electric logging data determined that the loss circulation area was located at a depth between 1,660-1,860 meters. Therefore, we separated the loss circulation from the inflow by installing a cement plug and running casing to a depth of 3,100 meters. Due to high pressure and strong degassing of drilling fluid in the penetrated portion of the Middle Triassic formations, we decided to stop drilling at the depth of 3,361 meters and to commence well completion operations. In December 2006 we plan to use a drilling rig to deepen the Kariman-1 well in an effort to determine the potential of the formation in the Middle Triassic. We plan to line the well to isolate the Middle Triassic horizons. Then we will perforate the well and test the potential oil bearing horizons. We expect that these activities will allow us to obtain a preliminary understanding of the potential of the carbonate formations of the Middle Triassic, while allowing us to continue testing the Upper Triassic formation.

        In July 2006 we commenced re-entry operations on the Borly-2 well located in the Borly structure in the Extended Territory. The Kazakhstani National Oil and Gas Company performed the original drilling of the Borly-2 well in 1995 to a total depth of 3,225 meters. The well targeted the Triassic formation, which was penetrated at 2,382 meters. The well was then cased to a depth of 1,900 meters. Despite the presence of hydrocarbonates in the actual core samples, it was concluded that further work on the well was not warranted due to instability in the wellbore and the results of the initial well logging. The well logging made in 1995 gave incomplete information. Because of the limited financial resources available at the time, geologists were under time constraints to complete their research rapidly, using the limited technologies available to them. The difficulties in making an appropriate evaluation were further increased by the crumbling within the wellbore and the lack of means to respond to this difficulty. Current technology will allow us to get more precise well logging and gain valuable insight into the Borly structure. Our decision to re-enter the Borly-2 well was guided by results of interpretation of a 3D seismic study completed by us in March 2006. Based on the results of the 3D seismic, we will seek to confirm the presence of oil and gas in the Borly structure in the carbonate reservoirs of Triassic formation, which we believe are similar to the carbonate structures located in our nearby Dolinnoe field.

        During our first fiscal quarter we continued testing and development works on Dolinnoe-1, Dolinnoe-2, Dolinnoe-3, Emir-1, Aksaz-1 and Aksaz-4 wells.

        In April 2006 we performed acid treatment in the Dolinnoe-1 and Dolinnoe-2 wells and in July 2006 in the Dolinnoe-3 well.

        During our first fiscal quarter, we resumed workover operations at the Aksaz-1 and Emir-1 wells. In June we also conducted acid treatment in Emir-1 well in an effort to improve production.

        Following is a brief description of the production status of each of our seven wells.

Aksaz-1

        As of the filing of the quarterly report this well was under workover and was not producing. Prior to workover, four producing intervals were tested. The single interval test production rates in Aksaz-1 using a 10 mm diameter choke was 140 bpd.

Aksaz-4

        Drilling of this well was completed in August 2005. Two producing intervals have been tested. As of the filing of the quarterly report, production rates from single interval testing using a 6 mm diameter choke ranges from 50 to 125 bpd.

Dolinnoe-1

        As of the filing of the quarterly report this well was producing. We recently completed acid treatment of this well. Production rates as of the filing of the quarterly report from single interval testing using a 6 mm diameter choke ranged from 80 to 125 bpd.

Dolinnoe-2

        As of the filing of the quarterly report this well was also producing. We recently completed acid treatment of this well. As of the filing of the quarterly report, production rates from single interval testing using an 8 mm diameter choke ranges from 100 to 160 bpd.

Dolinnoe-3

        As of the filing of the quarterly report this well was producing. We completed acid treatment of the well. Production rates as of the filing of the quarterly report from single interval testing using chokes between 6 mm - 10 mm diameter choke ranged from 460 and 630 bpd.

Emir-1

        As of the filing of the quarterly report this well was producing. Production rates at the time the quarterly report was filed from single interval testing using a 8 mm diameter choke ranged from 12 to 20 bpd.

Kariman-1

        As of the filing of the quarterly report we had completed drilling of the Kariman-1 well in July 206 and started testing the well. The tests have been conducted in the open wellbore without perforation in the Upper Triassic formation. Despite the fact that the flows from this horizon are partially blocked by drilling fluid, preliminary testing conducted during the first month of testing using chokes ranging from 20 mm to 30 mm yielded results ranging from 250 to 530 barrels per day.

Outlook

        During the first quarter of the fiscal year we changed our drilling program and revised annual budget due to unforeseen events occurred including, but not limited to, technical difficulties faced and delay in mobilization of drilling rigs to the field and changes of our expectations of oil production rates from the Extended Territory.

        According to our new drilling program, during the current fiscal year, we plan to drill a total of four exploratory and developmental wells and re-open one well in the Extended Territory. Instead of drilling an additional four developmental wells we plan to drill one well in the Dolinnoe field and two wells in the Emir field of the ADE Block. Development activities under our revised business plan still include development of our oilfields by constructing additional electric lines and oil collection units, test and research operations at the Extended Territory.

        In our previous budget we planned to conduct horizontal and directional drilling at two of our existing wells during 2006. However, due to geological and technical difficulties with the well bore, we decided to abandon a directional drilling program at this time.

        During the fiscal year, we also will continue workover and research operations on the existing six wells in the ADE Block.

        Our outlook as described above is subject to change based upon factors that include, but are not limited to, drilling results, availability of drilling rigs, commodity prices, access to capital and other factors referred to in "Forward Looking Statements."

        We have and will continue to seek to increase our proven reserves through continued exploration and development of our properties, as well as the acquisition of other properties with exploration and production potential.

        For us to operate profitability and grow in the future we need to significantly increase production. Our revenue, profitability and future growth depend substantially on factors beyond our control, such as economic, political and potential regulatory and competition from other sources of energy. Oil prices historically have been volatile and may fluctuate widely in the future. Sustained periods of low prices for crude oil could materially and adversely affect our financial position, results of operations, the quantities of oil and natural gas reserves that we can economically produce, the markets into which we can sell our oil and our access to additional capital. In a worst case scenario, future drilling operations could be largely unsuccessful, oil and gas prices could sharply decline, we could fail to gain access to the world oil markets and/or other factors beyond our control could cause us to modify or substantially curtail our exploration and development plans, which could negatively impact our earnings, cash flow and most likely the trading price of our securities.

Results of Operations

        Three months ended June 30, 2006, compared to the three months ended June 30, 2005.

Revenue and Production

        The following table summarizes production volumes, average sales prices and operating revenue for our oil and natural gas operations for the three months ended June 30, 2006 and the three months ended June 30, 2005.

                                                                                           Three months ended
                                                                                             June 30, 2006
                                                                                       to the three months ended
                                                                                             June 30, 2005
                                                                                     -------------------------------
                                              For the three         For the three          $                %
                                              Months ended          months ended       Increase          Increase
                                              June 30, 2006         June 30, 2005     (Decrease)        (Decrease)
                                            ------------------    ------------------ --------------    -------------
Production volumes:
  Natural gas (Mcf)                                         -                     -              -                -
  Natural gas liquids (Bbls)                                -                     -              -                -
  Oil and condensate (Bbls)                            50,264                41,456          8,808              21%
  Barrels of Oil equivalent (BOE)                      50,264                41,456          8,808              21%

Average Sales Price
  Natural gas ($ per Mcf)                                   -                     -              -                -
  Natural gas liquids ($ per Bbl)                           -                     -              -                -
  Oil and condensate ($ per Bbl)                      $ 52.58               $ 17.98        $ 34.60             192%
  Barrels of Oil equivalent
    ($ per BOE)                                       $ 52.58               $ 17.98        $ 34.60             192%

Operating Revenue:
Natural gas                                                 -                     -              -                -
Natural gas liquids                                         -                     -              -                -
Oil and condensate                                $ 2,345,972             $ 662,637    $ 1,683,335             254%
Gain on hedging and derivatives(1)                          -                     -              -                -
                                            ------------------    ------------------ --------------    -------------

         (1)   We did not engage in hedging transactions, including derivatives during the three months ended June 30, 2006, or the three months ended June 30, 2005.

        Revenues. We generate revenue under our contract from the sale of oil recovered during test production. During the quarter ended June 30, 2006, we realized revenue from oil sales of $2,345,972 compared to $662,637 during the quarter ended June 30, 2005. This increase in revenues is primarily the result of several factors. During the current fiscal quarter we performed acid treatment in the Dolinnoe-1 and Dolinnoe-2 wells. As a result production rates increased considerably in those two wells. During the quarter ended June 30, 2006, we also had one additional well in testing or test production as compared to the quarter ended June 30, 2005. The largest contributing factor to the increase in revenue, however, was the 192% increase in the price per barrel we received for oil sales during the quarter ended June 30, 2006 compared to the fiscal quarter ended June 30, 2005. During the fiscal quarter ended June 30, 2006 we exported our oil to the world markets and realized the world market price for those sales. By comparison, during the fiscal quarter ended June 30, 2005 all oil sales were to the domestic market in Kazakhstan, where the price per barrel of oil is significantly lower than the world market price. We anticipate production will continue to increase in upcoming years. We plan to continue our drilling activity in the upcoming periods. We also hope to continue to be granted export quotas, which allow us to realize world market prices. This should lead to increased revenue from oil sales compared to our prior fiscal years because of the increased price per barrel we will realize from oil sales to the world market.

        Our revenue is sensitive to changes in prices received for our products. Our production is sold at the prevailing market price in Kazakhstan and in the world markets, which fluctuates in response to many factors that are outside our control. Imbalances in the supply and demand for oil can have a dramatic effect on the prices we receive for our production. Political instability, the economy, weather and other factors outside our control could have an impact on both supply and demand.

Costs and Operating Expenses

        The following table presents details of our expenses for the three months ended June 30, 2006 and 2005:

                                             For the three months ended         For the three months ended
                                                   June 30, 2006                       June 30, 2005
                                           -------------------------------     ------------------------------
Expenses:
   Oil and gas operating(1)                                   $   414,875                        $    80,273
   General and administrative                                   5,367,696                          1,001,238
   Depletion                                                      240,491                            189,778
   Accretion expenses                                              39,605                                  -
   Amortization and depreciation                                   35,145                             30,438
                                           -------------------------------     ------------------------------
Total                                                         $ 6,097,812                        $ 1,301,727
                                           ===============================     ==============================
Expenses ($ per BOE):
   Oil and gas operating(1)                                          9.30                               2.18
   Depletion (2)                                                     5.39                               5.15

(1)       Includes transportation cost, production cost and ad valorem taxes.
(2)       Represents depletion of oil and gas properties only.

        Oil and Gas Operating Expenses. During the three months ended June 30, 2006 we incurred $414,875 in oil and gas operating expenses compared to $80,273 during the three months ended June 30, 2005. This increase in oil and gas operating expenses is the result of increased production. During the first fiscal quarter 2007 production volume increased by 8,808 bbls or 21% compared to the three months ended June 30, 2005. Such increase led to hiring more production and maintenance personnel and a corresponding payroll increase during the quarter ended June 30, 2006 of 428% compared to the quarter ended June 30, 2005. Increased production also led to an increase in the royalty paid to the Government of 10% during the quarter ended June 30, 2006 compared to the quarter ended June 30, 2005. Another result of increased production was a $183,814 or 433% increase in transportation expenses during the quarter ended June 30, 2006 compared to the quarter ended June 30, 2005. While we expect oil and gas operating expenses to continue to increase in the upcoming fiscal year as revenue continues to increase we do not expect such increases will be as significant in the future.

        General and Administrative Expenses. General and administrative expenses during the three months ended June 30, 2006 were $5,367,696 compared to $1,001,238 during the three months ended June 30, 2005. This represents a 436% increase in general and administrative expenses. This significant increase is attributable to an 888% increase in payroll and other compensation, a 77% increase in professional services fees and 279% increase in taxes as well as 188% increase in business trip expenses. During the quarter ended June 30, 2006 we granted restricted stock and stock options to our directors, officers and key employees. Fair value of stock and stock options was recognized in our consolidated financial statements as compensation expense. The total amount of compensation expense recognized as a result of the stock and option grants was $4,010,346. Additionally, during the quarter ended June 30, 2006 we hired more administrative personnel to operate our business, using services of technicians, engineers, accountants and lawyers, as well as incurring other general corporate expenses. We anticipate increases in revenue will outpace the increases in general and administrative expenses in upcoming quarters.

        Loss from Operations. As a result of significantly increasing expenses, which were only partially offset by revenue from oil sales, during the fiscal quarter ended June 30, 2006 we realized a loss from operations of $3,751,840 compared to a loss from operations of $639,090 during the fiscal quarter ended June 30, 2005. While we realized a 254% increase in revenue during the quarter ended June 30, 2006 compared to the comparable period 2005, this increase was offset by a 417% increase in oil and gas operating expenses, a 27% increase in depletion expenses and a 436% increase in general and administrative expenses. This resulted in a 487% increase in loss from operations during the fiscal quarter ended June 30, 2006 compared to the fiscal quarter ended June 30, 2005. Until such time as expenses exceed revenue from oil and gas sales we will continue to generate operating losses. In future periods, we believe production rates and oil prices will be such that we will be able to generate sufficient revenue from oil sales to offset our expenses. If, however, production levels or oil prices were to decrease, we may be unable to offset our operating expenses with revenue from production and could continue to experience losses from operations.

        Other Income. During the fiscal quarter ended June 30, 2006 we realized total other income of $611,079 compared to the other expense of $58,561 during the fiscal quarter ended June 30, 2005. This change from other expense to other income is largely attributable to $143,262 increase in interest income, $184,506 increase in realized gain on marketable securities, $120,205 increase in unrealized gains on marketable securities and $291,059 increase in exchange gain resulting from fluctuations of foreign currency rates against the U.S. Dollar. This income is partially offset by a $69,392 increase in other expenses. We anticipate the funds held in deposits and marketable securities will be used to fund our operations and therefore expect interest income and gains from marketable securities, both realized and unrealized, to decrease in the next three months.

        Net Loss. During the fiscal quarter ended June 30, 2006 we realized a net loss of $3,140,761 compared to a net loss of $697,651 during the fiscal quarter ended June 30, 2005. Notwithstanding the significant increase in revenue resulting from increased oil production during the quarter ended June 30, 2006 net loss increased significantly. This significant increase in net loss is largely attributable to 436% increase in general and administrative expenses. During the quarter ended June 30, 2006 our general and administrative expenses increased by $4,366,458 compared to the quarter ended June 30, 2005. While expenses have risen significantly during the past quarters, we do not expect such significant expense increases in upcoming quarters. We also anticipate that we will continue to realize significant increases in revenue as our production levels continue to increase. Based on these expectations, we anticipate net losses in upcoming quarters will decrease significantly.

Liquidity and Capital Resources

        Funding for our activities has historically been provided by funds raised through the sale of our common stock. From inception on May 6, 2003 through June 30, 2006 we have raised $94,626,926 through the sale of our common stock. As of June 30, 2006 we had cash and cash equivalents of $14,040,451 and held marketable securities totaling $33,456,728. We anticipate our capital resources in the upcoming three months will likewise consist primarily of revenue from the sale of oil recovered.

        Our need for capital is primarily to fund our ongoing operations. For the period from inception on May 6, 2003 through June 30, 2006, we have incurred capital expenditures of $72,872,721 for exploration, development and acquisition activities.

Cash Flows

        During the fiscal quarter ended June 30, 2006 cash was primarily used to fund exploration and development expenditures. We had a net decrease in cash and cash equivalents of $4,005,672 during the current fiscal quarter. See below for additional discussion and analysis of cash flow.

                                                           Three months ended            Three months ended
                                                             June 30, 2006                  June 30, 2005
                                                      ----------------------------- ------------------------------

Net cash used in operating activities                        $ (3,154,650)                  $ (2,086,880)
Net cash used in investing activities                        $ (6,609,524)                  $ (6,102,444)
Net cash provided by financing activities                    $  5,758,502                   $  6,085,618
                                                      ----------------------------- ------------------------------

NET CHANGE IN CASH AND CASH EQUIVALENTS                      $ (4,005,672)                  $ (2,103,706)
                                                      ============================= ==============================

        We continually evaluate our capital needs and compare them to our capital resources. Our budgeted capital expenditures for the current fiscal year were about $60 million to $70 million for exploration, development, production and acquisitions. At the time the budget was prepared, we believed our production would be sufficient to allow us to generate enough revenue from oil sales to finance the gap of $10 million to $20 million required for our planned exploration, development, production and acquisitions. However, the drilling schedules we initially anticipated have been delayed and production has developed more slowly than expected. We are currently reviewing the assumptions made in formulating our budget and considering revisions to our annual budget to take into account oil production volumes and revenue to ensure we have sufficient capital to meet our operational needs.

        During the quarter ended June 30, 2006, we spent $6 million in exploration, development and production. We funded these expenditures primarily from cash on hand and oil sales revenue. We anticipate a significant increase in revenue during the upcoming year due to drilling of new wells, increasing of production rate for existing wells and favorable world market prices.

        Certain operating cash flows are denominated in local currency and are translated into U.S. dollars at the exchange rate in effect at the time of the transaction. Because of the potential for civil unrest, war and asset expropriation, some or all of these matters, which impact operating cash flow, may affect our ability to meet our short-term cash needs.

Contractual Obligations and Contingencies

        The following table lists our significant commitments at June 30, 2006, excluding current liabilities as listed on our consolidated balance sheet:

                                                                    Payments Due By Period
                                          ----------------------------------------------------------------------------
Contractual obligations                        Total        Less than 1      1-3 years      4-5 years      After 5
                                                                year                                        years
                                          ---------------- --------------- --------------- ------------- -------------
Capital Expenditure                          $ 10,500,000     $ 6,000,000     $ 4,500,000             -             -
   Commitment(1)
Due to the Government of
   the Republic of Kazakhstan(2)               11,344,880               -      11,344,880             -             -
Liquidation Fund                                  964,197               -         964,197             -             -
--------------------------------------------------------------------------------------------------------------------------
             Total                           $ 22,809,077     $ 6,000,000    $ 16,809,077             -             -
=========================================================================================================================

(1)  Under the terms of our contract with the ROK, we are required to spend a total of at least $10.5 million dollars in exploration, development and improvements within the ADE Block, as extended during the term of the license, including $6 million in the 2006 calendar year and $4.5 million in the 2007 calendar year.  If we fail to do so, we may be subject to the loss of our exploration license.
(2)  In connection with our acquisition of the oil and gas contract covering the ADE Block and the Extended Territory, we are required to repay the ROK for historical costs incurred by it in undertaking geological and geophysical studies and infrastructure improvements.  The repayment terms of this obligation will not be determined until such time as we apply for and are granted commercial production rights by the ROK.  Under our contract, if we wish to commence commercial production, we must apply for such right prior to the expiration of our exploration and development rights in July 2007 or we must apply for a two-year extension of our exploration license.  We are legally entitled to the two-year extension.  We are also legally entitled to receive commercial production rights and have the exclusive right to negotiate such with the ROK, and the ROK is required to conduct the negotiations under the Law of Petroleum in Kazakhstan.  Although we can apply for commercial production rights at any time, we enjoy certain benefits under our contract that currently make it more economically advantageous for us to continue exploration and development activities at this time.  At this time, we anticipate that we will apply for a two-year extension of our exploration license during the first half of the 2007 calendar year.  This would give us an additional two years to explore and prove up our properties before we apply for commercial production rights.  Should we decide not to pursue a commercial production contract, we can relinquish the ADE Block and Extended Territory to the ROK in satisfaction of this obligation.  Our repayment obligation for the ADE Block is $5,994,200.  Our repayment obligation for the Extended Territory is $5,350,680.

Off-Balance Sheet Financing Arrangements

        As of June 30, 2006, we had no off-balance sheet financing arrangements.

Financial Statements

        See Consolidated Financial Statements listed in the accompanying index to the Consolidated Financial Statements on Page F-1 herein.

Litigation

        In December 2003, a complaint was filed in the 15th Judicial Court in and for Palm Beach County, Florida, naming, among others, us, Georges Benarroch and Alexandre Agaian,  former BMB directors, as defendants. The plaintiffs, Brian Savage, Thomas Sinclair and Sokol Holdings, Inc., allege claims of breach of contract, unjust enrichment, breach of fiduciary duty, conversion and violation of a Florida trade secret statute in connection with a business plan for the development Aksaz, Dolinnoe and Emir oil and gas fields owned by Emir Oil, LLP. The parties mutually agreed to dismiss this lawsuit without prejudice.

        In April 2005, Sokol Holdings, Inc., also filed a complaint in United States District Court, Southern District of New York alleging that BMB Munai, Inc., Boris Cherdabayev, Alexandre Agaian, Bakhytbek Baiseitov, Mirgali Kunayev and Georges Benarroch wrongfully induced Toleush Tolmakov to breach a contract under which Mr. Tolmakov had agreed to sell to Sokol 70% of his 90% interest in Emir Oil LLP.

        In October 2005, Sokol Holdings amended its complaint in the U.S. District Court in New York to add Brian Savage and Thomas Sinclair as plaintiffs and to add Credifinance Capital, Inc., and Credifinance Securities, Ltd., (collectively “Credifinance”) as defendants in the matter. The amended complaint alleges tortious interference with contract, specific performance, breach of contract, unjust enrichment, breach of fiduciary duty by Georges Benarroch, Alexandre Agaian and Credifinance, conversion, breach of fiduciary duty by Boris Cherdabayev, Mirgali Kunayev and Bakhytbek Baiseitov, misappropriation of trade secrets, tortuous interference with fiduciary duty by Mr. Agaian, Mr. Benarroch and Credifinance and aiding and abetting breach of fiduciary duty by Mr. Benarroch, Mr. Agaian and Credifinance in connection with a business plan for the development of the Aksaz, Dolinnoe and Emir oil and gas fields owned by Emir Oil, LLP. The plaintiffs have not named Toleush Tolmakov as defendant in the action nor have the plaintiffs ever brought claims against Mr. Tolmakov to establish the existence or breach of any legally binding agreement between the plaintiffs and Mr. Tolmakov. The plaintiffs seek damages in an amount to be determined at trial, punitive damages, specific performance and such other relief as the Court finds just and reasonable.

        We have retained the law firm of Bracewell & Giuliani LLP in New York, New York to represent us in the lawsuit. We moved for dismissal of the amended complaint or for a stay pending arbitration in Kazakhstan. That motion was denied, without prejudice to renewing it, to enable defendants to produce documents to plaintiffs relating to the issues raised in the motion. Following completion of document production, the motion has been renewed. Briefing is underway on the motion.

        In the opinion of management, the resolution of this lawsuit will not have a material adverse effect on our financial condition, results of operations or cash flows.

        Other than the foregoing, to the knowledge of management, there is no other material litigation or governmental agency proceeding pending or threatened against the Company or our management.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

None.

WHERE STOCKHOLDERS CAN FIND MORE INFORMATION

        We file annual and quarterly reports with the Securities and Exchange Commission. Stockholders may obtain, without charge, a copy of the most recent Form 10-KSB (without exhibits) by requesting a copy in writing from us at the following address:

BMB Munai, Inc.

324 South 400 West, Suite 250

Salt Lake City, Utah 84101

        The exhibits to the Form 10-KSB are available upon payment of charges that approximate reproduction costs. If you would like to request documents, please do so by September 20, 2006, to receive them before the annual meeting of stockholders.

                                        By order of the board of directors,

September 8, 2006                       Boris Cherdabayev, Chairman of the Board

STOCKHOLDERS ARE REQUESTED TO MARK, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED, SELF-ADDRESSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. YOUR PROMPT RESPONSE WILL BE HELPFUL, AND YOUR COOPERATION WILL BE APPRECIATED.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Report of BDO Kazakhstanaudit, Independent Registered Public Accounting Firm

Consolidated Balance Sheets as of March 31, 2006 and 2005

Consolidated Statements of Loss for the year ended March 31, 2006 and 2005

Consolidated Statements of Shareholders' Equity for the year ended
  March 31, 2006 and 2005

Consolidated Statements of Cash Flow for the year ended March 31, 2006 and 2005

Notes to Consolidated Financial Statements for the year ended March 31, 2006 and 2005

Consolidated Balance Sheets as of June 30, 2006 (unaudited) and March 31, 2006
  (audited)

Unaudited Consolidated Statements of Loss for the three months ended
  June 30, 2006 and 2005

Unaudited Consolidated Statements of Cash Flows for the three months ended
  June 30, 2006 and 2005

Notes to Unaudited Consolidated Financial Statements for the three months ended June 30, 2006 and 2005

Report of Independent Registered Public Accounting Firm

The Board of Directors
BMB Munai, Inc.

We have audited the accompanying consolidated balance sheet of BMB Munai, Inc.
as of March 31, 2006, and the related consolidated statements of loss, shareholders' equity, and cash flows for the year ended March 31, 2006. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted an audit in accordance with the Standards of the Public Company
Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for purposes of expressing an opinion on the effectiveness of the Company's internal control over financial reporting.
Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of BMB Munai, Inc. at
March 31, 2006 and the consolidated results of its operations and its cash flow for the year ended March 31, 2006 in conformity with accounting principles generally accepted in the United States of America.

/s/ BDO Kazakhstanaudit, LLP

June 26, 2006
Almaty, Kazakhstan

                                      F-1

BMB MUNAI, INC

CONSOLIDATED BALANCE SHEETS

-----------------------------------------------------------------------------------------------------------------------------

                                                                    Notes           March 31, 2006          March 31, 2005
ASSETS

CURRENT ASSETS
    Cash and cash equivalents                                         6              $  18,046,123          $   9,989,632
    Marketable securities                                             7                 33,095,609                788,921
    Trade accounts receivable                                                            1,675,202                132,400
    Inventories                                                       8                  3,239,947              3,227,411
    Prepaid expenses and other assets, net                            9                  2,615,417              4,172,291
                                                                            ----------------------- -----------------------
       Total current assets                                                             58,672,298             18,310,655
                                                                            ----------------------- -----------------------

LONG TERM ASSETS
    Oil and gas properties, full cost method, net                    10                 66,683,297             49,172,304
    Other fixed assets, net                                          11                  1,020,951                683,459
    Intangible assets, net                                           12                     49,656                 14,435
    Restricted cash                                                  16                    156,454                 60,973
                                                                            ----------------------- -----------------------
       Total long term assets                                                           67,910,358             49,931,171
                                                                            ----------------------- -----------------------

TOTAL ASSETS                                                                         $ 126,582,656          $  68,241,826
                                                                            ======================= =======================

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
    Accounts payable                                                                 $   3,629,338          $   5,844,639
    Due to reservoir consultants                                     13                    500,000                278,000
    Taxes payable                                                                          145,406                333,063
    Due to Astana Fund                                               14                          -                250,000
    Accrued liabilities and other payables                                                 349,231                291,969
                                                                            ----------------------- -----------------------
       Total current liabilities                                                         4,623,975              6,997,671
                                                                            ----------------------- -----------------------

LONG TERM LIABILITIES
    Due to reservoir consultants                                     13                          -                222,000
    Liquidation fund                                                 15                    924,592                 60,973
    Deferred income tax liabilities                                   4                  6,405,285              6,370,242
                                                                            ----------------------- -----------------------
       Total long term liabilities                                                       7,329,877              6,653,215
                                                                            ----------------------- -----------------------

COMMITMENTS AND CONTINGENCIES                                        19                          -                       -

SHAREHOLDERS' EQUITY
    Share capital                                                    17                     42,224                 30,514
    Additional paid in capital                                       17                123,831,007             58,460,520
    Accumulated deficit                                                                 (9,244,427)            (3,900,094)
                                                                            ----------------------- -----------------------
       Total shareholders' equity                                                      114,628,804             54,590,940
                                                                            ----------------------- -----------------------

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                                           $ 126,582,656          $  68,241,826
                                                                            ======================= =======================

See notes to the consolidated financial statements.

                                                              F-2

BMB MUNAI, INC

CONSOLIDATED STATEMENTS OF OPERATIONS
-----------------------------------------------------------------------------------------------------------------------

                                                                                Year ended               Year ended
                                                               Notes          March 31, 2006           March 31, 2005

REVENUES                                                         3             $  5,956,731             $    973,646

EXPENSES
    Oil and gas operating                                                           829,514                  404,626
    General and administrative                                                    9,724,597                4,060,962
    Depletion                                                                     1,167,235                  229,406
    Amortization and depreciation                                                   133,148                   66,451
    Accretion expenses                                                                5,602                        -

                                                                       ----------------------  -----------------------
Total expenses                                                                   11,860,096                4,761,445
                                                                       ----------------------  -----------------------

LOSS FROM OPERATIONS                                                             (5,903,365)              (3,787,799)

OTHER INCOME (EXPENSE)
    Realized gain on marketable securities                                          101,791                  185,067
    Unrealized gain / (loss) on marketable securities                               150,384                 (252,767)
    Foreign exchange (loss) / gain, net                                            (13,547)                  499,521
    Interest income, net                                                            419,362                   17,799
    Other (expense) / income, net                                                  (63,915)                   52,210
                                                                       ----------------------  -----------------------
Total other income                                                                  594,075                  501,830
                                                                       ----------------------  -----------------------

LOSS BEFORE INCOME TAXES                                                         (5,309,290)              (3,285,969)

INCOME TAX EXPENSE                                               4                  (35,043)                    (343)
                                                                       ----------------------  -----------------------
NET LOSS                                                                       $ (5,344,333)            $ (3,286,312)
                                                                       ======================  =======================

WEIGHTED AVERAGE COMMON SHARES
  OUTSTANDING - BASIC AND DILUTED                                5               34,867,642               26,948,437

LOSS PER COMMON SHARE (BASIC AND DILUTED)                        5             $      (0.15)            $      (0.12)

See notes to the consolidated financial statements.

                                                      F-3

BMB MUNAI, INC

CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
-----------------------------------------------------------------------------------------------------------------------

                                     Notes    Number of     Share capital     Additional       Accumulated         Total
                                               shares                          paid-in           deficit
                                                                               capital

At March 31, 2004                             20,429,421         20,429       12,115,445         (613,782)      11,522,092

    Common stock issued in
      exchange of 30% shares of
      Emir Oil LLC                     17      3,500,000          3,500       19,071,500                -       19,075,000
    Common stock issued in
      private placements               17      6,584,340          6,585       27,273,575                -       27,280,160
    Common stock issued for
      subscription                     17      1,101,000          1,101        5,503,899                -        5,505,000
    Subscription receivable            17     (1,101,000)        (1,101)      (5,503,899)               -       (5,505,000)
    Net loss for the year                              -              -                -       (3,286,312)      (3,286,312)
                                            -------------- --------------  ---------------  ---------------- ----------------
At March 31, 2005                             30,513,761       $ 30,514     $ 58,460,520     $ (3,900,094)    $ 54,590,940
                                            ============== ==============  ===============  ================ ================

    Common stock issued in
      private placements               17     10,267,667         10,268       57,400,624                -       57,410,892
    Options and warrants exercised     17        902,514            902        2,996,767                -        2,997,669
    Stock grants and stock options
     issued                            17        539,743            540        4,973,096                -        4,973,636
    Net loss for the year                              -              -                 -       (5,344,333)     (5,344,333)
                                            -------------- --------------  ---------------  ---------------- ----------------
At March 31, 2006                             42,223,685       $ 42,224    $ 123,831,007     $ (9,244,427)   $ 114,628,804
                                            ============== ==============  ===============  ================ ================

See notes to the consolidated financial statements.

                                                                F-4

BMB MUNAI, INC

CONSOLIDATED STATEMENTS OF CASH FLOWS
-----------------------------------------------------------------------------------------------------------------------

                                                                                        Year ended        Year ended
                                                                            Notes      March 31, 2006      March 31, 2005

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss                                                                                $ (5,344,333)     $ (3,286,312)
Adjustments to reconcile net loss to net cash used
   in operating activities:
    Depletion                                                                10            1,167,235           229,406
    Depreciation and amortization                                                            133,148            66,451
    Accretion expenses                                                       15                5,602                 -
    Provision for doubtful accounts                                           9               66,401           129,051
    Minority interest in operations of subsidiary                                                  -           (82,134)
    Deferred income tax expense                                               4               35,043               343
    Stock based compensation expense                                         17            4,800,954                 -
    Stock issued for services                                                17              172,682                 -
    Unrealized (gain) / loss on marketable securities                                       (150,384)          252,767
Changes in operating assets and liabilities
    (Increase) / decrease in marketable securities                                       (32,156,304)        1,837,448
    Increase in trade accounts receivable                                                 (1,542,802)         (132,400)
    Increase in inventories                                                                  (12,536)       (3,043,527)
    Decrease / (increase) in prepaid expenses and other assets                             1,490,473        (3,758,022)
    (Decrease) / increase in liabilities                                                  (2,595,696)        6,371,925
                                                                                      ---------------- ------------------
Net cash used in operating activities                                                    (33,930,517)       (1,415,004)
                                                                                      ---------------- ------------------

CASH FLOWS FROM INVESTING ACTIVITIES:
    Acquisition of oil and gas properties                                    10          (17,759,232)      (17,411,861)
    Acquisition of other fixed assets                                        11             (508,339)         (536,700)
    Acquisition of intangible assets                                         12              (58,501)          (12,345)
    Restricted cash                                                          16              (95,481)          (40,973)
                                                                                      ---------------- ------------------
Net cash used in investing activities                                                    (18,421,553)      (18,001,879)
                                                                                      ---------------- ------------------

CASH FLOWS FROM FINANCING ACTIVITIES:
    Proceeds from sale of common stock                                       17           57,410,892        27,280,160
    Proceeds from exercise of common stock options and warrants                            2,997,669                 -
                                                                                      ---------------- ------------------
Net cash provided by financing activities                                                 60,408,561        27,280,160
                                                                                      ---------------- ------------------

NET CHANGE IN CASH AND CASH EQUIVALENTS                                                    8,056,491         7,863,277
CASH AND CASH EQUIVALENTS at beginning of year                                             9,989,632         2,126,355
                                                                                      ---------------- ------------------
CASH AND CASH EQUIVALENTS at end of year                                                $ 18,046,123      $  9,989,632
                                                                                      ================ ==================

Significant non cash transactions:
    Oil and gas properties liquidation fund                                             $    863,619      $          -
    Accrual of liabilities to Astana Fund                                                          -           250,000
    Acquisition of 30% of Emir Oil LLP by issuance of
      3,500,000 shares of common stock                                                             -      $ 19,075,000

See notes to the consolidated financial statements.

                                                              F-5

BMB MUNAI, INC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

1.    DESCRIPTION OF BUSINESS

      BMB Munai, Inc. (the "Company" or "BMB Munai") was incorporated in Utah in
      July 1981. The Company later changed its domicile to Delaware on February
      7, 1994. Prior to November 26, 2003, the Company existed under the name
      InterUnion Financial Corporation ("InterUnion"). The Company changed its domicile from Delaware to Nevada in December 2004.

      On November 26, 2003, InterUnion executed an Agreement and Plan of Merger
      (the "Agreement") with BMB Holding, Inc ("BMB"), a private Delaware corporation, formed for the purpose of acquiring and developing oil and gas fields in the Republic of Kazakhstan. As a result of the merger, the shareholders of BMB obtained control of the Company. BMB was treated as the acquiror for accounting purposes. A new board of directors was elected that was comprised primarily of the former directors of BMB Holding, Inc.

      The Company's consolidated financial statements presented are a continuation of BMB, and not those of InterUnion Financial Corporation, and the capital structure of the Company is now different from that appearing in the historical financial statements of InterUnion Financial
      Corporation due to the effects of the recapitalization.

      The Company has a representative office in Almaty, the Republic of
      Kazakhstan.

      From inception (May 6, 2003) through January 1, 2006 the Company had minimal operations and was considered to be in the development stage. From
      January 1, 2006 the Company started to generate significant revenues and is no longer to be in the development stage.

2.    SIGNIFICANT ACCOUNTING POLICIES

      Basis of consolidation

      The Company's consolidated financial statements present the consolidated results of BMB Munai, Inc., and its wholly owned subsidiary, Emir Oil LLP
      (hereinafter collectively referred to as the "Company"). All significant inter-company balances and transactions have been eliminated from the
      Consolidated Financial Statements.

      These consolidated financial statements are prepared in accordance with
      United States Generally Accepted Accounting Principles ("US GAAP").

      Emir Oil LLP maintains its accounting records in Kazakhstan Tenge and prepares separate statutory financial statements in accordance with accounting legislation in the Republic of Kazakhstan. Statutory accounting principles and procedures in Kazakhstan differ from accounting principles generally accepted under US GAAP. Accordingly, the accompanying
      Consolidated Financial Statements, which include Emir Oil LLP's statutory accounting records, reflect adjustments necessary for such financial statements to be presented in accordance with US GAAP.

                                      F-6

BMB MUNAI, INC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

      Use of estimates

      The preparation of Consolidated Financial Statements in conformity with US
      GAAP requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and the disclosures of contingent assets and liabilities at the date of the Consolidated
      Financial Statements and revenues and expenses during the reporting year.
      Accordingly, actual results could differ from those estimates and affect the results reported in these Consolidated Financial Statements.

      Licences and contracts

      Emir Oil LLP is the operator of the Aksaz, Dolinnoe and Emir oil and gas fields in western Kazakhstan (the "ADE Block", the "ADE Fields"). The
      Government of the Republic of Kazakhstan (the "Government") initially issued the license to Zhanaozen Repair and Mechanical Plant on April 30,
      1999. On September 23, 2002, the license was assigned to Emir Oil LLP. On
      June 9, 2000, the contract for exploration of the Aksaz, Dolinnoe and Emir oil and gas fields was entered into between the Agency of the Republic of
      Kazakhstan on Investments and the Zhanaozen Repair and Mechanical Plant.
      On September 23, 2002, the contract was assigned to Emir Oil LLP. On
      September 10, 2004 the Government extended duration of the Contract for exploration and License for seven years to June 9, 2007. On December 7,
      2004 the Government assigned to Emir Oil LLP exclusive right to explore the additional territory during the remaining term of the License. The
      Company is legally entitled to receive this commercial production contract and has an exclusive right to negotiate this Contract and the Government is obligated to conduct these negotiations under the Law of Petroleum in
      Kazakhstan. If no terms can be negotiated, the Company has a right to produce and sell oil, including export oil, under the Law of Petroleum for the term of its existing contract through June 9, 2007.

      Foreign currency translation

      Transactions denominated in foreign currencies are reported at the rates of exchange prevailing at the date of the transaction. Monetary assets and liabilities denominated in foreign currencies are translated to U.S.
      dollars at the rates of exchange prevailing at the balance sheet dates.
      Any gains or losses arising from a change in exchange rates subsequent to the date of the transaction are included as an exchange gain or loss in the Consolidated Statements of Operations.

      Share-based compensation

      The Company accounts for options granted to non-employees at their fair value in accordance with SFAS No. 123, Accounting for Stock-Based
      Compensation. Under SFAS No. 123, share-based compensation is determined as the fair value of the equity instruments issued. The measurement date for these issuances is the earlier of the date at which a commitment for performance by the recipient to earn the equity instruments is reached or the date at which the recipient's performance is complete. Stock options granted to the "selling agents" in the private equity placement transactions have been offset to the proceeds as a cost of capital. Stock options and stocks granted to other non-employees are recognized in the
      Consolidated Statements of Operations.

                                      F-7

BMB MUNAI, INC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

      The Company has a stock option plan as described in Note 17. Compensation expense for options and stocks granted to employees is determined based on their fair values at the time of grant, the cost of which is recognized in the Consolidated Statements of Operations over the vesting periods of the respective options.

      Risks and uncertainties

      The ability of the Company to realize the carrying value of its assets is dependent on being able to develop, transport and market oil and gas.
      Currently exports from the Republic of Kazakhstan are primarily dependent on transport routes either via rail, barge or pipeline, through Russian territory. Domestic markets in the Republic of Kazakhstan historically and currently do not permit world market price to be obtained. However, management believes that over the life of the project, transportation options will be improved by further increases in the capacity of the transportation options.

      Recognition of revenue and cost

      Revenue and associated costs from the sale of oil are charged to the period when goods were shipped or when ownership title transferred.
      Produced but unsold products are recorded as inventory until sold.

      Income taxes

      The Company accounts for income taxes using the liability method. Under the liability method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under the liability method, the effect on previously recorded deferred tax assets and liabilities resulting from a change in tax rates is recognized in earnings in the period in which the change is enacted.

      Cash and cash equivalents

      The Company considers all demand deposits and money market accounts purchased with an original maturity of three months or less to be cash and cash equivalents. The fair value of cash and cash equivalents approximates their carrying amounts due to their short-term maturity.

                                      F-8

BMB MUNAI, INC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

      Marketable securities

      Marketable securities represent debt and equity securities held-for-trading that are acquired principally for the purpose of generating a profit from short-term fluctuations in price. Trading securities are initially recorded at cost which approximates fair value of the consideration given and subsequently measured at fair value. The
      Company uses quoted market prices to determine fair value for the
      Company's marketable securities. When reliable market prices are not available fair value is determined by reference to price quotations for similar instruments traded in different markets or management's estimates of the amounts that can be realized from an orderly disposition over a period of time, assuming current market conditions. Fair value adjustment on trading securities is recognized in profit and loss for the period.

      Trade accounts receivable and prepaid expenses

      Accounts receivable and prepaid expenses are stated at their net realizable values after deducting provisions for uncollectable amounts.
      Such provisions reflect either specific cases or estimates based on evidence of collectability. The fair value of accounts receivable and prepaid expense accounts approximates their carrying amounts due to their short-term maturity.

      Inventories

      Inventories of equipment for development activities, tangible drilling materials required for drilling operations, spare parts, diesel fuel, and various materials for use in oil field operations are recorded at the lower of cost and net realizable value. Under the full cost method, inventory is transferred to oil and gas properties when used in exploration, drilling and development operations in oilfields.

      Inventories of crude oil are recorded at the lower of cost or net realizable value. Cost comprises direct materials and, where applicable, direct labor costs and overhead, which has been incurred in bringing the inventories to their present location and condition. Cost is calculated using the weighted average method. Net realizable value represents the estimated selling price less all estimated costs to completion and costs to be incurred in marketing, selling and distribution.

      The Company periodically assesses its inventories for obsolete or slow moving stock and records an appropriate provision, if there is any.

      Oil and gas properties

      The Company follows the full cost method of accounting for its costs of acquisition, exploration and development of oil and gas properties.

      Under full cost accounting rules, the net capitalized costs of evaluated oil and gas properties shall not exceed an amount equal to the present value of future net cash flows from estimated production of proved oil and gas reserves, based on current economic and operating conditions, including the use of oil and gas prices as of the end of the period.

                                      F-9

BMB MUNAI, INC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

      Given the volatility of oil and gas prices, it is reasonably possible that the estimate of discounted future net cash flows from proved oil and gas reserves could change. If oil and gas prices decline, even if only for a short period of time, it is possible that impairments of oil and gas properties could occur. In addition, it is reasonably possible that impairments could occur if costs are incurred in excess of any increases in the cost ceiling, revisions to proved oil and gas reserves occur, or if properties are sold for proceeds less than the discounted present value of the related proved oil and gas reserves.

      All geological and geophysical studies, with respect to the ADE Block, have been capitalized as part of the oil and gas properties.

      The Company's oil and gas properties primarily include the value of the license and other capitalized costs.

      Depletion of producing properties is computed using the unit-of-production method based on estimated proved reserves.

      Liquidation fund

      Liquidation fund (site restoration and abandonment liability) is related primarily to the conservation and liquidation of the Company's wells and similar activities related to its oil and gas properties, including site restoration. The management assessed an obligation related to these costs with sufficient certainty based on internally generated engineering estimates, current statutory requirements and industry practices. The
      Company recognized the estimated fair value of this liability. These estimated costs were recorded as an increase in the cost of oil and gas assets with a corresponding increase in the liquidation fund. The oil and gas assets related to liquidation fund are depreciated on the unit-of-production basis separately for each field. An accretion expense, resulting from the changes in the liability due to passage of time by applying an interest method of allocation to the amount of the liability, is recorded as accretion expenses in the Consolidated Statement of
      Operations.

      The adequacies of the liquidation fund are periodically reviewed in the light of current laws and regulations, and adjustments made as necessary.

      Other fixed assets

      Other fixed assets are valued at the historical cost adjusted for impairment loss less accumulated depreciation. Historical cost includes all direct costs associated with the acquisition of the fixed assets.

                                      F-10

BMB MUNAI, INC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

      Depreciation of other fixed assets is calculated using the straight-line method based upon the following estimated useful lives:

         Buildings and improvements                         7-10 years
         Machinery and equipment                            6-10 years
         Vehicles                                            3-5 years
         Office equipment                                    3-5 years
         Other                                               2-7 years

      Maintenance and repairs are charged to expense as incurred. Renewals and betterments are capitalized.

      Other fixed assets of the Company are evaluated for impairment. If the sums of expected undiscounted cash flows are less than net book value, unamortized costs of other fixed assets will be reduced to a fair value.

      Intangible assets

      Intangible assets include accounting and other software. Amortization of intangible assets is calculated using straight-line method upon estimated useful life ranging from 3 to 4 years.

      Restricted cash

      Restricted cash includes funds deposited in a Kazakhstan bank and is restricted to meet possible environmental obligations according to the regulations of the Republic of Kazakhstan.

      Comparative figures

      The presentation of certain amounts for the previous periods has been reclassified to conform to the presentation adopted for the current year.

                                      F-11

BMB MUNAI, INC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

      Recent accounting pronouncements

      In March 2005, the FASB issued an interpretation of Statement No. 143,
      "Accounting for Asset Retirement Obligations". This interpretation clarifies that the term "conditional asset retirement obligation " as used in the Statement No. 143, refers to a legal obligation to perform an asset retirement activity in which the timing and (or) method of settlement are conditional on a future event that may or may not be within the control of the entity. The obligation to perform the asset retirement activity is unconditional even though uncertainty exists about the timing and (or)
      method of settlement. Thus, the timing and (or) method of settlement may be conditional on a future event. Accordingly, an entity is required to recognize a liability for the fair value of a conditional asset retirement obligation if the fair value of the liability can be reasonably estimated.
      The fair value of a liability for the conditional asset retirement obligation should be recognized when incurred - generally upon acquisition, construction, or development and (or) through the normal operation of the asset. Uncertainty about the timing and (or) method of settlement of a conditional asset retirement obligation should be factored into the measurement of the liability when sufficient information exist.
      Statement No. 143 acknowledges that in some cases, sufficient information may not be available to reasonably estimate the fair value of an asset retirement obligation. This interpretation also clarifies when an entity would have sufficient information to reasonable estimate the fair value of an asset retirement obligation. This interpretation is effective no later than the end of fiscal years after December 15, 2005. Management does not expect FASB interpretation to the Statement No. 143 to have an impact to the Company's consolidated financial position or consolidated results of operations and cash flows.

      In May 2005, the FASB issued Statement No. 154, "Accounting Changes and
      Error Corrections", a replacement of APB Opinion 20, "Accounting Changes"
      and FASB Statement No. 3, "Reporting Accounting Changes in Interim
      Financial Statements." This Statement changes the requirements for the accounting for and reporting of a change in accounting principle. APB
      Opinion 20 previously required that most voluntary changes in accounting principles be recognized by including in net income of the period of the change the cumulative effect of changing to the new accounting principle.
      FASB Statement No. 154 requires retrospective application to prior periods' financial statements of changes in accounting principle, unless it is impracticable to determine either the period specific effects or the cumulative effect of the change. This statement is effective for accounting changes and corrections of errors made in fiscal periods that begin after December 15, 2005. Management does not anticipate this statement will impact the Company's consolidated financial position or consolidated results of operations and cash flows.

                                      F-12

BMB MUNAI, INC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

      In February 2006, the FASB issued Statement No. 155, "Accounting for
      Certain Hybrid Financial Instruments", an amendment of FASB Statement No.
      133, "Accounting for Derivative Instruments and Hedging Activities" and
      FASB Statement No. 140, "Accounting for Transfers and Servicing of
      Financial Assets and Extinguishments of Liabilities." This Statement
      permits fair value remeasurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation;
      clarifies which interest-only strips and principal-only strips are not subject to the requirements of Statement No. 133, establishes a requirement to evaluate interests in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation; clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives and amends Statement 140 to eliminate the prohibition on a qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. This
      Statement is effective for accounting changes and corrections of errors made in fiscal periods that begin after September 15, 2006. Management does not anticipate this Statement will impact the Company's consolidated financial position or consolidated results of operations and cash flows.

      In March 2006, the FASB issued Statement No. 156, "Accounting for
      Servicing of Financial Assets", an amendment of FASB Statement No. 140,
      "Accounting for Transfers and Servicing of Financial Assets and
      Extinguishments of Liabilities." This Statement amends Statement No. 140 with respect to the accounting for separately recognized servicing assets and servicing liabilities. This Statement is effective for accounting changes and corrections of errors made in fiscal periods that begin after
      September 15, 2006. Management does not anticipate this Statement will impact the Company's consolidated financial position or consolidated results of operations and cash flows.

3.    REVENUES

                                                                                     Year ended              Year ended
                                                                                   March 31, 2006          March 31, 2005

       Domestic sales                                                                $ 4,364,416              $ 973,646
       Export sales                                                                    1,592,315                      -
                                                                               -------------------    -------------------
                                                                                     $ 5,956,731              $ 973,646
                                                                               ===================    ===================

                                      F-13

BMB MUNAI, INC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

4.    INCOME TAXES

      The income tax charge in the Consolidated Statements of Operations comprised:

                                                                                     Year ended              Year ended
                                                                                   March 31, 2006          March 31, 2005

       Current tax expense                                                              $      -                  $   -
       Deferred tax expense                                                               35,043                    343
                                                                               -------------------    -------------------
                                                                                        $ 35,043                  $ 343
                                                                               ===================    ===================

      Relationship between tax expenses and accounting loss for the years ended
      March 31, 2006 and 2005 is explained as follows:

                                                                                     Year ended              Year ended
                                                                                   March 31, 2006          March 31, 2005

       Loss before income taxes                                                     $ (5,309,290)          $ (3,285,969)
                                                                               -------------------    -------------------
       Expected tax provision                                                         (1,592,787)              (985,791)
       Add tax effect of:
          Permanent differences                                                        2,077,723                976,961
          Change in valuation allowance                                                 (449,893)                 9,173
                                                                               -------------------    -------------------
                                                                                    $     35,043           $        343
                                                                               ===================    ===================

      Deferred taxes reflect the estimated tax effect of temporary differences between assets and liabilities for financial reporting purposes and those measured by tax laws and regulations. The components of deferred tax assets and deferred tax liabilities are as follows:

                                                                                   March 31, 2006         March 31, 2005

       Deferred tax assets:
          Loss carryforward                                                          $   593,122            $   209,173
          Oil and gas properties                                                               -                240,720
                                                                               -------------------    -------------------
                                                                                         593,122                449,893
       Deferred tax liabilities:
          Oil and gas properties                                                       6,636,522              6,369,899
          Accrued interest income                                                        361,885                      -
          Unrealised interest income                                                           -                    343
                                                                               -------------------    -------------------
                                                                                       6,998,407              6,370,242

       Valuation allowance                                                                     -               (449,893)
                                                                               -------------------    -------------------
       Net deferred tax liability                                                    $ 6,405,285            $ 6,370,242
                                                                               ===================    ===================

                                      F-14

BMB MUNAI, INC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

5.    LOSS PER COMMON SHARE (BASIC AND DILUTED)

      The calculation of the basic and diluted loss per share is based on the following data:

                                                                                     Year ended              Year ended
                                                                                   March 31, 2006          March 31, 2005
      Numerator
      Net loss for basic and diluted loss per share                                    5,344,333              3,286,312
      Denominator
      Weighted average number of common shares for the purposes of
         basic and diluted earnings per share                                         34,867,642             26,948,437
                                                                                ------------------     ------------------
      Loss per share (basic and diluted)                                                  $ 0.15                 $ 0.12
                                                                                ==================     ==================

      The effect of the stock warrants and stock options is anti-dilutive.

6.    CASH AND CASH EQUIVALENTS

      As of March 31, 2006 and 2005 cash and cash equivalents included:

                                                                                   March 31, 2006       March 31, 2005

       US Dollars                                                                   $ 17,863,455          $ 9,982,103
       Foreign currency                                                                  182,668                7,529
                                                                            ----------------------  -------------------
                                                                                    $ 18,046,123          $ 9,989,632
                                                                            ======================  ===================

      As of March 31, 2006 and 2005 the Company pledged cash in the amount of $0 and $15,567, respectively, to collateralize payment to oil drilling and service company for drilling services.

7.    MARKETABLE SECURITIES

      Marketable securities as of March 31, 2006 and 2005 were as follows:

                                                                                   March 31, 2006       March 31, 2005

      Debt securities
       General Electric Corporation                                                 $ 22,064,587            $       -
       Fannie Mae                                                                     11,031,022                    -
       JSC Astana Finance                                                                      -              324,081
       JSC Halyk Bank Kazakhstan                                                               -               94,871
                                                                            --------------------     ---------------------
                                                                                      33,095,609              418,952
      Equity securities
       JSC Bank Center Credit                                                                  -              369,969
                                                                            --------------------     ---------------------
                                                                                               -              369,969
                                                                            --------------------     ---------------------
                                                                                    $ 33,095,609            $ 788,921
                                                                            ====================     =====================

                                      F-15

BMB MUNAI, INC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

      As of March 31, 2006 none of the Company's marketable securities were pledged to collateralize any operations.

      As of March 31, 2005 the Company pledged all marketable securities to collateralize payment to oil drilling and service company for drilling services.

8.    INVENTORIES

      Inventories as of March 31, 2006 and 2005 were as follows:

                                                                                   March 31, 2006       March 31, 2005

       Construction material                                                         $ 3,069,144          $ 3,103,555
       Spare parts                                                                        13,486               59,706
       Crude oil produced                                                                  8,840                7,735
       Other                                                                             148,477               56,415
                                                                            --------------------     ---------------------
                                                                                     $ 3,239,947          $ 3,227,411
                                                                           =====================     =====================

9.    PREPAID EXPENSES AND OTHER ASSETS, NET

      Prepaid expenses and other assets, net, as of March 31, 2006 and 2005 were as follows:

                                                                                   March 31, 2006        March 31, 2005

       VAT recoverable                                                               $ 1,335,971          $ 1,217,751
       Advances for material                                                             712,526              589,944
       Advances for services                                                             452,839            2,301,074
       Other                                                                             309,533              192,573

      Reserves against uncollectible advances and prepayments                           (195,452)            (129,051)
                                                                            --------------------     ---------------------
                                                                                     $ 2,615,417          $ 4,172,291
                                                                            ====================     =====================

      Reserves against uncollectible advances and prepayments for the years ended March 31, 2006 and 2005 are presented as follows:

                                                                                     Year ended              Year ended
                                                                                   March 31, 2006          March 31, 2005

       As of beginning of the year                                                     $ 129,051                  $ -

       Provision                                                                          66,401              129,051
                                                                            --------------------     ---------------------
      As of end of the year                                                            $ 195,452             $ 129,051
                                                                            ====================     =====================

      Provision expenses for uncollectible advances and prepayments for the years ended March 31, 2006 and 2005 for the amounts of $66,401 and
      $129,051, respectively, are recorded in Consolidated Statements of
      Operations for the years then ended.

                                      F-16

BMB MUNAI, INC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

10.   OIL AND GAS PROPERTIES, FULL COST METHOD, NET

      Oil and gas properties, full cost method, net, as of March 31, 2006 and
      2005 were as follows:

                                                                                   March 31, 2006       March 31, 2005

       Subsoil use rights                                                           $ 20,788,119        $ 20,788,119
       Cost of drilling wells                                                         14,895,604           9,334,021
       Professional services received in exploration and
          development activities                                                      10,600,327           4,798,314
       Material and fuel used in exploration and
          development activities                                                       6,840,976           2,891,765
       Geological and geophysical                                                      1,432,418             653,571
       Infrastructure development costs                                                1,412,999           1,231,391
       Other capitalized costs                                                        12,109,495           9,704,529

      Accumulated depletion                                                           (1,396,641)           (229,406)
                                                                           ----------------------- ----------------------
                                                                                    $ 66,683,297        $ 49,172,304
                                                                           ======================= ======================

11.   OTHER FIXED ASSETS, NET

                                Constructions     Machinery        Vehicles        Office         Other          Total
                                                and equipment                    equipment
      Cost
      at April 1, 2005              $ 86,205      $ 234,200       $ 313,207      $ 128,983       $ 38,421      $ 801,016
       Additions                      63,067        138,227         118,914         78,256        110,419        508,883
       Disposals                           -              -               -           (349)          (195)          (544)
                               ------------------------------ -------------- ---------------------------------------------
      at March 31, 2006              149,272        372,427         432,121        206,890        148,645      1,309,355
                               ------------------------------ -------------- ---------------------------------------------

      Accumulated depreciation
      at April 1, 2005                10,789         18,286          58,866         23,834          5,782        117,557
       Charge for the year            14,133          7,901          93,853         28,165         27,339        171,391
       Disposals                           -              -               -           (349)          (195)          (544)
                               ------------------------------ -------------- ---------------------------------------------
      at March 31, 2006               24,922         26,187         152,719         51,650         32,926        288,404
                               ------------------------------ -------------- ---------------------------------------------

      Net book value at
        April 1, 2005                 75,416        215,914         254,341        105,149         32,639        683,459
                               ============================== ============== =============================================

      Net book value at March
        31, 2006                   $ 124,350      $ 346,240       $ 279,402      $ 155,240      $ 115,719    $ 1,020,951
                               ============================== ============== =============================================

      In accordance with SFAS No. 19, Financial Accounting and Reporting by Oil and Gas Producing Companies, depreciation related to support equipment and facilities used in exploration and development activities in the amount of
      $60,979 was capitalized to oil and gas properties for the year ended March
      31, 2006.

                                      F-17

BMB MUNAI, INC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

12.   INTANGIBLE ASSETS, NET

                                                                                   Year ended          Year ended
                                                                                 March 31, 2006      March 31, 2005
      Cost
      Beginning balance                                                                 $ 17,756            $  5,411
       Additions                                                                          59,723              12,345
       Disposals                                                                          (1,222)                  -
                                                                                -----------------   -----------------
      Ending balance                                                                      76,257              17,756

      Accumulated amortisation
      Beginning balance                                                                    3,321                   -
      Amortization for the year                                                           23,314               3,321
      Disposals                                                                              (34)                  -
                                                                                -----------------   -----------------
      Ending balance                                                                      26,601               3,321
                                                                                -----------------   -----------------
      Net book value                                                                    $ 49,656            $ 14,435
                                                                                =================   =================

      As of March 31, 2006 and 2005 intangible assets include accounting and other software.

13.   DUE TO RESERVOIR CONSULTANTS

      The amount of $500,000 due to reservoir consultants represents a part of
      $700,000 contract with PGS Reservoir Consultants payable during 2006. The
      Company paid to PGS Reservoir Consultants $200,000 during 2004 and repaid remaining amount of $500,000 in April 2006.

14.   DUE TO ASTANA FUND

      In 2004 the Government of the Republic of Kazakhstan imposed a liability in the amount of $250,000 to make cash contributions to the Astana Fund.
      The Astana Fund is a government fund used by the Government of the
      Republic of Kazakhstan to accumulate cash for construction and development of Astana, the new capital of the Republic of Kazakhstan. On May 27, 2005 the Company made cash contribution of $250,000 to Astana Fund.

                                      F-18

BMB MUNAI, INC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

15.   LIQUIDATION FUND

                                                                                               Total

       At March 31, 2004                                                                          $ 20,000
                                                                                          -----------------

       Accrual of liability                                                                         40,973
                                                                                          -----------------

       At March 31, 2005                                                                            60,973
                                                                                          -----------------

       Revision of estimation                                                                      699,174
       Accrual of liability                                                                        158,843
       Accretion expense                                                                             5,602

       At March 31, 2006                                                                          $924,592
                                                                                          =================

      Management believes that the liquidation fund should be recognized for future abandonment costs of 6 wells located at Dolinnoe, Aksaz and Emir oil fields. Management believes that these obligations are likely to be settled at the end of the production phase at these oil fields.

      At March 31, 2006, undiscounted expected cash flows that will be required to satisfy the Company's obligation by 2007 for Dolinnoe, Aksaz and Emir fields, respectively, are $953,788. After application of a 10% discount rate, the present value of the Company's liability at March 31, 2006 and
      2005, is $924,592 and $60,973, respectively.

16.   RESTRICTED CASH

      Under the laws of the Republic of Kazakhstan, the Company is obligated to set aside funds for required environmental remediation. As of March 31,
      2006 and 2005 the Company contributed $156,454 and $60,973 to the
      Liquidation fund, respectively.

                                      F-19

BMB MUNAI, INC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

17.   SHARE AND ADDITIONAL PAID IN CAPITAL

      Common and preferred stock as of March 31, 2006 and 2005 are as follows:

                                                                                   March 31, 2006         March 31, 2005
            Preferred stock, $0.001 par value
            Authorized                                                                20,000,000             20,000,000
            Issued and outstanding                                                             -                      -

            Common stock, $0.001 par value
            Authorized                                                               100,000,000            100,000,000
            Issued and outstanding                                                    42,223,685             30,513,761

      Acquisition

      On May 24, 2004, the Company agreed to purchase the remaining 30% interest of its minority interest partner in Emir Oil LLP in exchange for 3,500,000 shares of restricted Company common stock. On August 6, 2004, the Company issued the 3,500,000 shares to its minority partner in Emir Oil LLP. The aggregate purchase price was determined to be $19,075,000 using a price of the Company's common shares on OTCBB on August 6, 2004 of $5.45 per share.
      The entire purchase price has been allocated to oil and gas properties in the accompanying Consolidated Balance Sheets.

      Private placements

      On November 26, 2003 the Company placed aggregate of 2,750,494 common shares at US $2.15 per share. The second private placement consisted of an aggregate of 1,680,000 shares at US $2.50 per share. The agent received a commission equal to 8.5% of the gross proceeds received by the issuer other than for shares issued to US Persons. In addition, the agent received warrants equal to 10% of the number of shares sold on behalf of the Company. Further, on November 19, 2003, the Company entered into two stock option agreements with the agent. Pursuant the first option agreement, the agent may purchase up to 200,000 common shares of the
      Company at an exercise price of $1.00 per shares for a period of five years from the date of the merger. The second option agreement allows the
      Agent to purchase up to 142,857 common shares of the Company at an exercise price of $3.50 per share for a period of five years from the date of the merger. The agent also received a fee of $150,000 for advisory services rendered to the Company in connection with the merger.

      On July 2, 2004, the Company sold an aggregate of 4,584,340 common shares of the Company at $4.00 per share in a private placement offering. The
      Company received $17,311,906 net of the agent fees and out of pocket expenses.

      On March 9, 2005, the Company sold an aggregate of 2,000,000 common shares of the Company at $5.00 per share in a private placement offering. The
      Company received $9,968,254 net of the agent fees and out of pocket expenses.

      On March 31, 2005, the Company sold an aggregate of 1,101,000 common shares of the Company at $5.00 per share in a private placement offering.
      On April 12, 2005 the Company received $5,221,685 net of the agent fees and out of pocket expenses.

                                      F-20

BMB MUNAI, INC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

      On December 23, 2005, the Company sold an aggregate of 9,166,667 common shares of the Company at $6.00 per share in a private placement offering.
      On December 29, 2005 the Company received $52,189,207 net of the agent fees and out of pocket expenses.

      Common stock sold in private placements as of March 31, 2006 is as follows:

                                              Number of        Share price        Gross amount       Net amount
                                             shares sold                             raised           received
       First private placement                   4,830,494     $ 2.15-$ 2.50       $ 11,113,562        $ 9,935,874
       Second private placement                  4,584,340            $ 4.00         18,337,360         17,311,906
       Third private placement                   3,101,000            $ 5.00         15,505,000         15,189,939
       Fourth private placement                  9,166,667            $ 6.00         55,000,002         52,189,207
                                           -----------------                    ----------------- ------------------
                                                21,682,501                         $ 99,955,924       $ 94,626,926
                                           =================                    ================= ==================

      The offerings were made only to accredited investors in the United States of America under Regulation D and pursuant to Regulation S to non-U.S.
      Persons.

      Share-Based Compensation

      During the fiscal year ended March 31, 2005 the shareholders of the
      Company approved an incentive stock option plan (the "Plan") under which directors, officers and key personnel may be granted options to purchase common shares of the Company, as well as other stock based awards.
      5,000,000 common shares were reserved for issuance under the Plan. The
      Board determines the terms of options and other awards made under the
      Plan. Under the terms of the Plan, no incentive stock options shall be granted with an exercise price at a discount to the market.

      Common Stock

      On July 18, 2005, the Company granted common shares to Company's directors and officers for past services rendered. The number of shares granted was
      360,270. The shares were valued at $4.75 per share. This stock grant vested immediately. Compensation expense in the amount of $1,711,283 was recognized in the Consolidated Statements of Operations and Consolidated
      Balance Sheets.

      On July 18, 2005, the Company granted 90,000 restricted common shares to three Company employees. Each employee's stock grants vest in three equal tranches of 10,000 shares on the first, second and third anniversaries of their employment with the Company. The first 10,000 shares of stock grants were valued at $4.75 per share. The second 10,000 shares were valued at
      $6.15 per share. The third 10,000 shares were valued at $7.5 per share.
      The fourth 10,000 shares were valued at $8.75 per share. We record the fluctuations in the fair value of certain unvested stock grants as a deferred compensation asset (reported as a reduction of shareholders'
      equity on the balance sheet). This asset is amortized upon vesting of related stock grants as non-cash compensation expense. Compensation expense for vested stock grants in the amount of $271,500 has been recognized in the Consolidated Statement of Operations and Consolidated
      Balance Sheet for the year ended March 31, 2006.

                                      F-21

BMB MUNAI, INC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

      On July 18, 2005, the Company also granted common shares to legal counsel, for the legal services rendered. The number of such stock grants has been set at 18,947 shares at the price of $4.75 per share. Stock grants vest immediately. Expense in the amount of $89,998 was recognized in the
      Consolidated Statements of Operations and Consolidated Balance Sheet.

      During the quarter ended September 30, 2005 the Company granted restricted common shares to the Company's former co-chief executive officer and president for services rendered. He was granted 70,526 shares. The shares were valued at $5.02 per share. The stock grants vested immediately.
      Compensation expense in the amount of $354,041 was recognized in the
      Consolidated Statements of Operations and Consolidated Balance Sheet.

      On February 1, 2006 the Company also granted common shares to the
      Company's former chief finance officer for the services rendered. He was granted 50,000 shares. The shares were valued at $7.4 per share. The stock grants vested immediately. Compensation expense in the amount of $370,000 was recognized in the Consolidated Statement of Operations and
      Consolidated Balance Sheet.

      Stock Options

      On July 18, 2005, the Company granted stock options to Company's directors and officers for the past services rendered. These options grant the directors and officers the right to purchase up to 779,730 shares of the
      Company's common stock at an exercise price of $4.75 per share. The options expire five years from the date of grant. Granted options vest immediately. Compensation expense for options granted is determined based on their fair value at the time of grant, the cost of which in the amount of $1,569,223 was recognized in the Consolidated Statements of Operations.

      On July 18, 2005, the Company granted options to legal counsel, for the legal services rendered. These options grant legal counsel the right to purchase up to 41,053 shares of the Company's common stock at an exercise price of $4.75 per share. The options expire five years from the date of grant. Granted options vest immediately. Expense for options granted is determined based on fair value of stocks at the time of grant, the cost of which, $82,684, is recognized in the Consolidated Statements of
      Operations.

      During the quarter ended June 30, 2005 the Company recognized additional compensation expense in the amount of $133,112 in the Consolidated
      Statement of Income and Consolidated Balance Sheet for the options granted to its former corporate secretary for the past services rendered. These options grant the employee the right to purchase up to 60,000 shares of the Company's common stock at an exercise price of $4.00 per share. The options expire in five years from the date of grant. Granted options vest immediately.

      On February 1, 2006 the Company granted stock options to former chief finance officer for the past services rendered. These options grant former chief finance officer the right to purchase up to 100,000 shares of the
      Company's common stock at an exercise price of $7.4 per share. The options expire five years from the date of grant. Granted options vest immediately. Expense for options granted is determined based on fair value of stocks at the time of grant, the cost of which, $391,795, is recognized in the Consolidated Statements of Operations.

                                      F-22

BMB MUNAI, INC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

      Stock options outstanding and exercisable as of March 31, 2006 are as follows:

                                                                                              Weighted Average
                                                                              Number              Exercise
                                                                            of Shares               Price
                                                                       -----------------   ------------------------

       As of March 31, 2005                                                     60,000                     $ 4.00

          Granted                                                              920,783                       5.04
          Exercised                                                                  -                          -
          Expired                                                                    -                          -
                                                                       -----------------   ------------------------
       As of March 31, 2006                                                    980,783                     $ 4.97
                                                                       =================   ========================

      Additional information regarding outstanding options as of March 31, 2006 is as follows:

                                Options Outstanding                                   Options Exercisable
      -----------------------------------------------------------------------  -----------------------------------
                                                                 Weighted
                                                Weighted         Average
          Range of                              Average        Contractual                      Weighted Average
       Exercise Price         Options        Exercise Price    Life (years)       Options        Exercise Price
      ------------------  -----------------  --------------- ----------------  ---------------- ------------------

       $ 4.00 - $ 7.40         980,783            $4.97             5.00           980,783           $4.97

      Warrants

      On April 12, 2005, the Company granted warrants to placement agents in connection with funds raised on the Company's behalf. These warrants grant the placement agents the right to purchase up to 110,100 shares of the
      Company's common stock at an exercise price of $5.00 per share. In October
      2005, warrants to purchase 60,000 shares were exercised. These warrants have been offset to the proceeds as a cost of capital.

      On December 31, 2005, the Company granted warrants to placement agents in connection with funds raised on the Company's behalf. These warrants grant the placement agents the right to purchase up to 916,667 shares of the
      Company's common stock at an exercise price of $6.00 per share. These warrants have been offset to the proceeds as a cost of capital. These warrants expire on June 30, 2007.

                                      F-23

BMB MUNAI, INC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

      Warrants outstanding and exercisable as of March 31, 2006 are as follows:

                                                                                              Weighted Average
                                                                             Number              Exercise
                                                                           of Shares               Price
                                                                       -----------------   ------------------------

       As of March 31, 2005                                                  1,084,341                     $ 3.18

          Granted                                                            1,026,767                       5.89
          Exercised                                                          (902,514)                       3.19
          Expired                                                             (98,970)                       2.50
                                                                       -----------------   ------------------------
       As of March 31, 2006                                                  1,109,624                     $ 5.63
                                                                       =================   ========================

      Additional information regarding warrants outstanding as of March 31, 2006 is as follows:

                                Options Outstanding                                   Options Exercisable
      -----------------------------------------------------------------------  -----------------------------------
                                                                 Weighted
                                                Weighted         Average
          Range of                              Average        Contractual                      Weighted Average
       Exercise Price         Options        Exercise Price    Life (years)       Options        Exercise Price
      ------------------  -----------------  --------------- ----------------  ---------------- ------------------

       $ 3.50 - $ 6.00        1,109,624          $5.63             1.93           1,109,624          $5.63

      The estimated fair value of the stock options and warrants issued were determined using Black-Scholes option pricing model with the following assumptions:

                                                                               Year ended           Year ended
                                                                             March 31, 2006       March 31, 2005

       Risk-free interest rate                                                4.01% - 4.51%            3.20%
       Expected option life                                                       2 - 4 year           1 year
       Expected volatility in the price of the Company's common shares          65% - 74%               76%
       Expected dividends                                                           0%                   0%

       Weighted average fair value of options and warrants granted
          during the year                                                     $2.01 - $3.92           $ 2.22

18.   RELATED PARTY TRANSACTIONS

      The Company leases ground fuel tanks and other oil fuel storage facilities and warehouses from Term Oil LLC. The lease expenses for the years ended
      March 31, 2006 and 2005 totaled to $276,055 and $218,428, respectively.
      One of our shareholders is an owner of Term Oil LLC.

      During the years ended March 31, 2006 and 2005, the Company also retained the services of several companies. Expenses for those services totaled to
      $119,720 and $209,685, respectively. The suppliers which rendered services are affiliated with shareholders of the Company.

                                      F-24

BMB MUNAI, INC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

19.   COMMITMENTS AND CONTINGENCIES

      Historical investments by the Government of the Republic of Kazakhstan

      The Government of the Republic of Kazakhstan made historical investments in the ADE Block in the total amount of $5,994,200. When the Company applies for and is granted commercial production rights for the ADE Block, the Company will be required to begin repaying these historical investments to the Government of the Republic of Kazakhstan. The terms of repayment will be negotiated at the time the Company applies for commercial production rights.

      Capital Commitments

      Under the terms of its subsurface exploration contract, Emir Oil LLP is required to spend a total of $32 million in exploration and development activities on the ADE Block. To retain its rights under the contract, the
      Company must spend a minimum of $6 million in 2006 and $4.5 million in
      2007. Company must also comply with the terms of the work program associated with the contract, which includes the drilling of at least six additional new wells by July 9, 2007. The failure to make these minimum capital expenditures or to comply with the terms of the work program could result in the loss of the subsurface exploration contract.

      Litigations

      In December 2003, a lawsuit was filed in Florida naming the Company as one of the defendants. The claim of breach of contract, unjust enrichment, breach of fiduciary duty, conversion and violation of a Florida trade secret statute in connection with a business plan for the development
      Aksaz, Dolinnoe and Emir oil and gas fields owned by Emir Oil LLP. The plaintiffs seek unspecified compensatory and exemplary damages. The parties have mutually agreed to dismiss this lawsuit without prejudice.

      In April 2005, Sokol Holdings, Inc., filed a complaint in United States
      District Court, Southern District of New York alleging that the Company wrongfully induced Mr. Tolmakov, Director of Emir Oil, to breach a contract under which Mr. Tolmakov had agreed to sell to Sokol 70% of his
      90% interest in Emir Oil LLP. Sokol Holdings, Inc. seeks damages in an unspecified amount exceeding $75,000 to be determined at trial, punitive damages, specific performance in the form of an order compelling BMB to relinquish its interest in Emir and the underlying interest in the ADE fields to Sokol Holdings, Inc. and such other relief as the court finds just and reasonable.

                                      F-25

BMB MUNAI, INC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

      In October 2005, Sokol Holdings amended its complaint in New York to add
      Brian Savage and Thomas Sinclair as plaintiffs and adding Credifinance
      Capital, Inc., and Credifinance Securities, Ltd., (collectively
      "Credifinance") as defendants in the matter. The amended complaint alleges tortious interference with contract, specific performance, breach of contract, unjust enrichment, breach of fiduciary duty, conversion, misappropriation of trade secrets, tortuous interference with fiduciary duty and aiding and abetting breach of fiduciary duty in connection with a business plan for the development of the Aksaz, Dolinnoe and Emir oil and gas fields owned by Emir Oil, LLP. The plaintiffs seek damages in an amount to be determined at trial, punitive damages, specific performance and such other relief as the Court finds just and reasonable.

      The Company is confident that the matters shall be resolved in the
      Company's favor. The Company has retained legal counsels to protect its interests. In the opinion of the Company's management and legal counsels, the resolution of those lawsuits will not have a material adverse effect on Company's financial condition, results of operations or cash flows.

      In November 2005, we learned that the Company has been added as a defendant in a lawsuit filed by Bank CenterCredit against Optima Systems,
      LLP, KazOvoshProm Company, LLP and Intexi LLP and a number of other parties. The lawsuit was filed in the Special Interregional Economic Court of Almaty, Kazakhstan. Under Kazakh law, it is illegal for a party to purchase stock of a bank with borrowed funds. The lawsuit alleges that
      Optima Systems, KazOvoshProm Company and Intexi illegally purchased shares of Bank CenterCredit in open market transactions in the Kazakhstan Stock
      Market from a number of parties, including BMB Munai, with borrowed funds.

      Bank CenterCredit has delivered a letter to the Company confirming that it has been joined in this matter to comply with the procedural requirements of Kazakh law. In the letter, the Bank CenterCredit acknowledges that the
      Company acted as a party to the transaction as a good faith seller of shares of the Bank CenterCredit. The Bank CenterCredit further acknowledges that the case has no property or material nature as it relates to BMB Munai. The Bank CenterCredit also guarantees to reimburse the Company for any expenses it may incur in connection with the litigation.

      On June 13, 2006, we learned that the Special Interregional Economic Court of Almaty, Kazakhstan ruled that we had no liability in the lawsuit filed by Bank CenterCredit against Optima Systems, LLP, KazOvoshProm Company,
      LLP and Intexi LLP and others and dismissed us as a defendant in the lawsuit.

      Other than the foregoing, to the knowledge of management, there is no other material litigation or governmental agency proceeding pending or threatened against the Company or management.

                                      F-26

BMB MUNAI, INC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

20.   FINANCIAL INSTRUMENTS

      As of March 31, 2006 marketable securities of $33,095,609 are presented by discount bonds issued by General Electrics Corporation and discount notes issued by Fannie Mae. As of March 31, 2005 marketable securities of
      $788,921, respectively, are held in short term repurchase agreements for securities issued by Kazakhstan banks and Kazakhstan financial institutions. As of March 31, 2006 and 2005 cash and cash equivalents include deposits in Kazakhstan banks in the amount $3,881,255 and
      $9,090,276, respectively. As of March 31, 2006 and 2005 the Company made advance payments to Kazakhstan companies and government bodies in the amount $2,473,985 and $4,301,342, respectively. As of March 31, 2006 and
      2005 trade accounts receivable of $1,675,202 and $132,400, respectively, are with the Kazakhstan companies. As of March 31, 2006 and 2005 restricted cash reflected in the long-term assets consists of $156,454 and
      $60,973, respectively, deposited in a Kazakhstan bank and restricted to meet possible environmental obligations according to the regulations of
      Kazakhstan. Furthermore, the primary asset of the Company is Emir Oil LLP;
      an entity formed under the laws of the Republic Kazakhstan.

21.   SUBSEQUENT EVENTS

      Subsequent to the year ended March 31, 2006, a placement agent exercised stock warrants for 50,100 shares at the exercise price of $5 per share.

      Also, subsequent to the year ended March 31, 2006, a placement agent exercised stock warrants for 916,667 shares at the exercise price of $6 per share.

      In April 2006 the Company repaid it's payables to PGS Reservoir
      Consultants in amount of $ 500,000 as discussed in Note 13.

      On June 20, 2006, Company's Board of Directors approved stock option grants and restricted stock awards to Company's officer and directors and certain employees and consultants of the Company under 2004 Stock
      Incentive Plan. The total number of options and restricted stock grants was 200,000 and 495,000, respectively. The options are exercisable at a price of $7.00 per share, which was the closing price of the Company's common stock on the OTCBB on June 20, 2006. The restricted stock grants were also valued at $7.00 per share. The options will expire three years from the grant date. All of the options and restricted stock grants vested immediately upon grant.

                                      F-27

BMB MUNAI, INC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

22.   SUPPLEMENTARY FINANCIAL INFORMATION ON OIL AND NATURAL GAS EXPLORATION
      DEVELOPMENT AND PRODUCTION ACTIVITIES (unaudited)

      This footnote provides unaudited information required by SFAS No. 69,
      "Disclosures about Oil and Natural Gas Producing Activities." The
      Company's oil and natural gas properties are located in the Republic of
      Kazakhstan, which constitutes one cost center.

      Capitalized Costs - Capitalized costs and accumulated depletion, depreciation and amortization relating to our oil and natural gas producing activities, all of which are conducted in the Republic of
      Kazakhstan, are summarized below:

                                                              March 31, 2006                 March 31, 2005
                                                        ---------------------------    ---------------------------

      Developed oil and natural gas properties                        $ 68,079,938                   $ 49,401,710
      Unevaluated oil and natural gas properties                                 -                              -
      Accumulated depletion, depreciation and
         amortization                                                   (1,396,641)                      (229,406)
                                                        ---------------------------    ---------------------------
      Net capitalized cost                                            $ 66,683,297                   $ 49,172,304
                                                        ===========================    ===========================

      Costs Incurred - Costs incurred in oil and natural gas property acquisition, exploration and development activities are summarized below:

                                                              March 31, 2006                 March 31, 2005
                                                        ---------------------------    ---------------------------

      Acquisition costs:
          Unproved properties                                         $          -                   $          -
          Proved properties                                             20,788,119                     20,788,119
      Exploration costs                                                  6,826,695                      3,373,092
      Development costs                                                 39,540,532                     25,179,526
                                                        ---------------------------    ---------------------------
         Subtotal                                                       67,155,346                     49,340,737
      Asset retirement costs                                               924,592                         60,973
                                                        ---------------------------    ---------------------------
          Total costs incurred                                        $ 68,079,938                   $ 49,401,710
                                                        ===========================    ===========================

      Results of Operations - Results of operations for the Company's oil and natural gas producing activities are summarized below:

                                                            For the year ended             For the year ended
                                                              March 31, 2006                 March 31, 2005
                                                        ---------------------------    ---------------------------

      Oil and natural gas revenues                                     $ 5,956,731                      $ 973,646

      Operating expenses:
         Oil and natural gas operating expenses
           and ad valorem taxes                                            829,514                        404,626
         Accretion expense                                                   5,602                              -
         Depletion expense                                               1,167,235                        229,406
                                                        ---------------------------    ---------------------------
         Results of operations from oil and gas
           producing activities                                        $ 3,954,380                      $ 339,614
                                                        ===========================    ===========================

                                      F-28

BMB MUNAI, INC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

      Reserves - Proved reserves are estimated quantities of oil and natural gas, which geological and engineering data demonstrate with reasonable certainty to be, recoverable in future years from known reservoirs under existing economic and operating conditions. Proved developed reserves are proved reserves that can reasonably be expected to be recovered through existing wells with existing equipment and operating methods. Proved oil and natural gas reserve quantities and the related discounted future net cash flows before income taxes (see Standardized Measure) for the periods presented are based on estimates prepared by Chapman Petroleum Engineering
      Ltd., independent petroleum engineers. Such estimates have been prepared in accordance with guidelines established by the SEC.

      The Company's net ownership in estimated quantities of proved oil reserves, and changes in net proved reserves, all of which are located in the Republic of Kazakhstan, are summarized below:

                                                                 Oil, Condensate and Natural Gas Liquids
                                                                                 (MBbls)
                                                         ---------------------------------------------------------
                                                            For the year ended            For the year ended
                                                              March 31, 2006                March 31, 2005
                                                         -------------------------    ----------------------------

      Proved developed and undeveloped
         reserves
            Beginning of the year                                      13,160,000                               -
            Revisions of previous estimates                               830,522                               -
            Purchase of oil and gas properties                                  -                               -
            Extensions and discoveries                                          -                      13,228,755
            Sales of properties                                                 -                               -
            Production                                                   (242,522)                        (68,755)
                                                         -------------------------    ----------------------------
            End of year                                                13,748,000                      13,160,000
                                                         =========================    ============================

      Proved developed reserves at year end                            11,168,000                      10,580,000
                                                         =========================    ============================

                                      F-29

BMB MUNAI, INC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

      Standardized Measure - The Standardized Measure of Discounted Future Net
      Cash Flows relating to the Company's ownership interests in proved oil reserves for the year ended March 31, 2006 and 2005 is shown below:

                                                            For the year ended             For the year ended
                                                              March 31, 2006                 March 31, 2005
                                                        ---------------------------    ---------------------------

      Future cash inflows                                            $ 493,223,000                  $ 274,607,000
      Future oil and natural gas operating
         expenses                                                       52,092,000                     46,442,000
      Future development costs                                           6,800,000                      7,750,000
      Future income tax expense                                        199,113,000                    134,848,000
                                                        ---------------------------    ---------------------------
      Future net cash flows                                            235,218,000                     85,567,000
      10% discount factor                                              132,573,000                     58,046,000
                                                        ---------------------------    ---------------------------
      Standardized measure of discounted future
         net cash flows                                              $ 102,645,000                  $  27,521,000
                                                        ===========================    ===========================

      Our standardized measure of discounted future net cash flows relating to proved oil reserves was prepared in accordance with the provisions of SFAS
      69. Future cash inflows are computed by applying year end prices of oil and natural gas to year end quantities of proved oil and natural gas reserves. Future oil and natural gas production and development costs are computed by estimating the expenditures to be incurred in producing and developing the proved oil and natural gas reserves at year end, based on year end costs and assuming continuation of existing economic condition.

      Future income tax expenses are calculated by applying appropriate year end tax rates to future pre-tax net cash flows relating to proved oil and natural gas reserves, less the tax basis of properties involved. Future income tax expenses give effect to permanent differences, tax credits and loss carryforwards relating to the proved oil and natural gas reserves.
      Future net cash flows are discounted at a rate of 10% annually to derive the standardized measure of discounted future net cash flows. The
      Standardized Measure of Discounted Future Net Cash Flows is not intended to represent the replacement cost or fair market value of the Company's oil and natural gas properties.

                                      F-30

BMB MUNAI, INC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

      Changes in Standardized Measure - Changes in Standardized Measure of
      Discounted Future Net Cash Flows relating to proved oil reserves are summarized below:

                                                           For the year ended              For the year ended
                                                             March 31, 2006                  March 31, 2005
                                                       ----------------------------    ---------------------------

      Changes due to current year operations:
         Sales of oil and natural gas, net of oil
            and natural gas operating expenses                       $ (5,127,217)                   $   (569,020)
         Sales of oil and natural gas properties                                 -                              -
         Purchase of oil and gas properties                                      -                              -
         Extensions and discoveries                                              -                     77,847,020
      Net change in sales and transfer prices,  net                     67,650,993                              -
      of production costs
      Changes due to revisions of standardized
        variables                                                                -                              -
         Prices and operating expenses                                           -                              -
         Revisions to previous quantity estimates                        9,199,160                              -
         Estimated future development costs                                409,194                              -
         Income taxes                                                  (34,678,000)                   (49,757,000)
         Accretion of discount                                           2,752,100                              -
         Production rates (timing)                                      25,929,078                              -
         Other                                                           8,988,692                              -
                                                       ----------------------------    ---------------------------
      Net Change                                                        75,124,000                     27,521,000
      Beginning of year                                                 27,521,000                              -
                                                       ----------------------------    ---------------------------
      End of year                                                    $ 102,645,000                   $ 27,521,000
                                                       ============================    ===========================

      Sales of oil and natural gas, net of oil and natural gas operating expenses are based on historical pre-tax results. Sales of oil and natural gas properties, extensions and discoveries, purchases of minerals in place and the changes due to revisions in standardized variables are reported on a pre-tax discounted basis, while the accretion of discount is presented on an after tax basis.

                                      F-31

BMB MUNAI, INC.

CONSOLIDATED BALANCE SHEETS

 ---------------------------------------------------------------------------------------------------------------------------

                                                                    Notes             June 30, 2006          March 31, 2006

 ASSETS

CURRENT ASSETS
    Cash and cash equivalents                                         3               $ 14,040,451            $ 18,046,123
    Marketable securities                                             4                 33,456,728              33,095,609
    Trade accounts receivable                                                              603,511               1,675,202
    Inventories                                                       5                  4,748,779               3,239,947
    Prepaid expenses and other assets, net                            6                  7,060,199               2,615,417
                                                                            ----------------------- -----------------------
       Total current assets                                                             59,909,668              58,672,298
                                                                            ----------------------- -----------------------

LONG TERM ASSETS
    Oil and gas properties, full cost method, net                     7                 72,872,721              66,683,297
    Other fixed assets, net                                           8                  1,171,736               1,020,951
    Intangible assets, net                                                                  43,334                  49,656
    Restricted cash                                                                        156,454                 156,454
                                                                            ----------------------- -----------------------
       Total long term assets                                                           74,244,245              67,910,358
                                                                            ----------------------- -----------------------

TOTAL ASSETS                                                                          $134,153,913            $126,582,656
                                                                            ======================= =======================

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
    Accounts payable                                                                  $  5,271,951            $  3,629,338
    Due to reservoir consultants                                                                 -                 500,000
    Taxes payable                                                                          112,590                 145,406
    Accrued liabilities and other payables                                                 142,999                 349,231
                                                                            ----------------------- -----------------------
       Total current liabilities                                                        5,527,540               4,623,975
                                                                            ----------------------- -----------------------

LONG TERM LIABILITIES
    Liquidation fund                                                                       964,197                 924,592
    Deferred income tax liabilities                                                      6,405,285               6,405,285
                                                                            ----------------------- -----------------------
       Total long term liabilities                                                       7,369,482               7,329,877
                                                                            ----------------------- -----------------------

COMMITMENTS AND CONTINGENCIES                                        12                          -                       -

SHAREHOLDERS' EQUITY
    Share capital                                                     9                     43,691                  42,224
    Additional paid in capital                                        9                133,598,388             123,831,007
    Accumulated deficit                                                                (12,385,188)             (9,244,427)
                                                                            ----------------------- -----------------------
       Total shareholders' equity                                                      121,256,891             114,628,804
                                                                            ----------------------- -----------------------

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                                            $134,153,913            $126,582,656
                                                                            ======================= =======================

See notes to the consolidated financial statements.

                                                                F-32

BMB MUNAI, INC.

CONSOLIDATED STATEMENTS OF LOSS

 ------------------------------------------------------------------------------------------------------------------------

                                                                            Three months ended       Three months ended
                                                               Notes           June 30, 2006            June 30, 2005

 REVENUES                                                        10             $  2,345,972              $   662,637

EXPENSES
    Oil and gas operating                                                           414,875                   80,273
    General and administrative                                                    5,367,696                1,001,238
    Depletion                                                                       240,491                  189,778
    Amortization and depreciation                                                    35,145                   30,438
    Accretion expenses                                                               39,605                        -
                                                                       ----------------------  -----------------------
Total expenses                                                                    6,097,812                1,301,727
                                                                       ----------------------  -----------------------

LOSS FROM OPERATIONS                                                             (3,751,840)                (639,090)

OTHER INCOME (EXPENSE)
    Realized gain on marketable securities                                          247,285                   62,779
    Unrealized gain / (loss) on marketable securities                               112,666                   (7,539)
    Foreign exchange gain / (loss), net                                             158,644                (132,415)
    Interest income, net                                                            155,284                   12,022
    Other (expense) / income, net                                                   (62,800)                   6,592
                                                                        ----------------------  -----------------------
Total other income / (expense)                                                      611,079                  (58,561)
                                                                       ----------------------  -----------------------

LOSS BEFORE INCOME TAXES                                                         (3,140,761)                (697,651)

INCOME TAX EXPENSE                                                                        -                        -
                                                                       ----------------------  -----------------------
NET LOSS                                                                       $ (3,140,761)             $  (697,651)
                                                                       ======================  =======================

WEIGHTED AVERAGE COMMON SHARES
   OUTSTANDING -  BASIC AND DILUTED                                              42,792,831               31,750,558

LOSS PER COMMON SHARE (BASIC AND DILUTED)                                      $      (0.07)             $     (0.02)

See notes to the consolidated financial statements.

                                                                F-33

BMB MUNAI, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS
 ------------------------------------------------------------------------------------------------------------------------

                                                                                       Three months      Three months
                                                                                      ended June 30,    ended June 30,
                                                                            Notes          2006              2005

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss                                                                              $ (3,140,761)      $  (697,651)
Adjustments to reconcile net loss to net cash used
  in operating activities:
    Depletion                                                                 7            240,491           189,778
    Depreciation and amortization                                                           35,145            30,438
    Accretion expenses                                                                      39,605                 -
    Stock based compensation expense                                          9          4,010,346                 -
    Unrealized (gain)/loss on marketable securities                                       (112,666)            7,539
Changes in operating assets and liabilities
    (Increase)/decrease in marketable securities                                          (248,453)          288,843
    Decrease in trade accounts receivable                                                1,071,691           131,222
    Increase in inventories                                                             (1,508,832)         (649,078)
    Increase in prepaid expenses and other assets                                       (4,444,782)         (275,174)
    Increase/(decrease) in liabilities                                                     903,566        (1,112,797)
                                                                                     ---------------- ------------------
Net cash used in operating activities                                                   (3,154,650)       (2,086,880)
                                                                                     ---------------- ------------------

CASH FLOWS FROM INVESTING ACTIVITIES:
    Acquisition of oil and gas properties                                     7         (6,392,577)       (6,004,418)
    Acquisition of other fixed assets                                         8           (216,947)          (41,281)
    Acquisition of intangible assets                                                             -           (56,745)
                                                                                     ---------------- ------------------
Net cash used in investing activities                                                   (6,609,524)       (6,102,444)
                                                                                     ---------------- ------------------

CASH FLOWS FROM FINANCING ACTIVITIES:
    Proceeds from sale of common stock                                                           -         5,221,685
    Proceeds from exercise of common stock options and warrants               9          5,758,502           863,933
                                                                                     ---------------- ------------------
Net cash provided by financing activities                                                5,758,502         6,085,618
                                                                                     ---------------- ------------------

NET CHANGE IN CASH AND CASH EQUIVALENTS                                                 (4,005,672)       (2,103,706)
CASH AND CASH EQUIVALENTS at beginning of quarter                                       18,046,123         9,989,632
                                                                                     ---------------- ------------------
CASH AND CASH EQUIVALENTS at end of quarter                                           $ 14,040,451       $ 7,885,926
                                                                                     ================ ==================

See notes to the consolidated financial statements.

                                                        F-34

BMB MUNAI, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

1.    DESCRIPTION OF BUSINESS

      BMB Munai, Inc. (the "Company" or "BMB Munai") was incorporated in Utah in
      July 1981. The Company later changed its domicile to Delaware on February
      7, 1994. Prior to November 26, 2003, the Company existed under the name
      InterUnion Financial Corporation ("InterUnion"). The Company changed its domicile from Delaware to Nevada in December 2004.

      On November 26, 2003, InterUnion executed an Agreement and Plan of Merger
      (the "Agreement") with BMB Holding, Inc. ("BMB"), a private Delaware corporation, formed for the purpose of acquiring and developing oil and gas fields in the Republic of Kazakhstan. As a result of the merger, the shareholders of BMB obtained control of the Company. BMB was treated as the acquiror for accounting purposes. A new board of directors was elected that was comprised primarily of the former directors of BMB Holding, Inc.

      The Company's consolidated financial statements presented are a continuation of BMB, and not those of InterUnion Financial Corporation, and the capital structure of the Company is now different from that appearing in the historical financial statements of InterUnion Financial
      Corporation due to the effects of the recapitalization.

      The Company has a representative office in Almaty, Republic of Kazakhstan.

      From inception (May 6, 2003) through January 1, 2006 the Company had minimal operations and was considered to be in the development stage. From
      January 1, 2006 the Company started to generate significant revenues and is no longer in the development stage.

2.    SIGNIFICANT ACCOUNTING POLICIES

      The consolidated financial information from the Quarterly Report on Form
      10-Q included herein is unaudited, except for the balance sheet as of
      March 31, 2006, which is derived from the Company's audited consolidated financial statements for the year ended March 31, 2006. However, such information includes all adjustments (consisting solely of normal recurring adjustments), which are, in the opinion of management, necessary for a fair statement of the results of operations for the interim periods.
      The consolidated results of operations for the interim period are not necessarily indicative of the consolidated results to be expected for an entire year.

      Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States have been condensed or omitted in the Form 10-Q Report pursuant to certain rules and regulations of the
      Securities and Exchange Commission. These consolidated financial statements should be read in conjunction with the consolidated financial statements and notes included in our March 31, 2006 Form 10-KSB Report.

      The accounting principles applied are consistent with those as set out in the Company's annual Consolidated Financial Statements for the year ended
      March 31, 2006.

                                      F-35

      Basis of consolidation

      The Company's consolidated financial statements present the consolidated results of BMB Munai, Inc., and its wholly owned subsidiary, Emir Oil LLP
      (hereinafter collectively referred to as the "Company"). All significant inter-company balances and transactions have been eliminated from the
      Consolidated Financial Statements.

      All transactions of Emir Oil LLP from the date of its acquisition by BMB
      (June 7, 2003) through June 30, 2006 are reflected in the Consolidated
      Financial Statements and Notes to the Consolidated Financial Statements.

      Use of estimates

      The preparation of Consolidated Financial Statements in conformity with US
      GAAP requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and the disclosures of contingent assets and liabilities at the date of the Consolidated
      Financial Statements and revenues and expenses during the reporting year.
      Accordingly, actual results could differ from those estimates and affect the results reported in these Consolidated Financial Statements.

      Licences and contracts

      Emir Oil LLP is the operator of the Aksaz, Dolinnoe and Emir oil and gas fields in western Kazakhstan (the "ADE Block", the "ADE Fields"). The
      Government of the Republic of Kazakhstan (the "Government") initially issued the license to Zhanaozen Repair and Mechanical Plant on April 30,
      1999. On September 23, 2002, the license was assigned to Emir Oil LLP. On
      June 9, 2000, the contract for exploration of the Aksaz, Dolinnoe and Emir oil and gas fields was entered into between the Agency of the Republic of
      Kazakhstan on Investments and the Zhanaozen Repair and Mechanical Plant.
      On September 23, 2002, the contract was assigned to Emir Oil LLP. On
      September 10, 2004 the Government extended the term of the Contract for exploration and License from five years to seven years through July 9,
      2007. On December 7, 2004 the Government assigned to Emir Oil LLP exclusive right to explore the additional territory during the remaining term of the License. To move from the exploration and development stage to the commercial production stage, the Company must apply for and be granted a commercial production contract. The Company is legally entitled to receive this commercial production contract and has an exclusive right to negotiate this Contract and the Government is obligated to conduct these negotiations under the Law of Petroleum in Kazakhstan. If the Company does not move from the exploration and development stage to the commercial production stage, it has the right to produce and sell oil, including export oil, under the Law of Petroleum for the term of its existing contract, which may be extended for an additional two-year term.

      Foreign currency translation

      Transactions denominated in foreign currencies are reported at the rates of exchange prevailing at the date of the transaction. Monetary assets and liabilities denominated in foreign currencies are translated to U.S.
      dollars at the rates of exchange prevailing at the balance sheet dates.
      Any gains or losses arising from a change in exchange rates subsequent to the date of the transaction are included as an exchange gain or loss in the Consolidated Statements of Loss.

                                      F-36

      Share-based compensation

      The Company accounts for options granted to non-employees at their fair value in accordance with SFAS No. 123R and EITF 96-18, Accounting for
      Stock-Based Compensation. Under SFAS No. 123, share-based compensation is determined as the fair value of the equity instruments issued. The measurement date for these issuances is the earlier of the date at which a commitment for performance by the recipient to earn the equity instruments is reached or the date at which the recipient's performance is complete.
      Stock options granted to the "selling agents" in the private equity placement transactions have been offset to the proceeds as a cost of capital. Stock options and stocks granted to other non-employees are recognized in the Consolidated Statements of Loss.

      The Company has a stock option plan as described in Note 9. Compensation expense for options and stocks granted to employees is determined based on their fair values at the time of grant, the cost of which is recognized in the Consolidated Statements of Loss over the vesting periods of the respective options.

      Risks and uncertainties

      The ability of the Company to realize the carrying value of its assets is dependent on being able to develop, transport and market oil and gas.
      Currently exports from the Republic of Kazakhstan are primarily dependent on transport routes either via rail, barge or pipeline, through Russian territory. Domestic markets in the Republic of Kazakhstan historically and currently do not permit world market price to be obtained. However, management believes that over the life of the project, transportation options will be improved by further increases in the capacity of the transportation options.

      Recognition of revenue and cost

      Revenue and associated costs from the sale of oil are charged to the period when goods were shipped or when ownership title transferred.
      Produced but unsold products are recorded as inventory until sold.

      Income taxes

      The Company accounts for income taxes using the liability method. Under the liability method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under the liability method, the effect on previously recorded deferred tax assets and liabilities resulting from a change in tax rates is recognized in earnings in the period in which the change is enacted.

      Cash and cash equivalents

      The Company considers all demand deposits and money market accounts purchased with an original maturity of three months or less to be cash and cash equivalents. The fair value of cash and cash equivalents approximates their carrying amounts due to their short-term maturity.

                                      F-37

      Marketable securities

      Marketable securities represent debt and equity securities held-for-trading that are acquired principally for the purpose of generating a profit from short-term fluctuations in price. Trading securities are initially recorded at cost, which approximates fair value of the consideration given, and subsequently measured at fair value. The
      Company uses quoted market prices to determine fair value for the
      Company's marketable securities. When reliable market prices are not available fair value is determined by reference to price quotations for similar instruments traded in different markets or management's estimates of the amounts that can be realized from an orderly disposition over a period of time, assuming current market conditions. Fair value adjustment on trading securities is recognized in profit and loss for the period.

      Trade accounts receivable and prepaid expenses

      Accounts receivable and prepaid expenses are stated at their net realizable values after deducting provisions for uncollectable amounts.
      Such provisions reflect either specific cases or estimates based on evidence of collectability. The fair value of accounts receivable and prepaid expense accounts approximates their carrying amounts due to their short-term maturity.

      Inventories

      Inventories of equipment for development activities, tangible drilling materials required for drilling operations, spare parts, diesel fuel, and various materials for use in oil field operations are recorded at the lower of cost and net realizable value. Under the full cost method, inventory is transferred to oil and gas properties when used in exploration, drilling and development operations in oilfields.

      Inventories of crude oil are recorded at the lower of cost or net realizable value. Cost comprises direct materials and, where applicable, direct labor costs and overhead, which has been incurred in bringing the inventories to their present location and condition. Cost is calculated using the weighted average method. Net realizable value represents the estimated selling price less all estimated costs to completion and costs to be incurred in marketing, selling and distribution.

      The Company periodically assesses its inventories for obsolete or slow moving stock and records an appropriate provision, if there is any.

      Oil and gas properties

      The Company follows the full cost method of accounting for its costs of acquisition, exploration and development of oil and gas properties.

      Under full cost accounting rules, the net capitalized costs of evaluated oil and gas properties shall not exceed an amount equal to the present value of future net cash flows from estimated production of proved oil and gas reserves, based on current economic and operating conditions, including the use of oil and gas prices as of the end of the period.

      Given the volatility of oil and gas prices, it is reasonably possible that the estimate of discounted future net cash flows from proved oil and gas reserves could change. If oil and gas prices decline, even if only for a short period of time, it is possible that impairments of oil and gas properties could occur. In addition, it is reasonably possible that impairments could occur if costs are incurred in excess of any increases in the cost ceiling, revisions to proved oil and gas reserves occur, or if properties are sold for proceeds less than the discounted present value of the related proved oil and gas reserves.

                                      F-38

      All geological and geophysical studies, with respect to the ADE Block, have been capitalized as part of the oil and gas properties.

      The Company's oil and gas properties primarily include the value of the license and other capitalized costs.

      Depletion of producing properties is computed using the unit-of-production method based on estimated proved reserves.

      Liquidation fund

      Liquidation fund (site restoration and abandonment liability) is related primarily to the conservation and liquidation of the Company's wells and similar activities related to its oil and gas properties, including site restoration. Management assessed an obligation related to these costs with sufficient certainty based on internally generated engineering estimates, current statutory requirements and industry practices. The Company recognized the estimated fair value of this liability. These estimated costs were recorded as an increase in the cost of oil and gas assets with a corresponding increase in the liquidation fund. The oil and gas assets related to liquidation fund are depreciated on the unit-of-production basis separately for each field. An accretion expense, resulting from the changes in the liability due to passage of time by applying an interest method of allocation to the amount of the liability, is recorded as accretion expenses in the Consolidated Statement of Loss.

      The adequacies of the liquidation fund are periodically reviewed in the light of current laws and regulations, and adjustments made as necessary.

      Other fixed assets

      Other fixed assets are valued at historical cost adjusted for impairment loss less accumulated depreciation. Historical cost includes all direct costs associated with the acquisition of the fixed assets.

      Depreciation of other fixed assets is calculated using the straight-line method based upon the following estimated useful lives:

         Buildings and improvements                       7-10 years
         Machinery and equipment                          6-10 years
         Vehicles                                          3-5 years
         Office equipment                                  3-5 years
         Other                                             2-7 years

      Maintenance and repairs are charged to expense as incurred. Renewals and betterments are capitalized.

      Other fixed assets of the Company are evaluated for impairment. If the sum of expected undiscounted cash flows is less than net book value, unamortized costs of other fixed assets will be reduced to a fair value.

      Intangible assets

      Intangible assets include accounting and other software. Amortization of intangible assets is calculated using straight-line method upon estimated useful life ranging from 3 to 4 years.

                                      F-39

      Restricted cash

      Restricted cash includes funds deposited in a Kazakhstan bank and is restricted to meet possible environmental obligations according to the regulations of the Republic of Kazakhstan.

3.    CASH AND CASH EQUIVALENTS

      As of June 30, 2006 and March 31, 2006 cash and cash equivalents included:

                                                                                    June 30, 2006         March 31, 2006

       US Dollars                                                                    $ 13,811,057          $ 17,863,455
       Foreign currency                                                                   229,394               182,668
                                                                                    --------------        --------------
                                                                                     $ 14,040,451          $ 18,046,123
                                                                                    ==============        ==============

4.    MARKETABLE SECURITIES

      Marketable securities as of June 30, 2006 and March 31, 2006 were as follows:

                                                                                    June 30, 2006         March 31, 2006

        General Electric Corporation corporate commercial papers                     $ 22,297,166          $ 22,064,587
        Rabobank USA corporate commercial papers                                       11,159,562                     -
        Fannie Mae discount notes                                                               -            11,031,022
                                                                                    --------------        --------------
                                                                                     $ 33,456,728          $ 33,095,609
                                                                                    ==============        ==============

5.    INVENTORIES

      Inventories as of June 30, 2006 and March 31, 2006 were as follows:

                                                                                    June 30, 2006         March 31, 2006

       Construction material                                                         $  4,324,289          $  3,069,144
       Spare parts                                                                         32,889                13,486
       Crude oil produced                                                                  12,745                 8,840
       Other                                                                              378,856               148,477
                                                                                    --------------        --------------
                                                                                     $  4,748,779          $  3,239,947
                                                                                    ==============        ==============
                                      F-40

6.    PREPAID EXPENSES AND OTHER ASSETS, NET

      Prepaid expenses and other assets, net, as of June 30, 2006 and March 31,
      2006 were as follows:

                                                                                    June 30, 2006         March 31, 2006

       Advances for material                                                         $  3,097,664          $    712,526
       Advances for services                                                            2,069,746               452,839
       VAT recoverable                                                                  1,891,075             1,335,971
       Other                                                                              213,189               309,533
       Reserves against uncollectible advances and prepayments                           (211,475)             (195,452)
                                                                                    --------------        --------------
                                                                                     $  7,060,199          $  2,615,417
                                                                                    ==============        ==============

7.    OIL AND GAS PROPERTIES, FULL COST METHOD, NET

      Oil and gas properties, full cost method, net, as of June 30, 2006 and
      March 31, 2006 were as follows:

                                                                                    June 30, 2006         March 31, 2006

       Subsoil use rights                                                            $ 20,788,119          $ 20,788,119
       Cost of drilling wells                                                          18,258,509            14,895,604
       Professional services received in exploration and development
         activities                                                                    11,106,862            10,600,327
       Material and fuel used in exploration and development activities                 7,582,912             6,840,976
       Geological and geophysical                                                       1,710,975             1,432,418
       Infrastructure development costs                                                 1,425,334             1,412,999
       Other capitalized costs                                                         13,637,142            12,109,495
       Accumulated depletion                                                           (1,637,132)           (1,396,641)
                                                                                    --------------        --------------
                                                                                     $ 72,872,721          $ 66,683,297
                                                                                    ==============        ==============

8.    OTHER FIXED ASSETS, NET

                                 Construction     Machinery       Vehicles        Office          Other          Total
                                                and equipment                    equipment
      Cost
      at March 31, 2006            $ 149,272      $ 372,427       $ 432,121      $ 206,890      $ 148,645    $ 1,309,355
       Additions                       4,123         27,612         127,311         34,087         23,814        216,947
       Disposals                           -              -               -              -              -              -
                               ------------------------------ -------------- ---------------------------------------------
      at June 30, 2006               153,395        400,039         559,432        240,977        172,459      1,526,302
                               ------------------------------ -------------- ---------------------------------------------

      Accumulated depreciation
      at March 31, 2006               24,922         26,187         152,719         51,650         32,926        288,404
       Charge for the period           5,010          5,695          32,242         18,298          4,917         66,162
       Disposals                           -              -               -              -              -              -
                               ------------------------------ -------------- ---------------------------------------------
      at June 30, 2006                29,932         31,882         184,961         69,948         37,843        354,566
                               ------------------------------ -------------- ---------------------------------------------

      Net book value at March
        31, 2006                   $ 124,350      $ 346,240       $ 279,402      $ 155,240      $ 115,719    $ 1,020,951
                               ============================== ============== =============================================

      Net book value at
        June 30, 2006              $ 123,463      $ 368,157       $ 374,471      $ 171,029      $ 134,616    $ 1,171,736
                               ============================== ============== =============================================

                                      F-41

      In accordance with SFAS No. 19, Financial Accounting and Reporting by Oil and Gas Producing Companies, depreciation related to support equipment and facilities used in exploration and development activities in the amount of
      $37,337 was capitalized to oil and gas properties for the quarter ended
      June 30, 2006.

9.    SHARE AND ADDITIONAL PAID IN CAPITAL

      Common and preferred stock as of June 30, 2006 and March 31, 2006 were as follows:

                                                                June 30, 2006           March 31, 2006
            Preferred stock, $0.001 par value
            Authorized                                             20,000,000             20,000,000
            Issued and outstanding                                          -                      -

            Common stock, $0.001 par value
            Authorized                                            500,000,000            100,000,000
            Issued and outstanding                                 43,690,652             42,223,685

      On June 21, 2006 the Company filed Certificate of Amendment to BMB Munai,
      Inc. Articles of Incorporation with the Nevada Secretary of State to increase the Company's authorized common stock from 100,000,000 to
      500,000,000 shares. Authorized preferred stock remained unchanged.

      Share-Based Compensation

      During the fiscal year ended March 31, 2005 the shareholders of the
      Company approved an incentive stock option plan (the "Plan") under which directors, officers and key personnel may be granted options to purchase common shares of the Company, as well as other stock based awards.
      5,000,000 common shares were reserved for issuance under the Plan. The
      Board determines the terms of options and other awards made under the
      Plan. Under the terms of the Plan, no incentive stock options shall be granted with an exercise price at a discount to the market.

      Common Stock

      On June 20, 2006 the Company granted common stock to officers and directors and certain employees and consultants of the Company under the
      Plan. The total number of restricted common shares granted was 495,000.
      The restricted stock grants were valued at $7.00 per share. All of the restricted stock grants vested immediately upon grant. Compensation expense in the amount of $3,465,000 was recognized in the Consolidated
      Statements of Loss and Consolidated Balance Sheet.

      Stock Options

      On June 20, 2006 the Company granted stock options to directors of the
      Company under the Plan. The total number of options was 200,000. The options are exercisable at a price of $7.00 per share. The options will expire three years from the grant date. All of the options vested immediately upon grant. Compensation expense for options granted is determined based on their fair values at the time of grant, the cost of which in the amount of $545,346 was recognized in the Consolidated
      Statements of Loss and Consolidated Balance Sheet.

      On November 12, 2004 the Company granted stock options to its former corporate secretary for past services rendered. These options grant the employee the right to purchase up to 60,000 shares of the Company's common stock at an exercise price of $4.00 per share. The options vested immediately and expire five years from the date of grant. In April 2006, options to acquire 7,200 common shares were exercised.

                                      F-42

      Stock options outstanding and exercisable as of June 30, 2006 were as follows:

                                                                                              Weighted Average
                                                                       Number of Shares           Exercise
                                                                                                    Price
                                                                       -----------------   ------------------------

       As of March 31, 2006                                                    980,783                     $ 4.97

          Granted                                                              200,000                       7.00
          Exercised                                                             (7,200)                      4.00
          Expired                                                                    -                          -
                                                                       -----------------   ------------------------
       As of June 30, 2006                                                   1,173,583                     $ 5.33
                                                                       =================   ========================

      Additional information regarding outstanding options as of June 30, 2006 was as follows:

                                Options Outstanding                                   Options Exercisable
      ------------------------------------------------------------------------------------------------------------
                                                                Weighted
                                                Weighted         Average
          Range of                              Average        Contractual                      Weighted Average
       Exercise Price         Options        Exercise Price    Life (years)       Options        Exercise Price
      ------------------  -----------------  --------------- ---------------------------------- ------------------
       $ 4.00 - $ 7.40        1,173,583           $5.33            4.15          1,173,583            $5.33

      The estimated fair value of the stock options issued were determined using
      Black-Scholes option pricing model with the following assumptions:

                                                                              Three months          Year ended
                                                                             ended June 30,       March 31, 2006
                                                                                  2006

       Risk-free interest rate                                                    5.23%            4.01% - 4.51%
       Expected option life                                                      2 years            2 - 4 years
       Expected volatility in the price of the Company's common shares             65%               65% - 74%
       Expected dividends                                                           0%                  0%

       Weighted average fair value of options and warrants granted
          during the period                                                       $2.73            $2.01 - $3.92

      Warrants

      On April 12, 2005, the Company granted warrants to placement agents in connection with funds raised on the Company's behalf. These warrants granted the placement agents the right to purchase up to 110,100 shares of the Company's common stock at an exercise price of $5.00 per share. These warrants have been offset to the proceeds as a cost of capital. In October
      2005, warrants to purchase 60,000 shares were exercised. In April 2006, the remaining warrants to purchase 50,100 shares were exercised.

      On December 31, 2005, the Company granted warrants to placement agents in connection with funds raised on the Company's behalf. These warrants granted the placement agents the right to purchase up to 916,667 shares of the Company's common stock at an exercise price of $6.00 per share. These warrants have been offset to the proceeds as a cost of capital. On May 13,
      2006 these warrants were exercised.

                                      F-43

      Warrants outstanding and exercisable as of June 30, 2006 were as follows:

                                                                                              Weighted Average
                                                                       Number of Shares           Exercise
                                                                                                    Price
                                                                       -----------------   ------------------------

       As of March 31, 2006                                                  1,109,624                     $ 5.63

          Granted                                                                    -                          -
          Exercised                                                           (966,767)                      5.95
          Expired                                                                    -                          -
                                                                       -----------------   ------------------------
       As of June 30, 2006                                                     142,857                     $ 3.50
                                                                       =================   ========================

      Additional information regarding warrants outstanding as of June 30, 2006 was as follows:

                               Warrants Outstanding                                  Warrants Exercisable
      ------------------------------------------------------------------------------------------------------------
                                                                 Weighted
                                                Weighted         Average
          Range of                              Average        Contractual                       Weighted Average
       Exercise Price         Warrants       Exercise Price    Life (years)       Warrants        Exercise Price
      ------------------  -----------------  --------------- ----------------- ---------------- ------------------
           $ 3.50              142,857            $3.50            5.01           142,857             $3.50

10.   REVENUES

                                                                                  Three months           Three months
                                                                                 ended June 30,         ended June 30,
                                                                                      2006                   2005

       Export sales                                                                  $ 2,345,972           $          -
       Domestic sales                                                                         -                 662,637
                                                                               -------------------    -------------------
                                                                                     $ 2,345,972           $    662,637
                                                                               ===================    ===================

11.   RELATED PARTY TRANSACTIONS

      The Company leases ground fuel tanks and other oil fuel storage facilities and warehouses from Term Oil LLC. The lease expenses for the three months ended June 30, 2006 and 2005, totaled to $60,514 and $55,240, respectively. One of our major shareholders is an owner of Term Oil LLC.

      During the quarters ended June 30, 2006 and 2005, the Company also retained the services of several companies. Expenses for those services totaled to $10,426 and $35,769, respectively. The suppliers that rendered these services are affiliated with one of the major shareholders of the
      Company.

      During the three months ended June 30, 2005, the Company retained the services of TatArka LLC. TatArka LLC was paid $2,150,562 advance payment to obtain 3D seismic data of extended territory. TatArka LLC is a subsidiary of a company that, at the time, shared a major shareholder with the Company.

      During the three months ended June 30, 2005, Zhanaozen Repair and
      Mechanical Plant Ltd was paid $22,399 advance payment for inventory supply. Zhanaozen Repair and Mechanical Plant Ltd is an affiliated party with one of the major shareholders of the Company.

                                      F-44

12.   COMMITMENTS AND CONTINGENCIES

      Historical investments by the Government of the Republic of Kazakhstan

      The Government of the Republic of Kazakhstan made historical investments in the ADE Block in total amount of $5,994,200 in relation to ADE Block and $5,350,680 in relation to the Extended Territory. When the Company applies for and is granted commercial production rights for the ADE Block and Extended Territory, the Company will be required to begin repaying these historical investments to the Government of the Republic of
      Kazakhstan. The terms of repayment will be negotiated at the time the
      Company applies for commercial production rights.

      Capital Commitments

      Under the terms of its subsurface exploration contract, Emir Oil LLP is required to spend a total of $32 million in exploration and development activities on the ADE Block. To retain its rights under the contract, the
      Company must spend a minimum of $6 million in 2006 and $4.5 million in
      2007. The Company must also comply with the terms of the work program associated with the contract, which includes the drilling of at least six additional new wells by July 9, 2007. The failure to make these minimum capital expenditures or to comply with the terms of the work program could result in the loss of the subsurface exploration contract.

      Litigation

      In December 2003, a lawsuit was filed in Florida naming the Company as one of the defendants. The claim of breach of contract, unjust enrichment, breach of fiduciary duty, conversion and violation of a Florida trade secret statute in connection with a business plan for the development
      Aksaz, Dolinnoe and Emir oil and gas fields owned by Emir Oil LLP. The plaintiffs seek unspecified compensatory and exemplary damages. The parties have mutually agreed to dismiss this lawsuit without prejudice.

      In April 2005, Sokol Holdings, Inc., filed a complaint in United States
      District Court, Southern District of New York alleging that the Company wrongfully induced Mr. Tolmakov, Director of Emir Oil, to breach a contract under which Mr. Tolmakov had agreed to sell to Sokol 70% of his
      90% interest in Emir Oil LLP. Sokol Holdings, Inc. seeks damages in an unspecified amount exceeding $75,000 to be determined at trial, punitive damages, specific performance in the form of an order compelling BMB to relinquish its interest in Emir and the underlying interest in the ADE fields to Sokol Holdings, Inc. and such other relief as the court finds just and reasonable.

      In October 2005, Sokol Holdings amended its complaint in New York to add
      Brian Savage and Thomas Sinclair as plaintiffs and adding Credifinance
      Capital, Inc., and Credifinance Securities, Ltd., (collectively
      "Credifinance") as defendants in the matter. The amended complaint alleges tortious interference with contract, specific performance, breach of contract, unjust enrichment, breach of fiduciary duty, conversion, misappropriation of trade secrets, tortuous interference with fiduciary duty and aiding and abetting breach of fiduciary duty in connection with a business plan for the development of the Aksaz, Dolinnoe and Emir oil and gas fields owned by Emir Oil, LLP. The plaintiffs seek damages in an amount to be determined at trial, punitive damages, specific performance and such other relief as the Court finds just and reasonable.

      The Company is confident that the matters shall be resolved in the
      Company's favor. The Company has retained legal counsels to protect its interests. In the opinion of the Company's management and legal counsels, the resolution of those lawsuits will not have a material adverse effect on Company's financial condition, results of operations or cash flows.

      Other than the foregoing, to the knowledge of management, there is no other material litigation or governmental agency proceeding pending or threatened against the Company or management.

                                      F-45

13.   FINANCIAL INSTRUMENTS

      As of June 30, 2006 and March 31, 2006 marketable securities of
      $33,456,728 and $33,095,609, respectively, are presented by discount bonds issued by General Electric Corporation and Rabobank USA and discount notes issued by Fannie Mae.

      As of June 30, 2006 and March 31, 2006 cash and cash equivalents include deposits in Kazakhstan banks in the amount $1,665,031 and $3,881,255, respectively. As of June 30, 2006 and March 31, 2006 the Company made advance payments to Kazakhstan companies and government bodies in the amount $6,854,815 and $2,473,985, respectively. As of June 30, 2006 and
      March 31, 2006 trade accounts receivable of $0 and $1,675,202, respectively, are with the Kazakhstan companies. As of June 30, 2006 and
      March 31, 2006 restricted cash reflected in the long-term assets consists of $156,454 and $156,454, respectively, deposited in a Kazakhstan bank and restricted to meet possible environmental obligations according to the regulations of Kazakhstan. Furthermore, the primary asset of the Company is Emir Oil LLP; an entity formed under the laws of the Republic
      Kazakhstan.

                                      F-46

Proxy - BMB Munai, Inc.

 Annual Meeting of Stockholders - October 5, 2006

 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
 The undersigned hereby appoints Boris Cherdabayev and Adam Cook, severally, as
Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all of the shares of Common Stock of BMB MUNAI, INC., of record in the name of the undersigned at the close of business on August 29, 2006, which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company and at
any and all adjournments thereof, with respect to the matters set forth on the reverse side and described in the Notice of Annual Meeting and Proxy Statement
dated September 7, 2006, receipt of which is acknowledged.

This Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder(s). IF NO INDICATION IS MADE, THIS PROXY WILL BE
VOTED FOR PROPOSALS 1 and 2.

 PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED
POSTAGE PRE-PAID ENVELOPE.

                            (Please See Reverse Side)

[Name and address of shareholder]

                                                  [ ] Mark this box with an X if
                                                  you have made changes to
                                                  your name or address details
                                                  above.

Annual Meeting Proxy Card

  [A]    Proposal for the Election of Directors

    1.    The Board of Directors recommends a vote FOR the listed nominees.

                                                For           Withhold
      01 - Stephen Smoot                        [ ]              [ ]

      02 - Leonard Stillman                     [ ]              [ ]

      ----------------------                    [ ]              [ ]

      ----------------------                    [ ]              [ ]

 [B]    Other Proposals

       The Board of Directors recommends a vote FOR the following proposals.

                                                                 For         Against          Abstain

2.    IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE
      UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE
      MEETING OR ANY AND ALL ADJOURNMENTS THEREOF.               [ ]            [ ]              [ ]

[C]   Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

              Signature 1                                     Signature 2                          Date (mm/dd/yyyy)

     ______________________________________          _______________________________________        /         / 2006